PROSPECTUS SUPPLEMENT
(To Prospectus dated September 18, 1997)

                          Merrill Lynch Depositor, Inc.
                                    Depositor
                          2,500,000 TRUST CERTIFICATES
                               ($10 STATED AMOUNT)
                    PUBLIC STEERS(R) SERIES 1998 TRV-C1 TRUST
             PUBLIC STEERS(R) TRUST CERTIFICATES, SERIES 1998 TRV-C1
        (Underlying Securities Will Be 7 3/4% Trust Preferred Securities
                         Issued By Travelers Capital II
     And Guaranteed To The Extent Set Forth Herein By Travelers Group Inc.)

         Each Public STEERS(R) Trust Certificate, Series 1998 TRV-C1, offered hereby (collectively, the "Trust Certificates") represents a beneficial interest in a trust (the "Trust") formed pursuant to the Standard Terms for Trust
Agreements (the "Standard Terms"), dated as of February 20, 1998, between Merrill Lynch Depositor, Inc. (the "Depositor") and United States Trust Company, as trustee (the "Trustee") and as securities intermediary (the "Securities Intermediary"), as amended and supplemented by the Series 1998 TRV-C1 Supplement (the "Series Supplement"), to be dated as of March 27, 1998, between the Depositor and the Trustee and Securities Intermediary (together with the Standard Terms, the "Trust Agreement").

         The principal assets of the Trust will be 25,000 7 3/4% Trust Preferred Securities (liquidation value $1,000 per Trust Preferred Security) (the
"Underlying Securities") issued by Travelers Capital II (the "Underlying Securities Issuer") and guaranteed to the extent set forth herein by Travelers Group Inc. (the "Underlying Securities Guarantor"), having the characteristics described herein under "Description of the Underlying Securities". Neither the Underlying Securities Issuer nor the Underlying Securities Guarantor is participating in, nor will either receive any proceeds in connection with, the offering of the Trust Certificates, and neither is an affiliate of the Depositor. The Underlying Securities were originally issued and sold as part of a public offering that commenced on November 27, 1996. The Underlying Securities will be deposited by the Depositor into the Trust for the benefit of the holders of the Trust Certificates (the "Trust Certificateholders").

         This Prospectus Supplement sets forth certain relevant terms with respect to the Underlying Securities, but does not provide detailed information with respect to the Underlying Securities, the Underlying Securities Issuer or the Underlying Securities Guarantor. This Prospectus Supplement relates only to the Trust Certificates offered hereby and does not relate to the Underlying Securities. All disclosure contained herein with respect to the Underlying Securities Issuer, the Underlying Securities Guarantor, and the Underlying Securities is derived from pub-licly available documents.

         The holders of the Trust Certificates will be entitled to receive, on June 1 and December 1 of each year (or if such date is not a Business Day, the next succeeding Business Day) (each, a "Distribution Date"), commencing June 1, 1998 and ending on the Final Scheduled Distribution Date (as defined below), the distributions received, if any, on the Underlying Securities, which, subject to deferral as described herein, will be distributions at a rate of 7.75% per annum on the stated amount of the Trust Certificates commencing upon initial issuance of the Trust Certificates and a distribution of the stated amount on December 1, 2036. The last day on which distributions on the Certificates are scheduled to be made is December 1, 2036 (the "Final Scheduled Distribution Date"), unless the Final Scheduled Distribution Date is advanced as set forth herein.
All distributions on the Trust Certificates will be made on a pro rata basis.

         It is a condition to the issuance of the Trust Certificates that the Trust Certificates have ratings assigned by Moody's Investors Service, Inc. ("Moody's") and by Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies ("S&P"), equivalent to the ratings of the Underlying Securities, which, as of the date of this Prospectus Supplement were "aa3" by Moody's and "A+" by S&P.

                         (cover continued on next page)

         The Trust Certificates have been approved for listing on the New York Stock Exchange ("NYSE") under the symbol "FWJ".

                Prospective investors should consider the factors
                     set forth herein under "Risk Factors",
                          beginning herein on page S-12
                   and beginning in the Prospectus on page 7.

             THE TRUST CERTIFICATES REPRESENT INTERESTS IN THE TRUST
          ONLY AND DO NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN THE
                       DEPOSITOR OR ANY OF ITS AFFILIATES.
                THE TRUST CERTIFICATES DO NOT REPRESENT A DIRECT
                OBLIGATION OF THE UNDERLYING SECURITIES ISSUER OR
                             ANY OF ITS AFFILIATES.


  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
            ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE
                 PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.


=====================================================================================================================
                                                                        Underwriter's
                                         Price to Investors             Discounts or              Proceeds to Trust
                                                                         Commissions
Per Trust Certificate............... $10.75                      $0.20                       $10.55
Total............................... $26,875,000                 $500,000                    $26,375,000
=====================================================================================================================

         The Trust Certificates are offered by the Underwriter, subject to prior sale, when, as and if delivered to and accepted by it, and subject to approval of certain legal matters by counsel for the Underwriter and certain other conditions. The Underwriter reserves the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the Trust Certificates will be made in New York, New York on or about March 27, 1998 (the "Closing Date") against payment therefor in immediately available funds.


                                -----------------

                               Merrill Lynch & Co.
                                -----------------

            The date of this Prospectus Supplement is March 24, 1998.

                             (cover page continued)

         As and to the extent described herein, collections received by the Trustee with respect to the Underlying Securities will be distributed to Trust Certificateholders in the manner and priority described herein.

         The Trust Certificates initially will be represented by certificates registered in the name of Cede & Co. ("Cede"), as nominee of The Depository Trust Company (the "Depositary" or "DTC"). The interests of beneficial owners of such Trust Certificates will be represented by book entries on the records of persons that have accounts with DTC for such Global Security ("Participants"). Definitive certificates will be available for such Trust Certificates only under the limited circumstances described herein. See "Description of the Trust Certificates--Definitive Trust Certificates".

         THE TRUST CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT WILL CONSTITUTE A SEPARATE SERIES OF TRUST CERTIFICATES BEING OFFERED BY THE DEPOSITOR PURSUANT TO ITS PROSPECTUS DATED SEPTEMBER 18, 1997, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING WHICH IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. IN PARTICULAR, INVESTORS SHOULD CONSIDER CAREFULLY THE FACTORS SET FORTH UNDER "RISK FACTORS" IN THE PROSPECTUS AND IN THIS PROSPECTUS SUPPLEMENT.

         For definitions of certain terms used herein, refer to "Index of Defined Terms", beginning on page I-1 of the Prospectus.

                          PROSPECTUS SUPPLEMENT SUMMARY

         The following summary of certain information does not purport to be complete and is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement or, to the extent not defined herein, have the meanings assigned to such terms in the Prospectus. See "Index of Defined Terms".


                                              THE TRUST CERTIFICATES

SECURITIES OFFERED.........   The 7  3/4%  Public STEERS(R) Trust  Certificates,
                              Series 1998 TRV- C1,  with a stated  amount of $10
                              per Trust Certificate (the "Trust  Certificates").
                              The   Trust    Certificates   each   represent   a
                              proportionate undivided beneficial interest in certain distributions to be made by the Trust, will be issued pursuant to the Trust Agreement and will consist of a single Class offered hereby.
                              Payments on the Trust Certificates will be derived solely from the Underlying Securities.

THE TRUST..................   Public  STEERS(R)  Series 1998  TRV-C1  Trust (the
                              "Trust"). The Trust will be formed pursuant to the Standard Terms, as amended and supplemented by the Series Supplement.

DEPOSITOR..................   Merrill Lynch Depositor,  Inc. (the  "Depositor"),
                              incorporated in the State of Delaware as an indirect, wholly owned, limited-purpose subsidiary of Merrill Lynch & Co., Inc., will deposit the
                              Underlying  Securities  into the  Trust.  See "The
                              Depositor" in the Prospectus.

TRUSTEE....................   United  States  Trust  Company  of New  York.  The
                              Trustee will receive  compensation as set forth in
                              an  agreement   between  the   Depositor  and  the
                              Trustee.

CLOSING DATE...............   March 27, 1998.

CUT-OFF DATE...............   March 27, 1998.

TRUST ASSETS...............   The  initial  assets of the Trust will be 25,000 7
                              3/4%  Trust  Preferred   Securities   (liquidation
                              amount $1,000 per Trust  Preferred  Security) (the
                              "Underlying  Securities") issued by the Underlying
                              Securities Issuer and guaranteed to the extent set
                              forth   herein   by  the   Underlying   Securities
                              Guarantor. The Underlying Securities do not have a fixed maturity date, but will be redeemed on December 1, 2036, the maturity date of the Junior
                              Subordinated  Debt  Securities (as defined below).
                              Prior to the Closing Date, the Depositor may increase the amount of the initial assets of the Trust.

FINAL SCHEDULED
      DISTRIBUTION DATE...........      December 1, 2036  (unless  shortened  as
                                        set forth herein).

DISTRIBUTION DATES................      June 1 and  December  1 of each year (or
                                        if such date is not a Business  Day, the
                                        next    succeeding     Business    Day),
                                        commencing June 1, 1998 and ending on the Final Scheduled Distribution Date, unless the Final Scheduled Distribution
                                        Date is advanced as set forth herein.

RECORD DATES......................      The  day   immediately   preceding  each
                                        Distribution Date.

DENOMINATIONS AND
      SPECIFIED CURRENCY..........      The   Trust    Certificates    will   be
                                        denominated and payable in U.S.  Dollars
                                        (the  "Specified  Currency").  The Trust
                                        Certificates will be issued in minimum stated amounts of $10 and in integral multiples thereof.

REDEMPTIONS AND DISTRIBUTIONS

      GENERAL.....................      The  Underlying  Securities  will be the
                                        sole source of distributions on the Trust Certificates.

                                        All distributions of payments on the Trust Certificates will be made on a pro rata basis.

      DISTRIBUTION RATE...........      7.75% per annum on the stated  amount of
                                        the Trust  Certificates  commencing upon
                                        initial    issuance    of   the    Trust
                                        Certificates and a distribution of the stated amount on the Final Scheduled
                                        Distribution Date.

      UPON OPTIONAL REDEMPTION
      OF THE UNDERLYING
      SECURITIES..................      The Trust  Certificates will be redeemed
                                        in accordance with the redemption of the
                                        Underlying  Securities.  The  Underlying
                                        Securities   Guarantor  shall  have  the
                                        right to redeem the Junior  Subordinated
                                        Debt  Securities  held by the Underlying
                                        Securities  Issuer  (i) in  whole  or in
                                        part,  from  time to  time,  on or after
                                        December 1, 2006, or (ii) at any time in
                                        certain     circumstances    upon    the
                                        occurrence  of a Tax Event as  described
                                        under  "Description  of  The  Underlying
                                        Securities--Special  Event Redemption or
                                        Distribution", upon not less than 30 nor
                                        more  than  60  days'  notice,   at  the
                                        Redemption  Price (as set forth herein).
                                        The   Preferred   Securities   shall  be
                                        mandatorily  redeemed  to the extent the
                                        Junior  Subordinated Debt Securities are
                                        redeemed. If a partial redemption of the
                                        Preferred  Securities  resulting  from a
                                        partial   redemption   of   the   Junior
                                        Subordinated   Debt   Securities   would
                                        result in the delisting of the Preferred
                                        Securities,  the  Underlying  Securities
                                        Guarantor  may only  redeem  the  Junior
                                        Subordinated  Debt  Securities in whole.
                                        The proceeds of such a
                                        redemption will be allocated pro rata among the Trust Certificateholders. See page S-18 for the redemption schedule.

      OPTION TO EXTEND
      PAYMENT PERIOD..............      Distributions on the Trust  Certificates
                                        may be delayed  as a result of  deferred
                                        payments on the Junior Subordinated Debt
                                        Securities.  The  Underlying  Securities
                                        Guarantor   has  the   right   to  defer
                                        payments   for  up  to  10   consecutive
                                        semi-annual periods.

SALE OF THE UNDERLYING
      SECURITIES IN THE EVENT
      OF A DEFAULT................      In the event of a payment  default under
                                        the  Declaration  with  respect  to  the
                                        Underlying Securities or acceleration of
                                        the maturity of the Junior  Subordinated
                                        Debt  Securities  held by the Underlying
                                        Securities Issuer, the Trustee will sell
                                        the  Underlying  Securities and allocate
                                        the  proceeds   from  the  sale  of  the
                                        Underlying Securities to the holders of the Trust Certificates on a pro rata basis.

FORM OF SECURITY..................      Book-entry Trust  Certificates  with The
                                        Depository Trust Company ("DTC"), except
                                        in certain  limited  circumstances.  See
                                        "Description      of      the      Trust
                                        Certificates--Definitive           Trust
                                        Certificates".   Distributions   thereon
                                        will be settled in immediately available
                                        (same- day) funds.

CUSIP NUMBER......................     Trust Certificates: 744593203.

CERTAIN FEDERAL INCOME
      TAX CONSEQUENCES............      In the  opinion  of tax  counsel  to the
                                        Trust, the Trust will be classified for U.S. Federal income tax purposes as a grantor trust and not as an association
                                        (or publicly traded partnership) taxable as a corporation. See "Certain Federal
                                        Income Tax Consequences" herein.

LISTING...........................      The   Trust   Certificates   have   been
                                        approved  for  listing  on the New  York
                                        Stock Exchange ("NYSE") under the symbol
                                        "FWJ".

RATINGS...........................      It is a condition to the issuance of the
                                        Trust   Certificates   that  the   Trust
                                        Certificates  have  ratings  assigned by
                                        Moody's    Investors    Service,    Inc.
                                        ("Moody's")  and by  Standard  &  Poor's
                                        Ratings Services ("S&P"),  a division of
                                        the McGraw-Hill Companies, Inc. (Moody's
                                        and S&P  each,  a  "Rating  Agency"  and
                                        collectively,  the  "Rating  Agencies"),
                                        equivalent   to  the   ratings   of  the
                                        Underlying Securities, which, as of the date of this Prospectus Supplement were "aa3" by Moody's and "A+" by S&P.

                                        The rating of the Trust  Certificates by
                                        Moody's  addresses the likelihood of the
                                        ultimate payment of principal and timely
                                        receipt  of  distributions  on the Trust
                                        Certificates     or    any    Underlying
                                        Securities    distributed   in   respect
                                        thereof,  as well as the  extent  of any
                                        shortfall
                                        therefrom.   The  rating  of  the  Trust
                                        Certificates   by  S&P   addresses   the
                                        likelihood   of   timely    receipt   of
                                        distributions on the Trust  Certificates
                                        or any Underlying Securities distributed
                                        in  respect  of the Trust  Certificates.
                                        There  is no  assurance  that  any  such
                                        rating will  continue  for any period of
                                        time or that it will not be  revised  or
                                        withdrawn entirely by the related rating
                                        agency    if,    in    its     judgment,
                                        circumstances    (including,     without
                                        limitation, the rating of the Underlying
                                        Securities)  so  warrant.  A revision or
                                        withdrawal  of such  rating  may have an
                                        adverse  effect on the  market  price of
                                        Trust Certificates. A security rating is
                                        not a  recommendation  to  buy,  sell or
                                        hold securities. The rating on the Trust
                                        Certificates   does  not   constitute  a
                                        statement  regarding  the  occurrence or
                                        frequency   of   redemption    of,   the
                                        Underlying    Securities,     and    the
                                        corresponding   effect   on   yield   to
                                        investors. See "Ratings".

ERISA CONSIDERATIONS..............      An employee  benefit plan subject to the
                                        Employee  Retirement Income Security Act
                                        of 1974,  as amended  ("ERISA"),  and an
                                        individual retirement account (a "Plan")
                                        may purchase Trust  Certificates  if the
                                        Depositor   is  able  to   confirm   the
                                        existence of at least 100 independent purchasers of the Trust Certificates.
                                        See "ERISA Considerations".

                            THE UNDERLYING SECURITIES

         The Underlying Securities were issued pursuant to the terms of a declaration of trust, dated as of September 19, 1996, executed by the Underlying Securities Guarantor, as sponsor, and the trustees of the Underlying Securities Issuer (the "Declaration"), providing for the issuance of Trust Preferred Securities by the Underlying Securities Issuer (the "Preferred Securities"). The following summary of certain provisions of the Underlying Securities and the Declaration does not purport to be complete and is based upon the prospectus dated October 1, 1996, and the prospectus supplement dated November 27, 1996 (together, the "Underlying Securities Prospectus") of the Underlying Securities Issuer, and is subject to, and is qualified in its entirety by reference to, all provisions of the Underlying Securities and the Declaration, including the definitions therein of certain terms.

UNDERLYING SECURITIES............       25,000 7 3/4% Trust Preferred Securities
                                        (liquidation  amount  $1,000  per  Trust
                                        Preferred  Security),  of the Underlying
                                        Securities    Issuer.    The   Preferred
                                        Securities represent preferred undivided
                                        beneficial  interests  in the  assets of
                                        the   Underlying    Securities   Issuer.
                                        Distributions  payable on the Underlying
                                        Securities   accrue  at  the  Underlying
                                        Securities  Rate and are payable on each
                                        Underlying  Securities Payment Date. The
                                        entire   liquidation   amount   of   the
                                        Underlying Securities will be payable on
                                        the  Underlying   Securities  Redemption
                                        Date.

UNDERLYING SECURITIES
      ISSUER.....................       The  Underlying  Securities  Issuer is a
                                        statutory  business  trust  formed under
                                        Delaware   law   pursuant   to   (i)   a
                                        declaration   of  trust,   dated  as  of
                                        September  19,  1996,  executed  by  the
                                        Underlying  Securities   Guarantor,   as
                                        sponsor   (the   "Sponsor"),   and   the
                                        trustees  of the  Underlying  Securities
                                        Issuer   and  (ii)  the   filing   of  a
                                        certificate of trust with the Secretary of State of the State of Delaware on September 19, 1996. See "Description of the Underlying Securities".

                                        The Underlying  Securities Issuer exists
                                        solely for the  purpose  of issuing  the
                                        common     securities    (the    "Common
                                        Securities"),  which  are  owned  by the
                                        Underlying   Securities   Guarantor  and
                                        which represent an undivided  beneficial
                                        interest in the assets of the Underlying
                                        Securities  Issuer,  and  the  Preferred
                                        Securities  (the Common  Securities  and
                                        the Preferred Securities,  together, the
                                        "Trust Securities"). All of the proceeds
                                        from   the   issuance   of  the   Common
                                        Securities and the Preferred  Securities
                                        were  used  to  purchase  7 3/4%  Junior
                                        Subordinated     Deferrable     Interest
                                        Debentures  due  December  1,  2036 (the
                                        "Junior Subordinated Debt Securities").

UNDERLYING SECURITIES
      GUARANTOR..................       The Underlying Securities Guarantor is a
                                        Delaware   corporation  whose  principal
                                        executive  offices  are  located  at 388
                                        Greenwich  Street,  New  York,  New York
                                        10013 and its telephone  number is (212)
                                        816-8000.

UNDERLYING SECURITIES
      ISSUER:  COMMISSION FILING
      NUMBER.....................       333-12439 (for the Underlying Securities
                                        Prospectus); 1-9924 (for filings by the Underlying Securities Issuer pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act")).

UNDERLYING SECURITIES:
      RANKING AND GUARANTEE......       According to the  Underlying  Securities
                                        Prospectus,  the  Underlying  Securities
                                        are   guaranteed   by   the   Underlying
                                        Securities  Guarantor (the  "Guarantee")
                                        to the  extent  described  herein  under
                                        "Description     of    the    Underlying
                                        Securities".    The   Guarantee   covers
                                        payments  of  distributions   and  other
                                        payments  on the  Preferred  Securities,
                                        including  the  Underlying   Securities,
                                        only  if  and  to the  extent  that  the
                                        Underlying Securities Guarantor has made
                                        a payment of  interest or  principal  or
                                        other    payments    on    the    Junior
                                        Subordinated Debt Securities held by the
                                        Underlying Securities Issuer as its sole
                                        asset.   The   Guarantee,   when   taken
                                        together with the Underlying  Securities
                                        Guarantor's    obligations   under   the
                                        Indenture,  dated as of  October 7, 1996
                                        (the    "Indenture"),     between    the
                                        Underlying  Securities Guarantor and The
                                        Chase  Manhattan  Bank,  as trustee (the
                                        "Indenture Trustee"),  pursuant to which
                                        the Junior  Subordinated Debt Securities
                                        are issued and its obligations under the
                                        Declaration,  including its  liabilities
                                        to  pay  costs,   expenses,   debts  and
                                        liabilities of the Underlying Securities
                                        Issuer  (other than with  respect to the
                                        Trust  Securities),  provides a full and
                                        unconditional     guarantee,     on    a
                                        subordinated basis, of amounts due on the Preferred Securities.

                                        The   obligations   of  the   Underlying
                                        Securities Guarantor under the Guarantee
                                        rank (i) subordinate and junior in right
                                        of payment to all other  liabilities  of
                                        the  Underlying   Securities  Guarantor,
                                        (ii)  pari  passu  with the most  senior
                                        preferred  or  preference  stock  now or
                                        hereafter   issued  by  the   Underlying
                                        Securities   Guarantor   and   with  any
                                        guarantee now or hereafter  entered into
                                        by the Underlying  Securities  Guarantor
                                        in   respect   of   any   preferred   or
                                        preference  stock of any  subsidiary  of
                                        the Underlying  Securities Guarantor and
                                        (iii)    senior   to   the    Underlying
                                        Securities  Guarantor  common stock. The
                                        obligations of the Underlying Securities
                                        Guarantor under the Junior  Subordinated
                                        Debt   Securities  are  subordinate  and
                                        junior  in  right  of   payment  to  all
                                        present and future  Senior  Indebtedness
                                        (as defined in the Underlying Securities
                                        Prospectus) of the Underlying Securities
                                        Guarantor.

UNDERLYING SECURITIES:
      COLLATERAL.................       None.

UNDERLYING SECURITIES:
      ORIGINAL ISSUE DATE........       November 27, 1996.

UNDERLYING SECURITIES:
      ORIGINAL AMOUNT ISSUED            400,000       Preferred       Securities
                                        (liquidation  amount  $1,000  per  Trust
                                        Preferred Security).

UNDERLYING SECURITIES:
      REDEMPTION DATE............       December 1, 2036.

UNDERLYING SECURITIES:
      AMORTIZATION...............       None.

UNDERLYING SECURITIES:
      PAYMENT DATES..............       June 1 and December 1.

UNDERLYING SECURITIES:
      DISTRIBUTION RATE..........       7 3/4% per annum.

UNDERLYING SECURITIES:
      ACCRUAL PERIODS............       Semiannual.

UNDERLYING SECURITIES:
      FORM.......................       Book-entry securities with DTC.

UNDERLYING SECURITIES:
      CUSIP NUMBER...............       893937AA0

UNDERLYING SECURITIES:
      RECORD DATES...............       One  business  day prior to the relevant
                                        payment dates.

UNDERLYING SECURITIES:
      TRUSTEES...................       The  Underlying   Securities  have  been
                                        issued  pursuant  to  a  declaration  of
                                        trust  dated as of  September  19,  1996
                                        (the  "Declaration"),  executed  by  the
                                        Underlying  Securities Guarantor and the
                                        trustees  of the  Underlying  Securities
                                        Issuer   (the   "Underlying   Securities
                                        Trustees").

UNDERLYING SECURITIES:
      RATINGS AS OF THE DATE
      OF THIS PROSPECTUS
      SUPPLEMENT.................       "aa3" by Moody's  and "A+" by S&P (each,
                                        a "Rating Agency" and collectively, the "Rating Agencies").

UNDERLYING SECURITIES:
      INFORMATION WITH
      RESPECT TO THE
      UNDERLYING
      SECURITIES ISSUER AND THE
      UNDERLYING SECURITIES
      GUARANTOR .................       The Underlying  Securities  Guarantor is
                                        subject     to     the     informational
                                        requirements of the Exchange Act, and in
                                        accordance   therewith   files  reports,
                                        including  reports  on  Forms  10-K  and
                                        10-Q,  and  other  information  with the
                                        Securities and Exchange  Commission (the
                                        "Commission").  Such  reports  and other
                                        information  may be inspected and copied
                                        at  the  public   reference   facilities
                                        maintained  by the  Commission  at: Room
                                        1024,    450   Fifth    Street,    N.W.,
                                        Washington, D.C. 20549; Citicorp Center,
                                        500 West  Madison  Street,  Suite  1400,
                                        Chicago, Illinois 60661-2511;  and Seven
                                        World Trade Center,  New York,  New York
                                        10048.  Copies of such material can also
                                        be  obtained  from the Public  Reference
                                        Section of the  Commission  at 450 Fifth
                                        Street, N.W., Washington, D.C. 20549, at
                                        prescribed  rates.  The Commission  also
                                        maintains  a site on the World Wide Web,
                                        the    address   of   which   is   http:
                                        //www.sec.gov.  that  contains  reports,
                                        proxy  and  information  statements  and
                                        other  information   regarding  issuers,
                                        such   as  the   Underlying   Securities
                                        Guarantor, that file electronically with
                                        the    Commission.     The    Underlying
                                        Securities  Guarantor's  common stock is
                                        listed on the New York  Stock  Exchange,
                                        Inc.  (the "NYSE") and The Pacific Stock
                                        Exchange  Incorporated (the "PSE"),  and
                                        such  reports,  proxy  statements,   and
                                        other  information can also be inspected
                                        at the  offices  of the New  York  Stock
                                        Exchange,  Inc.,  20 Broad  Street,  New
                                        York,  New York  10005,  and The Pacific
                                        Stock  Exchange  Incorporated,  301 Pine
                                        Street, San Francisco, California 94104,
                                        and  233  South  Beaudry   Avenue,   Los
                                        Angeles, California 90012.

                                        The Underlying  Securities Guarantor and
                                        the  Underlying  Securities  Issuer have
                                        filed with the Commission a Registration
                                        Statement on Form S-3 (the "Registration
                                        Statement," which term shall include all
                                        amendments,    exhibits,   annexes   and
                                        schedules   thereto)   pursuant  to  the
                                        Securities  Act of 1933, as amended (the
                                        "Act"),   with  respect  to  the  Junior
                                        Subordinated   Debt  Securities  or  any
                                        series  of  Preferred  Securities.   The
                                        Underlying  Securities  Prospectus  does
                                        not  contain  all  the  information  set
                                        forth  in  the  Registration  Statement,
                                        certain  parts of which are  omitted  in
                                        accordance    with   the    rules    and
                                        regulations  of  the   Commission.   For
                                        further  information with respect to the
                                        Underlying  Securities  Guarantor,   the
                                        Underlying  Securities  Issuer  and  the
                                        Junior  Subordinated  Debt Securities or
                                        any  issuance of  Preferred  Securities,
                                        reference  is made  to the  Registration
                                        Statement    and    exhibits    thereto.
                                        Statements  contained in this Prospectus
                                        Supplement  as to  the  contents  of any
                                        contract  or  other   document  are  not
                                        necessarily   complete,   and  in   each
                                        instance
                                        reference  is made  to the  copy of such
                                        contract or document filed as an exhibit
                                        to the Underlying Securities Guarantor's
                                        Registration   Statement,    each   such
                                        statement   being   qualified   in   all
                                        respects by such reference.

                                        No separate financial  statements of the
                                        Underlying  Securities  Issuer have been
                                        included or incorporated by reference to
                                        the  Underlying  Securities  Prospectus.
                                        The Underlying Securities Guarantor does
                                        not consider such  financial  statements
                                        material  to  holders  of the  Preferred
                                        Securities because (i) all of the voting
                                        securities of the Underlying  Securities
                                        Issuer   will  be  owned,   directly  or
                                        indirectly, by the Underlying Securities
                                        Guarantor, a reporting company under the
                                        Exchange   Act,   (ii)  the   Underlying
                                        Securities  Issuer  has  no  independent
                                        operations   but  exists  for  the  sole
                                        purpose    of     issuing     securities
                                        representing     undivided    beneficial
                                        interests in their respective assets and
                                        investing the proceeds thereof in Junior
                                        Subordinated  Debt Securities  issued by
                                        the Underlying Securities Guarantor, and
                                        (iii) the  obligations of the Underlying
                                        Securities  Issuer  under the  Preferred
                                        Securities are fully and unconditionally
                                        guaranteed by the Underlying  Securities
                                        Guarantor   to  the   extent   that  the
                                        Underlying Securities Issuer has funds available to meet such obligations.

         Potential investors in the Trust Certificates should not rely on this Prospectus Supplement for information with respect to the Underlying Securities Issuer. No investigation with respect to the Underlying Securities Issuer or the Underlying Securities Guarantor (including, without limitation, no investigation as to their respective financial condition or creditworthiness) or of the Underlying Securities or the Junior Subordinated Debt Securities (including, without limitation, no investigation as to their ratings) has been made. A potential Trust Certificateholder should obtain and evaluate the same information concerning the Underlying Securities Issuer and the Underlying Securities Guarantor as one would obtain and evaluate if investing directly in the Underlying Securities or the Junior Subordinated Debt Securities or in other securities issued by the Underlying Securities Issuer or the Underlying Securities Guarantor. None of the Depositor, the Trustee, the Underwriter, or any of their affiliates, assumes any responsibility for the accuracy or completeness of any publicly available information of the Underlying Securities Issuer or the Underlying Securities Guarantor filed with the Commission or otherwise made publicly available or considered by a purchaser of the Trust Certificates in making its investment decision in connection therewith.

                                  RISK FACTORS

         Prospective  purchasers  should  consider,   among  other  things,  the
following factors (as well as the factors set forth under "Risk Factors" in the Prospectus) in connection with an investment in the Trust Certificates.

Maturity and Yield Considerations; Reinvestment Risk--Optional Redemption On or After December 1, 2006

         The yield realized by a holder of a Trust Certificate depends upon several factors, including the purchase price of the Trust Certificates, the time of acquisition, and whether the Underlying Securities Guarantor exercises its option to redeem the Junior Subordinated Debt Securities. Given the existence of the Underlying Securities Guarantor's option to redeem the Junior Subordinated Debt Securities on or after December 1, 2006 and the resulting redemption of the Trust Securities, including the Underlying Securities, the Trust Certificateholders have no assurance that the Underlying Securities will be held until their maturity date.

         The effect of the exercise of such an option to redeem on the Trust Certificateholders is that the interest rates at which the proceeds received by such Trust Certificateholders as a result of the optional exchange may be reinvested may be lower than the return that would have been earned over the remaining life of the Underlying Securities. In connection with any redemption of the Underlying Securities, there will be a redemption of the Trust Certificates.

         See "Description of the Underlying Securities--Mandatory or Optional Redemption of Preferred Securities" herein.

Maturity and Yield Considerations; Reinvestment Risk--Special Event

         The yield realized by a holder of a Trust Certificate also depends upon whether a Special Event occurs. The Depositor has not formulated an opinion as to the likelihood of a Special Event. See "Description of the Underlying Securities--Special Event Redemption or Distribution". If a Special Event occurs and the Underlying Securities Guarantor exercises its right to redeem the Junior Subordinated Debt Securities, in whole or in part (in which case, a pro rata portion of the Underlying Securities will be redeemed), or if the Underlying Securities are paid or sold prior to maturity as a result of a default, or because the Underlying Securities Guarantor ceases to file reports under the Exchange Act, an investor's investment in the Trust Certificates and the Underlying Securities will have a shorter average maturity than if such right were not exercised or if such default had not occurred. Prevailing interest rates at the time of such early redemption may be lower than the yield on the Trust Certificates. Therefore, an investor in the Trust Certificates may be unable to realize a comparable yield upon reinvestment of the funds from such early redemption.

Limited Assets

         The Trust has no significant assets other than the Underlying Securities. If the Underlying Securities are insufficient to make payments or distributions on the Trust Certificates, no other assets will be available for payment of the deficiency.

No Management of Underlying Securities

         Except as described herein, the Trust will not dispose of any Underlying Security, regardless of adverse events, financial or otherwise, which may affect the value of the Underlying Security, the Underlying Securities Guarantor or the Underlying Securities Issuer. If there is a payment default on any Underlying Security or any other default which may result in acceleration of the Underlying Securities, or if the Underlying Securities Guarantor ceases to be a reporting company under the Exchange Act, the Trust will only dispose of or otherwise deal with the defaulted Underlying Securities in the manner provided in the Trust Agreement. If a payment default on or acceleration of the Underlying Securities occurs, the Trust Agreement will provide that the Trust will sell the Underlying Securities notwithstanding market conditions at the time, and the Trustee will have no discretion to do otherwise. Such sale may result in greater losses than might occur if the Trust continued to hold the Underlying Securities.

Credit Risk

         The Trust Certificates represent interests in obligations of the Underlying Securities Issuer and Underlying Securities Guarantor. In particular, the Trust Certificates will be subject to all the risks associated with a direct investment in unsecured debt obligations, as guaranteed by the Underlying Securities Guarantor, of the Underlying Securities Issuer.

Enforcement of Certain Rights by Holders of Preferred Securities, Including the Trust

         If a Declaration Event of Default (as defined herein) occurs and is continuing, then the holders of Preferred Securities, including the Trust, would rely on the enforcement by the Institutional Trustee of its rights as a holder of the Junior Subordinated Debt Securities against the Underlying Securities Guarantor. In addition, the holders of a majority in liquidation amount of the Preferred Securities will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Institutional Trustee or to direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration, including the right to direct the Institutional Trustee to exercise the remedies available to it as a holder of the Junior Subordinated Debt Securities. If the Institutional Trustee fails to enforce its rights under the Junior Subordinated Debt Securities, any holder of Preferred Securities may directly institute a legal proceeding against the Underlying Securities Guarantor to enforce the Institutional Trustee's rights under the Junior Subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. If a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Underlying Securities Guarantor to pay interest or principal on the Junior Subordinated Debt Securities on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities may also directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the Junior Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder (a "Direct Action") on or after the respective due date specified in the Junior Subordinated Debt Securities without first (i) directing the Institutional Trustee to enforce the terms of the Junior Subordinated Debt Securities or (ii) instituting a legal proceeding against the Underlying Securities Guarantor to enforce the Institutional Trustee's rights under the Junior Subordinated Debt Securities. In connection with such Direct Action, the Underlying Securities Guarantor will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by the Underlying Securities Guarantor to such holder of Preferred Securities in such Direct Action. Consequently, the Underlying Securities Guarantor will be entitled to payment of amounts that a holder of Preferred Securities receives in respect of an unpaid distribution that resulted in the bringing of a Direct Action to the extent that such holder receives or has already received full payment with respect to such unpaid distribution from the Underlying Securities Issuer. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debt Securities.

Trading Price

         Should the Underlying Securities Guarantor exercise its option to defer any payment of interest on the Junior Subordinated Debt Securities, the Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debt Securities. In the event of such a deferral, a holder of Preferred Securities who disposes of its Preferred Securities between record dates for payments of distributions thereon will be required to include in income as ordinary income accrued but unpaid interest on the Junior Subordinated Debt Securities to the date of disposition, and to add such amount to its adjusted tax basis in its pro rata share of the underlying Junior Subordinated Debt Securities deemed disposed of. To the extent the selling price is less than such holder's adjusted tax basis (which will include, in the form of OID, all accrued but unpaid interest), such holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

Ranking of Underlying Securities and Guarantee

         The obligations of the Underlying Securities Guarantor under the Junior Subordinated Debt Securities are subordinate and junior in right of payment to all present and future Senior Indebtedness (as defined in the Underlying Securities Indenture) of the Underlying Securities Guarantor. No payment of principal (including redemption payments, if any), premium, if any, or interest on the Junior Subordinated Debt Securities may be made if (i) any Senior Indebtedness of the Underlying Securities Guarantor is not paid when due and any applicable grace period with respect to such default has ended with such default not having been cured or waived or ceasing to exist, or (ii) the maturity of any Senior Indebtedness of the Underlying Securities Guarantor has been accelerated because of a default. The Underlying Securities Guarantor's obligations under the Guarantee rank (i) subordinate and junior in right of payment to all other liabilities of the Underlying Securities Guarantor, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Underlying Securities Guarantor and with any guarantee now or hereafter entered into by the Underlying Securities Guarantor in respect of any preferred or preference stock of any subsidiary of the Underlying Securities Guarantor and
(iii) senior to the Underlying Securities Guarantor's common stock. There are no terms in the Preferred Securities, the Junior Subordinated Debt Securities or the Guarantee that limit the Underlying Securities Guarantor's ability to incur additional indebtedness, including indebtedness that ranks senior to the Junior Subordinated Debt Securities and the Guarantee. See "Description of the Underlying Securities--Description of Guarantee--Status of the Guarantee" herein.

Rights Under the Guarantee

         The Guarantee is qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Indenture Trustee, in addition to acting as indenture trustee under the Indenture, will act as indenture trustee under the Guarantee for the purposes of compliance with the provisions of the Trust Indenture Act (the "Guarantee Trustee"). The Indenture Trustee will hold the Guarantee for the benefit of the holders of the Preferred Securities.

         The Guarantee guarantees to the holders of the Preferred Securities the payment of (i) any accrued and unpaid distributions that are required to be paid on the Preferred Securities, to the extent the Underlying Securities Issuer has funds available therefor, (ii) the applicable Preferred Securities Redemption
Price (as defined herein) with respect to Preferred Securities called for redemption by the Underlying Securities Issuer, to the extent the Underlying Securities Issuer has funds available therefor, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Underlying Securities Issuer (other than in connection with the distribution of Junior Subordinated Debt Securities to the holders of Preferred Securities or a redemption of all the Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Preferred Securities to the date of the payment and (b) the amount of assets of the Underlying Securities Issuer remaining available for distribution to holders of the Preferred Securities in liquidation of the Underlying Securities Issuer. The holders of a majority in liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or to direct the exercise of any trust or power conferred upon the Indenture Trustee under the Guarantee. If the Indenture Trustee fails to enforce the Guarantee, any holder of Preferred Securities may directly institute a legal proceeding against the Company to enforce the Indenture Trustee's rights under the Guarantee without first instituting a legal proceeding against the Underlying Securities Issuer, the Indenture Trustee or any other person or entity. A holder of Preferred Securities may also directly institute a legal proceeding against the Underlying Securities Guarantor to enforce such holder's right to receive payment under the Guarantee without first (i) directing the Guarantee Trustee to enforce the terms of the Guarantee or (ii) instituting a legal proceeding against the Underlying Securities Issuer or any other person or entity. If the Underlying Securities Guarantor were to default on its obligation to pay amounts payable on the Junior Subordinated Debt Securities, the Underlying Securities Issuer would lack available funds for the payment of distributions or amounts payable on redemption of the Preferred Securities or otherwise, and, in such event, holders of the Preferred Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, a holder of the Preferred Securities would rely on the enforcement (1) by the Indenture Trustee, in its capacity as a trustee of the Underlying Securities Issuer (the "Institutional Trustee"), of its rights as registered holder of the Junior Subordinated Debt Securities against the Underlying Securities Guarantor pursuant to the terms of the Junior Subordinated Debt Securities or (2) by such holder of Preferred Securities of its right against the Underlying Securities Guarantor to enforce payments on the Junior Subordinated Debt Securities. The Declaration provides that each holder of Preferred Securities, by acceptance thereof, agrees to the provisions of the Guarantee, including the subordination provisions thereof, and the Indenture.

No Investigation of Underlying Securities

         None of the Depositor, the Underwriter or the Trustee will (i) make any investigation of the business condition, financial or otherwise, of the
Underlying Securities Issuer or the Underlying Securities Guarantor, or (ii) verify any reports or information filed by the Underlying Securities Issuer or the Underlying Securities Guarantor with the Commission. Investors are encouraged to consider publicly available financial and other information regarding the Underlying Securities Issuer and the Underlying Securities Guarantor. The issuance of the Trust Certificates should not be construed as an endorsement by the Depositor, the Underwriter or the Trustee of the financial condition or business prospects of the Underlying Securities Issuer or the Underlying Securities Guarantor.

Option to Extend Payment Period

         The Underlying Securities Guarantor has the right under the Indenture to defer payments of interest on the Junior Subordinated Debt Securities by extending the interest payment period from time to time on the Junior
Subordinated Debt Securities for a period not exceeding 10 consecutive semiannual interest periods during which no interest shall be due and payable (an "Extension Period"), provided, that no Extension Period may extend beyond the maturity of the Junior Subordinated Debt Securities, which date is the Final Scheduled Distribution Date. As a consequence of such an extension, semiannual distributions on the Preferred Securities would be deferred (but despite such deferral would continue to accrue with interest thereon compounded semiannually) by the Underlying Securities Issuer during any such extended interest payment period and, as a consequence of such deferral, the semiannual distributions on the Trust Certificates would also be deferred (but would also continue to accrue interest compounded semiannually). In the event that the Underlying Securities Guarantor exercises this right to defer interest payments, then (a) the Underlying Securities Guarantor shall not, subject to certain exceptions, declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payment with respect thereto and (b) the Underlying Securities Guarantor shall not make any payment of interest on or principal of (or premium, if any, on), or repay, repurchase or redeem, any debt securities issued by the Underlying Securities Guarantor which rank pari passu with or junior to such Junior Subordinated Debt Securities. The foregoing, however, will not apply to any stock dividends paid by the Underlying Securities Guarantor where the dividend stock is the same stock as that on which the dividend is being paid. Prior to the termination of any Extension Period, the Underlying Securities Guarantor may further extend such Extension Period; provided, that such Extension Period, together with all such previous and further extensions thereof, may not exceed 10 consecutive semiannual interest periods; provided further that no Extension Period may extend beyond the Final Scheduled Distribution Date. Upon the termination of any Extension Period and the payment of all amounts then due, the Underlying Securities Guarantor may commence a new Extension Period, subject to the above requirements. Consequently, there could be up to 40 Extension Periods of varying lengths throughout the term of the Junior Subordinated Debt Securities.

         Should the Underlying Securities Guarantor exercise its right to defer any payment of interest on the Junior Subordinated Debt Securities by extending the interest payment period, under recently issued Treasury regulations, each holder of Preferred Securities will accrue income in the form of OID in respect of the deferred interest allocable to its Preferred Securities for United States federal income tax purposes, which will be allocated but not distributed, to holders of record of Preferred Securities. As a result, during any Extension Period, each such holder of Preferred Securities will recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash from the Underlying Securities Issuer related to such income if such holder disposes of its Preferred Securities prior to the record date for the date on which distributions of such amounts are made. However, should the Underlying Securities Guarantor exercise such right in the future, the market price of the Preferred Securities is likely to be affected. A holder that disposes of its Preferred Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Preferred Securities. In addition, as a result of the existence of the Underlying Securities Guarantor's right to defer interest payments, the market price of the Preferred Securities (which represent an undivided beneficial interest in the Junior Subordinated Debt Securities) may be more volatile than other similar securities where the issuer does not have such rights to defer interest payments.

Ratings of the Trust Certificates Subject to Change

         At the time of issuance, the Trust Certificates will have ratings assigned by Moody's and S&P equivalent to the ratings of the Underlying Securities, which, as of the date of this Prospectus Supplement, were "aa3" by Moody's and "A+" by S&P.

         Any rating issued with respect to the Trust Certificates is not a recommendation to purchase, sell or hold a security inasmuch as such ratings do not comment on the market price of the Trust Certificates or their suitability for a particular investor. There can be no assurance that the ratings will remain for any given period of time or that the ratings will not be revised or withdrawn entirely by the related Rating Agency if, in its judgment, circumstances (including, without limitation, the rating of the Underlying Securities) so warrant. A revision or withdrawal of such rating may have an adverse effect on the market price of the Trust Certificates.


                                    THE TRUST

         The Trust pursuant to which the Trust Certificates are issued will be formed pursuant to the Series Supplement, to be dated March 27, 1998, between the Depositor, the Trustee and the Securities Intermediary. Concurrently with the execution and delivery of the Series Supplement, the Depositor will deposit the Underlying Securities into the Trust. The Trustee, on behalf of the Trust, will accept such Underlying Securities and will deliver the Trust Certificates to or upon the order of the Depositor.

         The Underlying Securities were not purchased from the Underlying Securities Issuer as part of any distribution by or pursuant to any agreement with the Underlying Securities Issuer. The Underlying Securities Issuer is not participating in this offering and will not receive any of the proceeds of the sale of the Underlying Securities to the Depositor or the issuance of the Trust Certificates.

                      DESCRIPTION OF THE TRUST CERTIFICATES

General

         The Trust Certificates will be denominated and distributions with respect thereto will be payable in U.S. dollars (the "Specified Currency"). The Trust Certificates each have a stated amount of $10.

         Distributions on the Trust Certificates will be calculated on a 360-day year of twelve 30-day months and will accrue from and including the prior Distribution Date (or, in the case of the first distribution period, from and including March 27, 1998) to but excluding the current Distribution Date.

         The Trust Certificates will be delivered in registered form. The Trust Certificates will be issued, maintained and transferred on the book-entry records of DTC and its Participants in minimum principal amounts of $10 and integral multiples thereof. One Trust Certificate may be issued in an amount other than an integral multiple of the applicable minimum denomination. The Trust Certificates will each initially be represented by one or more global certificates registered in the name of the nominee of DTC (together with any successor clearing agency selected by the Depositor, the "Clearing Agency", except as provided below. The Depositor has been informed by DTC that DTC's nominee will be Cede. No holder of any such Trust Certificate will be entitled to receive a certificate representing such person's interest, except as set forth below under "--Definitive Trust Certificates". Unless and until Definitive Trust Certificates are issued under the limited circumstances described herein, all references to actions by Trust Certificateholders with respect to any such Trust Certificates shall refer to actions taken by DTC upon instructions from its Participants. See "--Definitive Trust Certificates" below and "Description of Trust Certificates--Global Securities" in the Prospectus.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC will take action permitted to be taken by a Trust Certificateholder under the Trust Agreement only at the direction of one or more Participants to whose DTC account such Trust Certificates are credited. Additionally, DTC will take such actions with respect to specified Voting Rights only at the direction and on behalf of Participants whose holdings of such certificates evidence such specified Voting Rights. DTC may take inconsistent positions in its exercise of Voting Rights, to the extent that Participants authorize such divergent action.

Redemptions

         Upon the occurrence of a redemption of the Junior Subordinated Debt Securities either (i) in whole or in part, from time to time, on or after December 1, 2006, or (ii) upon the occurrence of a Tax Event (each as described, and such redemption to occur in the manner set forth, in "Description of the Underlying Securities--Optional Redemption of the Junior Subordinated Debt Securities"), the proceeds of such redemption shall be distributed to the holders of the Trust Certificates pro rata. The redemption price (a) in the case of a redemption under (i) above, shall be the following prices, expressed in dollars plus accumulated distributions, if any, to the date of redemption, if redeemed during the 12-month period beginning December 1:

                                   Redemption
Year                                                          Price
-----------------------------------------------------   -----------------

2006.................................................                $10.33150
2007.................................................                $10.29835
2008.................................................                $10.26520
2009.................................................                $10.23205
2010.................................................                $10.19890
2011.................................................                $10.16575
2012.................................................                $10.13260
2013.................................................                $10.09945
2014.................................................                $10.06630
2015.................................................                $10.03315

and $10 on or after  December 1, 2016 and (b) in the case of a redemption  under
(ii) above, shall be $10 plus accumulated distributions, if any, to the date fixed for redemption.

Definitive Trust Certificates

         Definitive Trust Certificates will be issued to Trust Certificateholders or their nominees, respectively, rather than to DTC or its nominee, only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Clearing Agency with respect to the Trust Certificates and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

         Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee is required to notify all Participants of the availability through DTC of Definitive Trust Certificates. Upon surrender by DTC of the definitive certificates representing the Trust Certificates and receipt of instructions for re-registration, the Trustee will reissue such Trust Certificates as Definitive Trust Certificates issued in the respective principal amounts owned by the individual owners of such Trust Certificates, and thereafter the Trustee will recognize the holders of such Definitive Trust Certificates as Trust Certificateholders under the Trust Agreement.

Listing on the New York Stock Exchange

         The Trust Certificates have been approved for listing on the NYSE under the symbol "FWJ". However, there can be no assurance that the Trust Certificates will continue to be eligible for trading on the NYSE.

Collections and Distributions

         Collections on the Underlying Securities that are received by the Trustee for a Collection Period pursuant to the collection procedures described herein and in the Prospectus and deposited from time to time into the Trust Certificate Account will be applied by the Trustee on each applicable Distribution Date to the following distributions in the following order of priority, solely to the extent of Available Funds (as defined below) on such Distribution Date:

               (a) to the holders of the Trust Certificates, distributions at the rate of 7.75% per annum on the principal amount of the Trust Certificates on the Final Scheduled Distribution Date; and

               (b) to the extent there are Available Funds in the Certificate Account, to any creditors of the Trust in satisfaction of liabilities thereto.

         "Available Funds" for any Distribution Date means the sum of all amounts received on or with respect to the Underlying Securities during the preceding Collection Period except for Eligible Investments. In order to reimburse the Trustee for Extraordinary Expenses, however, not less than 100% of the Trust Certificateholders may elect to sell a portion of the Underlying Securities such that the proceeds of such sale would be sufficient to reimburse the Trustee for such Extraordinary Expenses.

         If the Trustee has not received payment on the Underlying Securities on or prior to a Distribution Date, such distribution will be made upon receipt of payment on the Underlying Securities. No additional amounts will accrue on the Trust Certificates or be owed to Trust Certificateholders as a result of any such delay; provided, however, that any additional amount owed and distributed by the Underlying Securities Issuer as a result of such delay shall be paid to the Trust Certificateholders. In the event of a payment default on the Underlying Securities, approved Extraordinary Expenses (see "Description of the Trust Agreement--The Trustee" herein) of the Trustee may be reimbursed to the Trustee out of Available Funds before any distributions to Trust Certificateholders are made.

         All amounts received on or with respect to the Underlying Securities which are not distributed to Trust Certificateholders on the date of receipt, shall be invested by the Trustee in Eligible Investments. Income on such investments will constitute property of the Trust. "Eligible Investments" means, with respect to the Trust Certificates, those investments consistent with the Trust's status as a grantor trust under the Code and acceptable to the Rating Agencies as being consistent with the rating of such Trust Certificates, as specified in the Trust Agreement. Generally, Eligible Investments must be limited to obligations or securities that mature not later than the Business Day prior to the next succeeding Distribution Date.

         There can be no assurance that collections received from the Underlying Securities over a specified period will be sufficient to make all required distributions to the Trust Certificateholders. To the extent Available Funds are insufficient to make any such distributions due to Trust Certificateholders, any shortfall will be carried over and will be distributable on the next Distribution Date on which sufficient funds exist to pay such shortfalls. The Depositor will pay the Ordinary Expenses of the Trustee.

Default on Underlying Securities

         If there is a payment default on the Underlying Securities or an acceleration of the maturity of the Underlying Securities, the Trustee will sell the Underlying Securities and distribute the proceeds from the sale of the Underlying Securities to the holders of the Trust Certificates pro rata.


                                  THE DEPOSITOR

         The Depositor, a Delaware corporation, is an indirect, wholly owned, limited-purpose subsidiary of Merrill Lynch & Co., Inc. The Depositor has not guaranteed and is not otherwise obligated under the Trust Certificates.

         The principal office of the Depositor is located at c/o Merrill Lynch & Co., World Financial Center, New York, New York 10281 (Telephone: (212) 449-1000). See "The Depositor" in the Prospectus.


                       DESCRIPTION OF THE TRUST AGREEMENT

General

         The Trust Certificates will be issued pursuant to the Trust Agreement, a form of which is filed as an exhibit to the Registration Statement. A Current Report on Form 8-K relating to the Trust Certificates containing a copy of the Series Supplement as executed will be filed by the Depositor with the Commission following the issuance and sale of the Trust Certificates. The Trust created under the Series Supplement will consist of (i) the Deposited Assets and (ii) all payments on or collections in respect of the Deposited Assets due after the Cut-off Date. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the Trust, the terms and conditions of the Trust Agreement and the Trust Certificates. The following summaries of certain provisions of the Trust Agreement do not purport to be complete and are subject to the detailed provisions contained therein, to which reference is hereby made for a full description of such provisions, including the definition of certain terms used herein.

         The discussions in the Prospectus under "Description of the Trust Agreement--Advances in Respect of Delinquencies", "--Certain Matters Regarding the Administrative Agent and the Depositor" (to the extent the discussion relates to the Administrative Agent), "--Administrative Agent Termination Events; Rights upon Administrative Agent Termination Event", and "--Evidence as to Compliance" are not applicable to the Trust Certificates.

The Trustee

         United States Trust Company of New York will be the Trustee for the Trust Certificates and the Trust pursuant to the Trust Agreement. The Trustee's offices are located at 114 West 47th Street, New York, New York 10036 and its telephone number is (212) 852-1623.

         The Trustee shall receive compensation as set forth in an agreement between the Depositor and the Trust.

         The Trust Agreement will provide that the Trustee may not take any action which, in the Trustee's opinion, would or might cause it to incur Extraordinary Expenses, unless (i) the Trustee is satisfied that it will have adequate security or indemnity in respect of such costs, expenses and liabilities, (ii) the Trustee has been instructed to do so by Trust Certificateholders representing not less than the Required Percentage-Remedies (as defined below) of the aggregate Voting Rights, and (iii) the Trust Certificateholders have agreed that such costs will be paid by the Trustee (x) from the Trust (in the case of an affirmative vote of 100% of the Trust Certificateholders) or (y) out of the Trustee's own funds (in which case the Trustee can receive reimbursement from the Trust Certificateholders voting in favor of such proposal). Extraordinary Expenses that may be reimbursed to the Trustee from the Trust may be reimbursed out of Available Funds on any Distribution Date before any distributions to Trust Certificateholders on such Distribution Date are made.

Events of Default

         An event of default with respect to the Trust Certificates under the Trust Agreement (an "Event of Default") will consist of (i) a default in any distribution on any Underlying Security after the same becomes due and payable (subject to any applicable grace period); (ii) a default in the payment of the principal of or any installment of principal of any Underlying Security when the same becomes due and payable; and (iii) any other event specified as an event of default in the Underlying Securities Indenture.

         The Trust Agreement will provide that, within 10 days after the occurrence of an Event of Default in respect of the Trust Certificates, the Trustee will give notice to the Trust Certificateholders, transmitted by mail, of all such uncured or unwaived Events of Default known to it. However, except for an Event of Default relating to the payment of principal or a distribution on any of the Underlying Securities, the Trustee will be protected in withholding such notice if in good faith it determines that the withholding of such notice is in the interest of the Trust Certificateholders.

         No Trust Certificateholder will have the right to institute any proceeding with respect to the Trust Agreement, unless (i) such Trust
Certificateholder previously has given to the Trustee written notice of a continuing breach, (ii) Trust Certificateholders evidencing not less than the Required Percentage-Remedies of the aggregate Voting Rights have requested in writing that the Trustee institute such proceeding in its own name as Trustee,
(iii) such Trust

Certificateholder or Trust Certificateholders have offered the Trustee reasonable indemnity, (iv) the Trustee has for 15 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Trustee during such 15-day period by Trust Certificateholders evidencing not less than the Required Percentage- Remedies of the aggregate Voting Rights. "Required Percentage-Remedies" shall mean 662/3% of the Voting Rights.

Voting Rights

         At all times, Voting Rights shall be allocated among Trust Certificateholders in proportion to the then outstanding principal amounts of their respective Trust Certificates. The "Required Percentage-Amendment" of Voting Rights necessary to consent to such modification or amendment shall be 662/3%. Notwithstanding the foregoing, in addition to the other restrictions on modification and amendment, the Trustee will not enter into any amendment or modification of the Trust Agreement which would adversely affect in any material respect the interests of the holders of Trust Certificates without the consent of 100% of such holders; provided, however, that no such amendment or modification will be permitted which would alter the status of the Trust as a grantor trust under the Code. See "Description of the Trust Agreement--Modification and Waiver" in the Prospectus.

Voting of Underlying Securities, Modification of Indenture

         The Trustee, as holder of the Underlying Securities, has the right to vote and give consents and waivers in respect of such Underlying Securities as permitted by DTC and except as otherwise limited by the Trust Agreement. If the Trustee receives a request from DTC, the Underlying Securities Trustee or the Underlying Securities Issuer for its consent to any amendment, modification or waiver of the Underlying Securities, the Indenture or any other document thereunder or relating thereto, or receives any other solicitation for any action with respect to the Underlying Securities, the Trustee shall mail a notice of such proposed amendment, modification, waiver or solicitation to each Trust Certificateholder of record as of such date. The Trustee shall request instructions from the Trust Certificateholders as to whether or not to consent to or vote to accept such amendment, modification, waiver or solicitation. The Trustee shall consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative outstanding principal balances of the Trust Certificates) as the Trust Certificates of the Trust were actually voted or not voted by the Trust Certificateholders thereof as of a date determined by the Trustee prior to the date on which such consent or vote is required; provided, however, that, notwithstanding anything to the contrary, the Trustee shall at no time vote or consent to any matter (i) unless such vote or consent would not (based on an Opinion of Counsel) alter the status of the Trust as a grantor trust under the Code, (ii) which would alter the timing or amount of any payment on the Underlying Securities, including, without limitation, any demand to accelerate the Underlying Securities, except in the event of an Underlying
Security event of default or an event which with the passage of time would become an Underlying Security event of default and with the unanimous consent of all Trust Certificateholders, or (iii) which would result in the exchange or substitution of any of the outstanding Underlying Securities pursuant to a plan for the refunding or refinancing of such Underlying Securities except in the event of a default under the Indenture and only with the consent of 100% of the Trust Certificateholders. The Trustee shall have no liability for any failure to act resulting from Trust Certificateholders' late return of, or failure to return, directions requested by the Trustee from the Trust Certificateholders.

         If an offer is made by the Underlying Securities Issuer to issue new obligations in exchange and substitution for any of the Underlying Securities, pursuant to a plan for the refunding or refinancing of the outstanding Underlying Securities or any other offer is made for the Underlying Securities, the Trustee shall notify the Trust Certificateholders of such offer as promptly as practicable. The Trustee must reject any such offer unless the Trustee is directed by the affirmative vote of all of the Trust Certificateholders to accept such offer and the Trustee has received the tax opinion described above.

         If an event of default under the Indenture occurs and is continuing and if directed by all of the outstanding Trust Certificateholders, the Trustee shall vote the Underlying Securities in favor of directing, or take such other action as may be appropriate to direct, the Underlying Securities Trustee to declare the unpaid principal amount of the Underlying Securities and any accrued and unpaid distributions thereon to be due and payable. In connection with a vote concerning whether to declare the acceleration of the Underlying Securities, the interests of the Trust Certificateholders may differ from each other and from those of other holders of outstanding Preferred Securities issued by the Underlying Securities Issuer.

Termination of the Trust

         The Trust shall terminate upon the earliest to occur of (i) the payment in full or sale of the Underlying Securities by the Trust after a payment default on or an acceleration of the Underlying Securities, (ii) the distribution  in full of all  amounts  due to the Trust  Certificateholders  and
(iii) the Final Scheduled Distribution Date. See "Description of the Trust Agreement--Termination" in the Prospectus.


                    DESCRIPTION OF THE UNDERLYING SECURITIES

General

         The Underlying Securities represent the sole assets of the Trust that are available to make Distributions in respect of the Trust Certificates. The primary economic terms of the Underlying Securities are described in "Prospectus Supplement Summary--The Underlying Securities" herein.

         This Prospectus Supplement sets forth certain relevant terms with respect to the Underlying Securities and the Junior Subordinated Debt Securities, but does not provide detailed information with respect thereto or with respect to the Underlying Securities Issuer or the Underlying Securities Guarantor. This Prospectus Supplement relates only to the Trust Certificates offered hereby and does not relate to the Underlying Securities. All disclosure contained herein with respect to the Underlying Securities Issuer and the Underlying Securities is derived from publicly available documents.

         The Underlying Securities Issuer is not participating in, and will not receive any proceeds in connection with, the offering of the Trust Certificates. The Underlying Securities were purchased in the secondary market and will be deposited into the Trust. The Underlying Securities were not acquired either from the Underlying Securities Issuer or pursuant to any distribution by or agreement with the Underlying Securities Issuer.

         The Underlying Securities convert into cash in a finite time period and the Underlying Securities Guarantor is: (a) subject to the periodic reporting requirements of the Exchange Act; and (b) eligible to use a Registration Statement on Form S-3 for a primary offering. The rating on the Underlying Securities will allow at least one investment-grade rating of the Trust Certificates by a Rating Agency.

         According to the Underlying Securities Guarantor's publicly available documents, its principal executive offices are located at 388 Greenwich Street, New York, New York 10013 and its telephone number is (212) 816-8000. The Underlying Securities Issuer is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports and other information with the Commission. Such reports and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, Room 1100, 7 World Trade Center, New York, New York 10048 and Chicago Regional Office, Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. In addition, reports and other information concerning the Underlying Securities Issuer may also be inspected at the Information Center of the New York Stock Exchange Inc., 20 Broad Street, New York, New York 10005.

         Although the Depositor has no reason to believe the information concerning the Underlying Securities, the Junior Subordinated Debt Securities, the Underlying Securities Issuer or the Underlying Securities Guarantor contained in the Prospectus related to the Underlying Securities is not reliable, the Depositor has not participated in the preparation of such documents, or made any due diligence inquiry with respect to the information provided therein. There can be no assurance that events affecting the Underlying Securities, the Junior Subordinated Debt Securities, the Underlying Securities Issuer or the Underlying Securities Guarantor have not occurred or have not yet been publicly disclosed which would affect the accuracy or completeness of the publicly available documents described above.

          THE TRUST WILL HAVE NO ASSETS OTHER THAN UNDERLYING SECURITIES FROM WHICH TO MAKE DISTRIBUTIONS OF AMOUNTS DUE IN RESPECT OF THE TRUST CERTIFICATES. CONSEQUENTLY, THE ABILITY OF TRUST CERTIFICATEHOLDERS TO RECEIVE DISTRIBUTIONS IN RESPECT OF THE TRUST CERTIFICATES WILL DEPEND ENTIRELY ON THE TRUST'S RECEIPT OF PAYMENTS ON THE UNDERLYING SECURITIES. PROSPECTIVE PURCHASERS OF THE TRUST CERTIFICATES SHOULD CONSIDER CAREFULLY THE FINANCIAL CONDITION OF THE UNDERLYING SECURITIES ISSUER AND ITS ABILITY TO MAKE PAYMENTS IN RESPECT OF SUCH UNDERLYING SECURITIES. THIS PROSPECTUS SUPPLEMENT RELATES ONLY TO THE TRUST CERTIFICATES BEING OFFERED HEREBY AND DOES NOT RELATE TO THE UNDERLYING SECURITIES OR THE UNDERLYING SECURITIES ISSUER. ALL INFORMATION CONTAINED IN THIS PROSPECTUS
SUPPLEMENT REGARDING THE UNDERLYING SECURITIES ISSUER AND THE UNDERLYING SECURITIES IS DERIVED FROM PUBLICLY AVAILABLE DOCUMENTS. NEITHER THE DEPOSITOR, THE UNDERWRITER NOR THE TRUSTEE PARTICIPATED IN THE PREPARATION OF SUCH DOCUMENTS OR TAKES ANY RESPONSIBILITY FOR THE ACCURACY OR COMPLETENESS OF THE INFORMATION PROVIDED THEREIN.

The Declaration

         The Declaration authorizes the trustees of the Underlying Securities Issuer to issue on its behalf the Trust Securities, which represent undivided beneficial interests in the assets of the Underlying Securities Issuer. The Underlying Securities were issued pursuant to the terms of a declaration of trust, dated as of September 19, 1996, executed by the Underlying Securities Guarantor, as sponsor, and the trustees of the Underlying Securities Issuer. The Underlying Securities are 6.25% of an issue of 400,000 7 3/4% Trust Preferred Securities, (liquidation amount $1,000 per Trust Preferred Security). The Preferred Securities will be redeemed on December 1, 2036, the maturity of the Junior Subordinated Debt Securities. All of the Common Securities will be owned, directly or indirectly, by the Underlying Securities Guarantor. The Common Securities rank pari passu, and payments will be made thereon on a pro rata basis, with Preferred Securities, except that upon the occurrence and during the continuance of a Declaration Event of Default (as defined below), the rights of the holders of the Common Securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities.

         The  Declaration  does  not  permit  the  issuance  by  the  Underlying
Securities Issuer of any securities other than the Trust Securities or the incurrence of any indebtedness by the Underlying Securities Issuer. Pursuant to the Declaration, the Institutional Trustee will hold title to the Junior Subordinated Debt Securities purchased by the Underlying Securities Issuer for the benefit of the holders of the Trust Securities. The payment of distributions out of money held by the Underlying Securities Issuer, and payments upon redemption of the Preferred Securities or liquidation of the Underlying Securities Issuer out of money held by the Underlying Securities Issuer, are guaranteed by the Underlying Securities Guarantor to the extent described under "Description of the Underlying Securities--Description of Guarantee". The Guarantee will be held by the Guarantee Trustee, for the benefit of the holders of the Preferred Securities. The Guarantee does not cover payment of distributions when the Underlying Securities Issuer does not have sufficient available funds to pay such distributions. In such event, the remedy of a holder of Preferred Securities is to (i) vote to direct the Institutional Trustee to enforce the Institutional Trustee's rights under the Junior Subordinated Debt Securities or (ii) if the failure of the Underlying Securities Issuer to pay distributions is attributable to the failure of the Underlying Securities Guarantor to pay interest or principal on the Junior Subordinated Debt Securities, institute a proceeding directly against the Underlying Securities Guarantor for enforcement of payment to such holder of the principal or interest on the Junior Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder on or after the respective due date specified in the Junior Subordinated Debt Securities.

         The  following  summaries  of  certain  provisions  of  the  Underlying
Securities, the Guarantee, the Junior Subordinated Debt Securities, the Declaration and the Indenture contained herein do not purport to be complete and are based upon the Underlying Securities Prospectus dated October 1, 1996, and the Underlying Securities Prospectus Supplement dated November 27, 1996, relating to the Underlying Securities, which are a series of the Underlying Securities Issuer, and are subject to, and are qualified in their entirety by reference to, all provisions of the Underlying Securities, the Guarantee, the Junior Subordinated Debt Securities, the Declaration and the Indenture, including the definitions therein of certain terms. Wherever particular sections or defined terms of the Declaration and the Indenture are referred to, it is intended that such sections or defined terms shall be incorporated herein by reference. Investors should refer to the Declaration and the Indenture for all terms governing the Underlying Securities, the Guarantee and the Junior Subordinated Debt Securities.

         Federal income tax consequences applicable to the Underlying Securities are described in the Underlying Securities Prospectus.

Declaration and Indenture Events of Default

         Declaration Events of Default

         An event of default under the Indenture (an "Indenture Event of Default") constitutes an event of default under the Declaration with respect to the Trust Securities (a "Declaration Event of Default"); provided, that pursuant to the Declaration, the holder of the Common Securities, the Underlying Securities Guarantor, will be deemed to have waived any Declaration Event of Default with respect to the Common Securities until all Declaration Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until such Declaration Events of Default with respect to the Preferred Securities have been so cured, waived, or otherwise eliminated, the Institutional Trustee will be deemed to be acting solely on behalf of the holders of the Preferred Securities and only the holders of the Preferred Securities will have the right to direct the Institutional Trustee with respect to certain matters under the Declaration, and therefore the Indenture. In the event that any Declaration Event of Default with respect to the Preferred Securities is waived by the holders of the Preferred Securities as provided in the Declaration, the holders of Common Securities pursuant to the Declaration have agreed that such waiver also constitutes a waiver of such Declaration Event of Default with respect to the Common Securities for all purposes under the Declaration without any further act, vote or consent of the holders of Common Securities.

         If the Institutional Trustee fails to enforce its rights under the Junior Subordinated Debt Securities, any holder of Preferred Securities may directly institute a legal proceeding against the Underlying Securities Guarantor to enforce the Institutional Trustee's rights under the Junior Subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. If a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Underlying Securities Guarantor to pay interest or principal on the Junior Subordinated Debt Securities on the date such interest or principal is otherwise payable (or in the case of redemption, the redemption date), then a holder of Preferred Securities may also directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the Junior Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder on or after the respective due date specified in the Junior Subordinated Debt Securities without first (i) directing the Institutional Trustee to enforce the terms of the Junior Subordinated Debt Securities or (ii) instituting a legal proceeding against the Underlying Securities Guarantor to enforce the Institutional Trustee's rights under the Junior Subordinated Debt Securities. In connection with such action, the Underlying Securities Guarantor will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by the Underlying Securities Guarantor to such holder of Preferred Securities in such action. Consequently, the Underlying Securities Guarantor will be entitled to payment of amounts that a holder of Preferred Securities receives in respect of an unpaid distribution that resulted in the bringing of a Direct Action to the extent that such holder receives or has already received full payment with respect to such unpaid distribution from the Underlying
Securities Issuer. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debt Securities.

         Upon the occurrence of an Indenture Event of Default, the Institutional Trustee as the sole holder of the Junior Subordinated Debt Securities will have the right under the Indenture to declare the principal of and interest on the Junior Subordinated Debt Securities to be immediately due and payable. The Underlying Securities Guarantor and the Underlying Securities Issuer are each required to file annually with the Institutional Trustee an officers' certificate as to its compliance with all conditions and covenants under the Declaration.

         Indenture Events of Default

         If any Indenture Event of Default shall occur and be continuing, the Institutional Trustee, as the holder of the Junior Subordinated Debt Securities, will have the right to declare the principal of and the interest on the Junior Subordinated Debt Securities (including any Compound Interest and Additional Interest, if any) and any other amounts payable under the Indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Junior Subordinated Debt Securities. See "Description of Junior Subordinated Debt Securities--Events of Default" in the Underlying Securities Prospectus for a description of the Indenture Events of Default. An Indenture Event of Default also constitutes a Declaration Event of Default. The holders of Preferred Securities in certain circumstances have the right to direct the Institutional Trustee to exercise its rights as the holder of the Junior Subordinated Debt Securities. See "Description of the Preferred Securities--Declaration Events of Default" and "--Voting Rights" in the Underlying Securities Prospectus Supplement.

         Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Junior Subordinated Debt Securities on the date such interest or principal is otherwise payable, the Underlying Securities Guarantor acknowledges that, in such event, a holder of Preferred Securities may institute a Direct Action for payment on or after the respective due date specified in the Junior Subordinated Debt Securities. The Underlying Securities Guarantor may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of all of the holders of Preferred Securities of the Underlying Securities Issuer. Notwithstanding any payment made to such holder of Preferred Securities by the Underlying Securities Guarantor in connection with a Direct Action, the Underlying Securities Guarantor shall remain obligated to pay the principal of or interest on the Junior Subordinated Debt Securities held by the Underlying Securities Issuer or the Institutional Trustee of the Underlying Securities Issuer, and the Underlying Securities Guarantor shall be subrogated to the rights of the holder of such Preferred Securities with respect to payments on the Preferred Securities to the extent of any payments made by the Company to such holder in any Direct Action. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debt Securities.

Modification of the Declaration

         The Declaration may be modified and amended if approved by the trustees of the Underlying Securities Issuer (the "Regular Trustees"), provided that, if any proposed amendment provides for, or the Regular Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise or (ii) the dissolution, winding-up or termination of the Underlying Securities Issuer other than pursuant to the terms of the Declaration, then the holders of the Trust Securities voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of holders of at least a majority in liquidation amount of the Trust Securities affected thereby; provided that, if any amendment or proposal referred to in clause (i) above would adversely affect only the Preferred Securities or the Common Securities, then only holders of the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of holders of a majority in liquidation amount of such class of Trust Securities.

         Notwithstanding the foregoing, no amendment or modification may be made to the Declaration if such amendment or modification would (i) cause the Underlying Securities Issuer to be classified for United States federal income tax purposes as other than a grantor trust, (ii) reduce or otherwise adversely affect the powers of the Institutional Trustee or (iii) cause the Underlying Securities Issuer to be deemed an "investment company" which is required to be registered under the 1940 Act.

Mergers, Consolidations or Amalgamations

         The Underlying Securities Issuer may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any corporation or other body except as described below. The Underlying Securities Issuer may, with the consent of the Regular Trustees and without the consent of the holders of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by, a trust organized as such under the laws of any State; provided that (i) such successor entity either (x) expressly assumes all of the obligations of the Underlying Securities Issuer under the Trust Securities or (y) substitutes for the Preferred Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities"), so long as the Successor Securities rank the same as the Trust Securities rank with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Underlying Securities Guarantor expressly acknowledges a trustee of such successor entity possessing the same powers and duties as the Institutional Trustee, in its capacity as the holder of the Junior Subordinated Debt Securities, (iii) the Preferred Securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the Preferred Securities are then listed or quoted, (iv) such merger, consolidation, amalgamation or replacement does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (vi) such successor entity has a purpose identical to that of the Underlying Securities Issuer, (vii) prior to such merger, consolidation, amalgamation or replacement, the Underlying Securities Issuer has received an opinion of a nationally recognized independent counsel to the Underlying Securities Issuer experienced in such matters to the effect that (A) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), and (B) following such merger, consolidation, amalgamation or replacement, neither the Underlying Securities Issuer nor such successor entity will be required to register as an "investment company" under the 1940 Act, and
(viii) the Underlying Securities Guarantor guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Underlying Securities
Issuer shall not, except with the consent of holders of 100% in liquidation amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace, it if, in the opinion of a nationally recognized independent tax counsel experienced in such matters, such consolidation, amalgamation, merger or replacement would cause the Underlying Securities Issuer or the Successor Entity to be classified as other than a grantor trust for United States federal income tax purposes. In addition, so long as any Preferred Securities are outstanding and are not held entirely by the Underlying Securities Guarantor, the Underlying Securities Issuer may not voluntarily liquidate, dissolve, wind-up or terminate except as described above under "Description of the Underlying Securities--Special Event Redemption Distribution".

Mandatory and Optional Redemption of Preferred Securities

         The Preferred Securities have no stated maturity date but will be redeemed upon the maturity of the Junior Subordinated Debt Securities or to the extent the Junior Subordinated Debt Securities are redeemed. The Junior Subordinated Debt Securities will mature on December 1, 2036, and may be redeemed (i) in whole or in part, at any time on or after December 1, 2006, or
(ii) at any time, in whole or in part, in certain circumstances upon the occurrence of a Tax Event (as described under "Special Event Redemption or Distribution" below). Upon the maturity of the Junior Subordinated Debt
Securities, the proceeds of the repayment thereof shall simultaneously be applied to redeem all outstanding Securities at the Redemption Price described below. Upon the redemption of the Junior Subordinated Debt Securities, whether in whole or in part (either at the option of the Underlying Securities Guarantor or pursuant to a Tax Event), the proceeds from such redemption shall simultaneously be applied to redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Junior Subordinated Debt Securities so redeemed at the applicable Redemption Price, provided that holders of Trust Securities shall be given not less than 30 nor more than 60 days' notice of such redemption. In the event that fewer than all of the outstanding Preferred Securities are to be redeemed, the Preferred Securities will be redeemed pro rata as described under "--Book-Entry System" below.

         "Redemption Price" shall mean (a) in the case of a redemption under (i) above, the following prices, expressed as percentages of the liquidation amount of each Preferred Security, together with accumulated distributions to the date fixed for redemption, if redeemed during the 12-month period beginning December 1:



                                                                  Redemption
Year                                                                 Price
-----------------------------------------------------         -----------------

2006.................................................                103.3150%
2007.................................................                102.9835
2008.................................................                102.6520
2009.................................................                102.3205
2010.................................................                101.9890
2011.................................................                101.6575
2012.................................................                101.3260
2013.................................................                100.9945
2014.................................................                100.6630
2015.................................................                100.3315


and 100% on or after December 1, 2016 and (b) in the case of a redemption  under
(ii)  above,  100%  of  the  liquidation   amount,   together  with  accumulated
distributions to the date fixed for redemption.

Special Event Redemption or Distribution

         "Tax Event" means that the Regular Trustees shall have received an opinion of a nationally recognized independent tax counsel experienced in such matters (a "Dissolution Tax Opinion") to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment to or change in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination on or after the date of this Prospectus Supplement), in either case after the date of this Prospectus Supplement, there is more than an insubstantial risk that (i) the Underlying Securities Issuer would be subject to United States federal income tax with respect to income accrued or received on the Junior

Subordinated Debt Securities, (ii) interest payable to the Underlying Securities Issuer on the Junior Subordinated Debt Securities would not be deductible, in whole or in part, by the Underlying Securities Guarantor for United States federal income tax purposes or (iii) the Underlying Securities Issuer would be subject to more than a de minimis amount of other taxes, duties or other governmental charges.

         "Investment Company Event" means that the Regular Trustees shall have received an opinion of a nationally recognized independent counsel experienced in practicing under the 1940 Act (as defined below) to the effect that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), there is more than an insubstantial risk that the Underlying Securities Issuer is or will be considered an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act"), which Change in 1940 Act Law becomes effective on or after the date of this Prospectus Supplement.

         If, at any time, a Tax Event or an Investment Company Event (each, as defined above, a "Special Event") shall occur and be continuing, the Underlying Securities Issuer shall, except in the limited circumstances described below, be dissolved with the result that Junior Subordinated Debt Securities with an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and with accrued and unpaid interest equal to accrued and unpaid distributions on, the Trust Securities outstanding at such time would be distributed to the holders of the Trust Securities in liquidation of such holders' interests in the Underlying Securities Issuer on a pro rata basis within 90 days following the occurrence of such Special Event; provided, however, that in the case of the occurrence of a Tax Event, such dissolution and distribution shall be conditioned on the Regular Trustees' receipt of an opinion of nationally recognized independent tax counsel experienced in such matters (a "No Recognition Opinion"), which opinion may rely on, among other things, published revenue rulings of the Internal Revenue Service, to the effect that the holders of the Trust Securities will not recognize any gain or loss for United States federal income tax purposes as a result of such dissolution and distribution of Junior Subordinated Debt Securities, and provided further that, if at the time there is available to the Underlying Securities Guarantor or the Underlying Securities Issuer the opportunity to eliminate, within such 90-day period, the Special Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure, that will have no adverse effect on the Underlying Securities Issuer, the Underlying Securities Guarantor or the holders of the Trust Securities, the Underlying Securities Guarantor or the Underlying Securities Issuer will pursue such measure in lieu of dissolution. Furthermore, if, in the case of the occurrence of a Tax Event, (i) the Underlying Securities Guarantor has received an opinion (a "Redemption Tax Opinion") of nationally recognized independent tax counsel experienced in such matters that, as a result of such Tax Event, there is more than an insubstantial risk that the Underlying Securities Guarantor would be precluded from deducting the interest on the Junior Subordinated Debt Securities for United States federal income tax purposes, even after the Junior Subordinated Debt Securities were distributed to the holders of Trust Securities in liquidation of such holders' interests in the Underlying Securities Issuer as described above, or
(ii) the Regular Trustees shall have been informed by such tax counsel that it cannot deliver a No Recognition Opinion to the Regular Trustees, the Underlying Securities Guarantor shall have the right, upon not less than 30 nor more than 60 days' notice, to redeem the Junior Subordinated Debt Securities, in whole or in part, for cash within 90 days following the occurrence of such Tax Event, and, following such redemption, Trust Securities with an aggregate liquidation amount equal to the aggregate principal amount of the Junior Subordinated Debt Securities so redeemed shall be redeemed by the Underlying Securities Issuer at the applicable Redemption Price on a pro rata basis; provided, however, that if at the time there is available to the Underlying Securities Guarantor or the Underlying Securities Issuer the opportunity to eliminate, within such 90-day period, the Tax Event by taking some ministerial action, such as filing a form or making an election or pursuing some other similar reasonable measure that will have no adverse effect on the Underlying Securities Issuer, the Underlying Securities Guarantor or the holders of the Trust Securities, the Underlying
Securities Guarantor or the Underlying Securities Issuer will pursue such measure in lieu of redemption.

Optional Redemption of the Junior Subordinated Debt Securities

         The Underlying Securities Guarantor shall have the right to redeem the Junior Subordinated Debt Securities (i) in whole or in part, from time to time, on or after December 1, 2006, or (ii) at any time in certain circumstances upon the occurrence of a Tax Event as described under "Description of The Underlying Securities--Special Event Redemption or Distribution", upon not less than 30 nor more than 60 days' notice, at the redemption price described below. If a partial redemption of the Preferred Securities resulting from a partial redemption of the Junior Subordinated Debt Securities would result in the delisting of the Preferred Securities, the Underlying Securities Guarantor may only redeem the Junior Subordinated Debt Securities in whole.

         Redemption Price for Junior Subordinated Debentures shall mean (a) in the case of a redemption under (i) above, the following prices, expressed in percentages of the principal amount plus any accrued and unpaid interest, including Additional Interest (as defined in the Underlying Securities Prospectus), if any, to the date of redemption, if redeemed during the 12-month period beginning December 1:


                                                                  Redemption
Year                                                                 Price
-----------------------------------------------------         -----------------

2006.................................................                103.3150%
2007.................................................                102.9835
2008.................................................                102.6520
2009.................................................                102.3205
2010.................................................                101.9890
2011.................................................                101.6575
2012.................................................                101.3260
2013.................................................                100.9945
2014.................................................                100.6630
2015.................................................                100.3315

and 100% on or after December 1, 2016 and (b) in the case of a redemption  under
(ii) above, 100% of the principal amount thereof plus any accrued and unpaid interest, including Additional Interest, if any, to the date of redemption.

Description of Guarantee

         The Guarantee is qualified as an indenture under the Trust Indenture Act. The Chase Manhattan Bank will act as indenture trustee under the Guarantee. The terms of the Guarantee will be those set forth in the Guarantee and those made part of the Guarantee by the Trust Indenture Act. The summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the term of Guarantee, which is filed as an exhibit to the Registration Statement and the Trust Indenture Act. The Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the Preferred Securities.

         General

         Pursuant to and to the extent set forth in the Guarantee, the Underlying Securities Guarantor will irrevocably and unconditionally agree to pay in full to the holders of the Preferred Securities (except to the extent paid by the Underlying Securities Issuer), as and when due, regardless of any defense, right of set-off or counterclaim which the Underlying Securities Issuer may have or assert, the following payments (the "Guarantee Payments"), without duplication: (i) any accrued and unpaid distributions that are required to be paid on the Preferred Securities, to the extent the Underlying Securities Issuer has funds available therefor, and (ii) the applicable Redemption Price to the extent the Underlying Securities Issuer has funds available therefor, with respect to any Preferred Securities called for redemption by the Underlying Securities Issuer, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Underlying Securities Issuer (other than in connection with the distribution of Junior Subordinated Debt Securities to the holders of Preferred Securities or the redemption of all of the Preferred Securities) the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Preferred Securities to the date of payment or (b) the amount of assets of the Underlying Securities Issuer remaining for distribution to holders of the Preferred Securities in liquidation of the Underlying Securities Issuer. The Underlying Securities Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Underlying Securities Guarantor to the holders of Preferred Securities or by causing the Underlying Securities Issuer to pay such amounts to such holders.

         The Guarantee will be a guarantee on a subordinated basis with respect to the Preferred Securities from the time of issuance of the Preferred Securities but will not apply to any payment of distributions or Redemption Price, or to payments upon the dissolution, winding up or termination of the Underlying Securities Issuer, except to the extent the Underlying Securities Issuer shall have funds available therefor. If the Underlying Securities Guarantor does not make interest payments on the Junior Subordinated Debt Securities, the Underlying Securities Issuer will not pay distributions on the Preferred Securities and will not have funds available therefor. The Guarantee, when taken together with the Underlying Securities Guarantor's obligations under the Junior Subordinated Debt Securities, the Indenture and the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the Underlying Securities Issuer (other than with respect to Trust Securities), will provide a full and unconditional guarantee on a subordinated basis by the Underlying Securities Guarantor of payments due on the Preferred Securities.

         Certain Covenants of the Underlying Securities Guarantor

         In the Guarantee, the Underlying Securities Guarantor covenants that, so long as any Preferred Securities remain outstanding, if there shall have occurred any event that would constitute an Event of Default under such Guarantee or the Declaration, then (a) the Underlying Securities Guarantor shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payment with respect thereto (other than (i) repurchases, redemptions or other acquisitions of shares of capital stock of the Underlying Securities Guarantor in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (ii) as a result of an exchange or conversion of any class or series of the Underlying Securities Guarantor's capital stock for any other class or series of the Underlying Securities Guarantor's capital stock, or (iii) the purchase of fractional interests in shares of the Underlying Securities Guarantor's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged and (b) the Underlying Securities Guarantor shall not make any payment of interest on, or principal of (or premium, if any, on), or repay, repurchase or redeem, any debt securities issued by the Underlying Securities Guarantor which rank pari passu with or junior to the Junior Subordinated Debt Securities. The Guarantee, however, will except from the foregoing any stock dividends paid by the Underlying Securities Guarantor where the dividend stock is the same stock as that on which the dividend is being paid.

         Modification of the Guarantee; Assignment

         Except with respect to any changes that do not adversely affect the rights of holders of Preferred Securities (in which case no vote will be required), the Guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding Preferred Securities. All guarantees and agreements contained in the Guarantee shall bind the successors, assignees, receivers, trustees and representatives of the Underlying Securities Guarantor and shall inure to the benefit of the holders of the Preferred Securities then outstanding.

         Events of Default

         An Event of Default under the Guarantee will occur upon the failure of the Underlying Securities Guarantor to perform any of its payment or other obligations thereunder. The holders of a majority in aggregate liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the guarantee Trustee under the guarantee. If the Guarantee Trustee fails to enforce the guarantee Trustee's rights under the Guarantee, any holders of related Preferred Securities may directly institute a legal proceeding against the Underlying Securities Guarantor to enforce the Guarantee Trustee's rights under the Guarantee without first instituting a legal proceeding against the Underlying Securities Issuer, the Guarantee Trustee or any other person or entity. A holder of Preferred Securities may also directly institute a legal proceeding against the company to enforce such holder's right to receive payment under the Guarantee without first (i) directing the Guarantee Trustee to enforce the terms of the Guarantee or (ii) instituting a legal proceeding against the Underlying Securities Issuer or any other person or entity.

         The Underlying Securities Guarantor will be required to provide annually to the Guarantee Trustee a statement as to the performance by the Underlying Securities Guarantor of certain of its obligations under the Guarantee and as to any default in such performance.

         Information Concerning the Guarantee Trustee

         The Guarantee Trustee, prior to the occurrence of a default with respect to the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to the Guarantee, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

         Termination of the Guarantee

         The Guarantee will terminate as to the Preferred Securities upon full payment of the Redemption Price of all Preferred Securities, upon distribution of the Junior Subordinated Debt Securities to the holders of the Preferred Securities or upon full payment of the amounts payable in accordance with the Declaration upon liquidation of the Underlying Securities Issuer. The Guarantee will continue to be effective or will be reinstated, as the case may be, if any time any holder of Preferred Securities must restore payment of any sums paid under the Preferred Securities or the Guarantee.

         Status of the Guarantee

         The Guarantee will constitute an unsecured obligation of the Underlying Securities Guarantor and will rank (i) subordinate and junior in right of payment to all other liabilities of the Underlying Securities Guarantor, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Underlying Securities Guarantor and with any guarantee now or hereafter entered into by the Underlying Securities Guarantor in respect of any preferred or preference stock of any subsidiary of the Underlying Securities Guarantor and (iii) senior to the Underlying Securities Guarantor's common stock. The terms of the Preferred Securities provide that each holder of Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the Guarantee.

         The Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the Guarantee without instituting a legal proceeding against any other person or entity).

Delivery and Form

         The Preferred Securities were issued in the form of Global Securities deposited with DTC and registered in the name of the nominee of DTC, except as set forth below. The Preferred Securities will be available for purchase in denominations of $1,000 and integral multiples thereof, in book-entry form only. Unless and until certificated Preferred Securities are issued under the limited circumstances described below, no beneficial owner of a Debt Security shall be entitled to receive a definitive certificate representing a Debt Security. So long as the Depositary or its nominee is the registered holder of the Global Securities, the Depositary, or such nominee, as the case may be, will be considered to be the sole owner or holder of the Debentures for all purposes of the Indenture.

Book-Entry System

         The Depository Trust Company ("DTC") will act as securities depositary for the Preferred Securities. The Preferred Securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global Preferred Securities certificates, representing the total aggregate number of Preferred Securities, will be issued and will be deposited with DTC.

         The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the global Preferred Securities as represented by a global certificate.

         DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its
Direct Participants and by the New York Stock Exchange, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. (the "NASD"). Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a Direct Participant either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

         Purchases of Preferred Securities within the DTC system must be made by or through Direct Participants, which will receive a credit for the Preferred Securities on DTC's records. The ownership interest of each actual purchaser of each Preferred Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Preferred Securities. Transfers of ownership interests in the Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Preferred Securities, except in the event that use of the book-entry system for the Preferred Securities is discontinued.

         To facilitate subsequent transfers, all the Preferred Securities deposited by Participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of Preferred Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Preferred Securities. DTC's records reflect only the identify of the Direct Participants to whose accounts such Preferred Securities are credited, which may nor may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

         Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

         Redemption notices shall be sent to Cede & Co. If less than all of the Preferred Securities are being redeemed, DTC will reduce the amount of the interest of each Direct Participant in such Preferred Securities in accordance with its procedures.

         Although voting with respect to the Preferred Securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Preferred Securities. Under its usual procedures, DTC would mail an Omnibus Proxy to the Underlying Securities Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co. consenting or voting rights to those Direct Participants to whose accounts the Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy). The Underlying Securities Guarantor and the Underlying Securities Issuer believe that the arrangements among DTC, Direct and Indirect Participants, and Beneficial Owners will enable the Beneficial Owners to exercise rights equivalent in substance to the rights that can be directly exercised by a holder of a beneficial interest in the Underlying Securities Issuer.

         Distribution payments on the Preferred Securities will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name," and such payments will be the responsibility of such Participant and not of DTC, the Underlying Securities Issuer or the Underlying Securities Guarantor, subject to any statutory or regulatory requirements to the contrary that may be in effect from time to time. Payment of distributions to DTC is the responsibility of the Underlying Securities Issuer, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

         Except as provided herein, a Beneficial Owner in a global Preferred Security certificate will not be entitled to receive physical delivery of Preferred Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Preferred Securities.

         DTC may discontinue providing its services as securities depositary with respect to the Preferred Securities at any time by giving reasonable notice to the Underlying Securities Issuer. Under such circumstances, in the event that a successor securities depositary is not obtained, Preferred Securities certificates are required to be printed and delivered. Additionally, the Regular Trustees (with the consent of the Underlying Securities Guarantor) may decide to discontinue use of the system of book-entry transfers through DTC (or any successor depositary) with respect to the Preferred Securities. In that event, certificates for the Preferred Securities will be printed and delivered.

         The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Underlying Securities Guarantor and the Underlying Securities Issuer believe to be reliable, but neither the Depositor, the Underlying Securities Guarantor nor the Underlying Securities Issuer takes responsibility for the accuracy thereof.

                         FEDERAL INCOME TAX CONSEQUENCES

         The following is a general discussion of the material federal income tax consequences of the purchase, ownership and disposition of the Trust Certificates by an initial holder of the Trust Certificates. This section supersedes the discussion contained in the Prospectus under "Federal Income Tax Consequences".

         This  summary  is based on laws,  regulations,  rulings  and  decisions currently in effect, all of which are subject to change, possibly on a retroactive basis. This discussion does not deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, this summary is generally limited to investors who will hold the Trust Certificates as capital assets (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), and do not hold their Trust Certificates as part of a "straddle", a "hedge" or a "conversion transaction". Furthermore, no authority exists concerning the tax treatment of some aspects of the Trust Certificates, and there can be no assurance that the Treasury Department will not issue regulations which would modify the treatment described below. Accordingly, the ultimate federal income tax treatment of the Trust Certificates may differ substantially from that described below. Investors should consult their own tax advisors to determine the federal, state, local and other tax consequences of the purchase, ownership and disposition of the Trust Certificates.

Tax Status of Trust

         In the opinion of Shearman & Sterling, special federal income tax counsel to the Depositor, the Trust will be classified as a grantor trust and not as an association (or publicly traded partnership) taxable as a corporation under the Code. Accordingly, each Trust Certificateholder will be subject to federal income taxation as if it (i) owned directly the portion of the Underlying Securities allocable to such Trust Certificates, and (ii) paid directly its share of reasonable expenses paid by the Trust.

Income of Trust Certificateholders

         In General

         Assuming that the Underlying Securities represent direct ownership of the Junior Subordinated Debt Securities (as defined in the Prospectus Supplement for the Underlying Securities) for federal income tax purposes, the Trust Certificates will represent direct ownership of the Junior Subordinated Debt Securities for federal income tax purposes. Each Trust Certificateholder will be required to report on its federal income tax return its pro rata share of the income from the Junior Subordinated Debt Securities. Assuming the Junior Subordinated Debt Securities constitute indebtedness for federal income tax purposes (the "Debt Instruments"), the Trust Certificateholder's income will include interest income from the Debt Instruments (with an allowance for deductions as described below) in accordance with the Trust Certificateholder's method of accounting.

         Original Issue Discount

         The excess of the "stated redemption price" of the Debt Instruments (equal to the sum of all payments on the Debt Instruments other than "qualified stated interest") over their issue price (the price at which a substantial portion of the Debt Instruments was first sold to the public) will be original issue discount if such excess equals or exceeds a de minimis amount. Qualified stated interest is defined as interest that is unconditionally payable in cash or property at least annually.

         If the likelihood that the Company would exercise its option to defer interest payments was considered remote at the time the Debt Instruments were issued, the interest paid with respect to the Debt Instruments would be considered qualified stated interest (and, therefore, not included in the stated redemption price). If the Company were to exercise its option to defer any interest payments, the Debt Instruments would at that time be treated as issued with original issue discount, and all stated interest on the Debt Instruments would thereafter be treated as original issue discount so long as the Debt Instruments remained outstanding. In such event, all of a Trust Certificateholder's taxable interest income with respect to the Debt Instruments would be accounted for as original issue discount on an economic accrual basis regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a Trust Certificateholder would be required to include in income original issue discount even though the Company would not make any actual payments during the period of interest payment deferral.

         If the likelihood that the Company would exercise its option to defer interest payments was not considered remote at the time the Debt Instruments were issued, the stated interest payments would not be considered qualified stated interest and the Debt Instruments would be considered to have been issued with original issue discount. Holders of instruments issued with original issue discount are required to include such original issue discount in income as it accrues, which may be before the receipt of the cash attributable to such income, based on a compounding of interest at a constant rate (using the yield to maturity of the instrument as originally issued).

         Acquisition Premium

         In the event that a Trust Certificateholder purchases Debt Instruments with original issue discount at an acquisition premium (i.e., at a price in excess of its "adjusted issue price" but less than its stated redemption price), the amount includible in income in each taxable year as original issue discount is reduced by that portion of the excess properly allocable to such year. The adjusted issue price is defined as the sum of the issue price of the Debt Instruments and the aggregate amount of previously accrued original issue discount, less any prior payments of amounts included in its stated redemption price. Acquisition premium is allocated on a pro rata basis to each accrual of original issue discount, so that the Trust Certificateholder is allowed to reduce each accrual of original issue discount by a constant fraction.

         Market Discount

         A Trust Certificateholder that purchases the Debt Instruments at a "market discount" (defined as the excess of the principal amount over the purchase price paid by the Trust Certificateholder or, if the Debt Instruments were issued with original issue discount, the excess of the adjusted issue price over the purchase price) will be required (unless such market discount is less than a de minimis amount) to treat any principal payments on, or any gain realized upon the disposition or retirement of, the Debt Instruments as interest income to the extent of the market discount that accrued while such Trust Certificateholder held such Debt Instruments, unless the Trust Certificateholder elects to include such market discount in income on a current basis. Market discount is considered to be de minimis if it is less than one-quarter of one percent of such Debt Instruments' stated redemption price multiplied by the number of complete years to maturity after the Trust Certificateholder acquired the Debt Instruments. If Debt Instruments with more than a de minimis amount of market discount are disposed of in a nontaxable transaction (other than a nonrecognition transaction described in Section 1276(d) of the Code), accrued market discount will be includible as ordinary income to the Trust Certificateholder as if such Trust Certificateholder had sold the Debt Instruments at their then fair market value. A Trust Certificateholder that acquired at a market discount and that does not elect to include market discount in income on a current basis also may be required to defer the deduction for a portion of the interest expense on any indebtedness incurred or continued to purchase or carry the Trust Certificate until the deferred income is realized.

         Premium

         A Trust Certificateholder that purchases the Debt Instruments for an amount in excess of the stated redemption price, will be treated as having premium with respect to the Debt Instruments in the amount of such excess. If such a Trust Certificateholder makes an election under Section 171(c)(2) of the Code to treat such premium as "amortizable bond premium," the amount of interest that must be included in such Trust Certificateholder's income for an accrual period will be reduced by the portion of the premium allocable to such period based on the Debt Instruments' yield to maturity. If a Trust Certificateholder makes the election under Section 171(c)(2), the election also shall apply to all bonds the interest on which is not excludible from gross income ("Fully Taxable Bonds") held by the Trust Certificateholder at the beginning of the first taxable year to which the election applies and to all such Fully Taxable Bonds thereafter acquired by it, and is irrevocable without the consent of the IRS. If such an election is not made, such a Trust Certificateholder must include the full amount of each interest payment in income in accordance with its regular method of accounting and will receive a tax benefit from the premium only in computing its gain or loss upon the sale or other disposition or retirement of the Debt Instruments.

         Accrual Method Election

         A Trust Certificateholder is permitted to elect to include in gross income its entire return on the Debt Instruments (i.e., the excess of all remaining payments to be received on the Debt Instruments over the amount paid for the Debt Instruments by such Trust Certificateholder) based on the compounding of interest at a constant rate. Such an election for Debt Instruments with amortizable bond premium (or market discount) will result in a deemed election for all of the Trust Certificateholder's debt instruments with amortizable bond premium (or market discount) and may be revoked only with permission of the IRS.

Sale or Exchange of Trust Certificates or Retirement of Debt Instruments

         Upon the sale, exchange or other disposition of a Trust Certificate or upon the retirement of Debt Instruments, a Trust Certificateholder will recognize gain or loss equal to the difference, if any, between the amount realized and the Trust Certificateholder's tax basis in the Debt Instruments. A Trust Certificateholder's tax basis for determining gain or loss on the disposition or retirement of the Debt Instruments will be the cost of such Debt Instruments increased by the amount of any original issue discount and market discount included in income and reduced by any payments included in the stated redemption price and any amortized premium. Any gain or loss will be capital gain or loss if the Debt Instruments were held as capital assets.

         It is possible that a modification of the terms of the Debt Instruments, including the deferral of payments of interest, or a substitution of other assets for the Debt Instruments following a default on the Debt Instruments or in other circumstances, would be a taxable event to Trust Certificateholders on which they would recognize gain or loss.

Deductibility of Trust's Fees and Expenses

         In computing its federal income tax liability, a Trust Certificateholder will be entitled to deduct, consistent with its method of accounting, its share of reasonable administrative fees, trustee fees and other fees paid or incurred by the Trust as provided in Section 162 or 212 of the Code. If a Trust Certificateholder is an individual, estate or trust, the deduction for his share of fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Foreign Trust Certificateholders

         Interest paid to Trust Certificateholders that are not U.S. Persons ("Foreign Trust Certificateholders") generally will qualify for the portfolio interest exemption and will not be subject to the 30% withholding tax on interest paid with respect to the Debt Instruments, provided that such Foreign Trust Certificateholder does not hold its Debt Instrument in connection with the conduct of a U.S. trade or business and fulfills certain certification requirements. Under such requirements, the holder must certify, under penalties of perjury, that it is not a U.S. Person and provide its name and address.

         "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any State (other than a partnership that is not treated as a U.S. Person under any applicable Treasury regulations), or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as U.S. Persons prior to such date, that elect to continue to be treated as U.S. Persons, also will be U.S. Persons.

Backup Withholding

         Payments made on the Trust Certificates and proceeds from the sale of the Trust Certificates will not be subject to a "backup" withholding tax of 31% unless, in general, the Trust Certificateholder fails to comply with certain reporting procedures and is not an exempt recipient under applicable provisions of the Code.

New Withholding Regulations

         The Treasury Department has issued new regulations which make certain modifications to the withholding, backup withholding and information reporting rules. These new regulations are generally effective for payments made after December 31, 1998. Investors should consult their tax advisors regarding such regulations.


                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on (a) an employee benefit plan (as defined in Section 3(3) of ERISA), (b) a plan described in Section 4975(e)(i) of the Code or (c) any entity whose underlying assets include Plan Assets (as defined below) by reason of a plan's investment in the entity (each, a "Plan").

         In accordance with ERISA's general fiduciary standards, before investing in a Trust Certificate, a Plan fiduciary should determine whether such an investment is permitted under the governing Plan instruments and appropriate for the Plan in view of the Plan's overall investment policy and the composition and diversification of its portfolio. Other provisions of ERISA and the Code prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan ("Parties in Interest" within the meaning of ERISA or "Disqualified Persons" within the meaning of the Code). Thus, a Plan fiduciary considering an investment in Trust Certificates should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code.

         An investment in Trust Certificates by a Plan might result in the assets of the Trust being deemed to constitute Plan Assets, which in turn might mean that certain aspects of such investment, including the operation of the Trust, might be prohibited transactions under ERISA and the Code. Neither ERISA nor the Code defines the term "Plan Assets". Under Section 2510.3-101 of the United States Department of Labor regulations (the "Regulation"), "Plan Assets" may include an interest in the underlying assets of an entity (such as a trust) for certain purposes, including the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an "equity interest" in such entity. Thus, if a Plan acquired a Trust Certificate, for certain purposes under ERISA and the Code (including the prohibited transaction provisions) the Plan would be considered to own its share of the underlying assets of the Trust unless (1) such Trust Certificate is a "publicly offered security" or (2) equity participation by "benefit plan investors" is not "significant".

         Under the Regulation, a publicly offered security is a security that is
(1) freely transferable, (2) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another at the conclusion of the initial offering and (3) either is (A) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (B) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

         Participation by benefit plan investors in the Trust Certificates would not be significant if immediately after the most recent acquisition of a Trust Certificate, whether or not from the Depositor or Merrill Lynch & Co., less than 25% of (1) the value of such Class of Trust Certificates and (2) the value of any other Class of Trust Certificates that is not a publicly offered security under the Regulation, were held by benefit plan investors, which are defined as Plans and employee benefit plans not subject to ERISA (for example, governmental plans).

         Trust Certificates will not be sold to any Plan unless the Depositor is able to confirm the existence of at least 100 independent purchasers of the Trust Certificates.


                                  UNDERWRITING

         Subject to the terms and conditions set forth in the Underwriting Agreement, dated as of February 20, 1998 (the "Underwriting Agreement"), as amended and supplemented by the Terms Agreement, dated as of March 23, 1998, the Depositor has agreed to sell to Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to purchase, all of the Trust Certificates. The Underwriter proposes to offer the Trust Certificates directly to the public at the offering price set forth on the cover page of this Prospectus Supplement. After the initial offering, the public offering price, concession and discount may be changed.

         The Underwriter has from time to time provided investment banking and other financial services to the Underlying Securities Issuer and expects in the future to provide such services, for which it has received and will receive customary fees and commissions.

         The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments the Underwriter may be required to make in respect thereof.


                       VALIDITY OF THE TRUST CERTIFICATES

         The validity of the Trust Certificates will be passed upon for the Depositor and the Underwriter by Shearman & Sterling, New York, New York.


                                     RATINGS

         It is a condition to the issuance of the Trust Certificates that the Trust Certificates have ratings assigned by Moody's and by S&P, equivalent to the ratings of the Underlying Securities, which, as of the date of this Prospectus Supplement, were "aa3" by Moody's and "A+" by S&P.

         The rating of the Trust Certificates by Moody's addresses the likelihood of the ultimate payment of principal of and distributions on the Trust Certificates or any Underlying Securities distributed in respect thereof, as well as any shortfall therefrom. The rating of the Trust Certificates by S&P addresses the likelihood of timely receipt of distributions on the Trust Certificates or any Underlying Securities distributed in respect of the Trust Certificates. The ratings address the likelihood of the receipt by Trust Certificateholders of payments required under the Trust Agreement, and are based primarily on the credit quality of the Underlying Securities. The rating on the Trust Certificates does not, however, constitute a statement regarding the occurrence or frequency of redemptions or prepayments on, or extensions of the maturity of, the Underlying Securities, and the corresponding effect on yield to investors.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each security rating should be evaluated independently of similar ratings on different securities.

         The Depositor has not requested a rating on the Trust Certificates by any rating agency other than Moody's and S&P. However, there can be no assurance as to whether any other rating agency will rate the Trust Certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Trust Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Trust Certificates by Moody's and S&P.

PROSPECTUS
                       PUBLIC STEERS(R) TRUST CERTIFICATES
                              (ISSUABLE IN SERIES)

                          Merrill Lynch Depositor, Inc.
                                    DEPOSITOR

         The Public STEERS(R) Trust Certificates (the "Trust Certificates") offered hereby and by supplements (each, a "Prospectus Supplement") to this Prospectus will be offered from time to time in one or more series (each, a "Series") and in one or more classes within each such Series (each, a "Class"), denominated in U.S. dollars or in one or more other currencies or composite currencies. Trust Certificates of each respective Series will be offered in amounts, at prices and on terms to be determined at the time of sale as described in the Prospectus Supplement accompanying this Prospectus. Each Series of Trust Certificates will represent in the aggregate the entire beneficial ownership interest in a publicly traded debt, or other eligible, security or a pool of such securities (the "Underlying Securities"), together with certain other assets, if applicable, described herein or in the applicable Prospectus Supplement (such assets, together with the Underlying Securities, the "Deposited Assets, to be deposited in a trust (the "Trust") for the benefit of holders of Trust Certificates of such Series ("Trust Certificateholders") by Merrill Lynch Depositor, Inc., a Delaware corporation that is an indirect, wholly owned, limited-purpose subsidiary of Merrill Lynch & Co., Inc. (the "Depositor), pursuant to the Standard Terms for Trust Agreements (the "Standard Terms") and a supplement thereto (the "Series Supplement") with respect to a Series (collectively, the "Trust Agreement") between the Depositor and the trustee (the "Trustee") named in the applicable Prospectus Supplement. If so specified in the applicable Prospectus Supplement, the Trust for a Series of Trust Certificates may also include, or the Trust Certificateholders of such Trust Certificates may have the benefit of, any combination of insurance policies, letters of credit, Reserve Accounts (as defined below) and other types of rights or assets designed to support or ensure the servicing and distribution of amounts due in respect of the Deposited Assets (collectively, "Credit Support"). The Underlying Securities will represent debt securities issued by the Government of the United States of America ("Government Securities") or senior or subordinated publicly-traded debt obligations of one or more corporations, general or limited partnerships, preferred securities of trusts organized by such issuers to issue certain trust-originated preferred securities, in each case organized under the laws of the United States of America or any state thereof (each, an "Underlying Securities Issuer"). As a condition to the deposit into a Trust of Underlying Securities (other than Government Securities) constituting 10% or more of the total Underlying Securities with respect to the related Series of Trust Certificates ("Concentrated Underlying Securities"), as of the date of the issuance of such Series, the issuer of such Underlying Securities will be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will file reports and other information with the Securities and Exchange Commission (the "Commission"). See "Description of Deposited Assets--Underlying Securities Issuer". Except for Government Securities, the Underlying Securities will be purchased in the secondary market; they will not be acquired from the issuer thereof. No such issuer will participate in the offering of the Trust Certificates, nor will such issuer receive any of the proceeds from the sale of the Underlying Securities to the Depositor or from the issuance of the Trust Certificates. See "Description Deposited Assets--General". Except as otherwise provided herein and in the applicable Prospectus Supplement, the Depositor's only obligations with respect to each Series of Trust Certificates will be to assign and deliver the Deposited Assets and certain related documents to the applicable Trustee and, in certain cases, to arrange for Credit Support, if any. An administrative agent (the "Administrative Agent"), if any is named in the applicable Prospectus Supplement with respect to a Series of Trust Certificates, may assume certain contractual administrative obligations of the Trustee, to the extent provided in the applicable Prospectus Supplement, including certain cash advances in the event of payment delinquencies on the Deposited Assets. See "Description of the Trust Agreement--Advances in Respect of Delinquencies". The Trust Certificates of each Series will not represent an obligation of or interest in the Depositor or Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch & Co.") or any of their affiliates. Neither the Trust Certificates nor the Deposited Assets will be guaranteed or insured by the Depositor or Merrill Lynch & Co. or their affiliates.

         Application will be made to list certain Series of Trust Certificates on the New York Stock Exchange ("NYSE"). At the time of issue, each Series of Trust Certificates offered hereby will be rated in one of the investment grade categories recognized by one or more nationally recognized rating agencies. There can be no assurance that an active public market for any Series of Trust Certificates will develop or, if a public market develops, as to the liquidity of the trading market for such Trust Certificates. Unless otherwise specified in the applicable Prospectus Supplement, each Series of Trust Certificates initially will be represented by one or more global securities (each, a "Global Security") registered in the name of Cede & Co. ("Cede"), as nominee of The Depository Trust Company (the "Depositary" or "DTC"). The interests of beneficial owners of such Trust Certificates will be represented by book entries on the records of participating members of DTC. Definitive certificates in registered form without coupons will be available only under the limited circumstances described herein under the heading "Description of the Trust Certificates--Global Securities".

       PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH HEREIN
                   UNDER "RISK FACTORS", BEGINNING ON PAGE 7.

                               ------------------


  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                   THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

                               ------------------


         The Trust Certificates may be offered and sold to or through underwriters, dealers or agents or directly to purchasers, as more fully described under "Plan of Distribution" and in the applicable Prospectus Supplement. This Prospectus may not be used to consummate sales of Trust Certificates offered hereby unless accompanied by a Prospectus Supplement.

                               ------------------

                               MERRILL LYNCH & CO.

                               ------------------

               The date of this Prospectus is September 18, 1997.

                              PROSPECTUS SUPPLEMENT

         The Prospectus Supplement relating to a Series of Trust Certificates to be offered hereby will set forth with respect to such Series: (a) the specific designation and aggregate principal amount thereof; (b) the currency or currencies in which the principal, premium, if any, and any interest are distributable (the "Specified Currency"), (c) a description of the material terms of the Deposited Assets, including the Underlying Securities, and Credit Support, if any; (d) the number of Classes and, with respect to each such Class, its designation, aggregate principal amount or, if applicable, Notional Amount (as defined below), and the minimum denomination of the Trust Certificates; (e) the relative rights and priorities of each Series or Class (including the type, characteristics and specifications of the Deposited Assets and Credit Support, if any, for such Series or Class); (f) the identity of each issuer of the Underlying Securities and each obligor with respect to any of the other Deposited Assets; (g) the name of the Trustee and the Administrative Agent, if any; (h) the Trust Certificate Rate (as defined below) or the applicable method of calculation thereof; (i) the date of distribution (each, a "Distribution Date") of any interest, premium (if any) and/or principal; (j) the date of issue; (k) the final scheduled Distribution Date (the "Final Scheduled Distribution Date"), if applicable; (l) the offering price or prices; (m) remedies upon the occurrence of a payment default on the Underlying Securities;
(n) applicable Required Percentages and Voting Rights (as defined below) with regard to certain actions by the Depositor or the Trustee under the Trust Agreement or with regard to the applicable Trust; and (o) any other material terms of the Trust Certificates (including terms relating to the rights of the Trust or any third party to redeem or purchase such Trust Certificates prior to the Final Scheduled Distribution Date). See "Description of the Trust Certificates--General" for a listing of other terms that may be specified in the applicable Prospectus Supplement.


                              AVAILABLE INFORMATION

         The Depositor has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the Trust Certificates. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement. The Depositor will be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will file reports and other information with the Commission. Such reports and other information concerning the Depositor may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission:
New York Regional Office, Room 1100, 7 World Trade Center, New York, New York 10048 and Chicago Regional Office, Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All documents filed by the Depositor pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Trust Certificates shall be deemed to be incorporated by reference in this Prospectus. Such documents may include, without limitation, Annual Reports on Form 10-K and Current Reports on Form 8-K. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. The Depositor will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to Merrill Lynch Depositor, Inc.,
c/o World Financial Center, New York, New York 10281, Attention: Secretary. Telephone requests for such copies should be directed to Merrill Lynch Depositor, Inc. at 212-449-1000.


                       REPORTS TO TRUST CERTIFICATEHOLDERS

         Except as otherwise specified in the applicable Prospectus Supplement, unless and until definitive Trust Certificates (as defined below) are issued, unaudited reports containing information concerning the related Trust will be prepared annually by the related Trustee and sent on behalf of the related Trust only to Cede, as nominee of DTC and registered holder of the Trust Certificates. If Definitive Trust Certificates are issued, such reports will be prepared by the related Trustee and sent on behalf of the related Trust directly to the Trust Certificateholders in accordance with the Trust Agreement. See "Description of the Trust Certificates--Global Securities" and "Description of the Trust Agreement--Reports to Trust Certificateholders; Notices". Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Depositor, on behalf of each Trust, will cause to be filed with the Commission such periodic reports as are required under the Exchange Act. The Depositor does not intend to send any financial reports to Trust Certificateholders.

         References herein to "U.S. dollars", "US$", "dollar" or "$" are to the lawful currency of the United States.

         For definitions of certain terms used herein, refer to "Index of Defined Terms", beginning on page I-1.

                               PROSPECTUS SUMMARY

         The following summary does not purport to be complete and is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus. Certain capitalized terms used herein are defined elsewhere in this Prospectus. See "Index to Defined Terms".


SECURITIES OFFERED..........................  STEERS(R)Trust Certificates, to be
                                              offered from time to time in one
                                              or more Series and in one or more
                                              Classes within each such Series,
                                              will be denominated in U.S.
                                              dollars or in one or more other
                                              currencies or composite
                                              currencies. Trust Certificates of
                                              each respective Series will be
                                              offered in amounts, at prices and
                                              on terms to be determined at the
                                              time of sale as described in the
                                              applicable Prospectus Supplement.
                                              For a description of the kinds of
                                              terms which will be set forth in
                                              the applicable Prospectus
                                              Supplement, see "Description of
                                              the Trust Certificates--General".


DEPOSITED
  ASSETS..................................    Each Series of Trust Certificates
                                              will represent in the aggregate
                                              the entire beneficial ownership
                                              interest in the Underlying
                                              Securities, together with certain
                                              other assets, if applicable. Such
                                              other assets may include cash,
                                              cash equivalents, guarantees,
                                              letters of credit, financial
                                              insurance, interest rate,
                                              currency, equity, commodity and
                                              credit-linked swaps, caps, floors,
                                              collars and options, forward
                                              contracts, structured securities
                                              and other instruments and
                                              transactions that credit enhance,
                                              hedge or otherwise support the
                                              Underlying Securities designed to
                                              assure the servicing or timely
                                              distribution of payments to
                                              holders of the Trust Certificates.
                                              Such assets will be described in
                                              the applicable Prospectus
                                              Supplement See "Description of
                                              Deposited Assets".

UNDERLYING SECURITIES.......................  The Underlying Securities will represent debt securities issued
                                              by the Government of the United
                                              States of America or senior or
                                              subordinated publicly-traded debt
                                              obligations of one or more
                                              corporations, general or limited
                                              partnerships, or preferred
                                              securities of trusts organized by
                                              such issuers to issue certain
                                              trust-originated preferred
                                              securities, in each case organized
                                              under the laws of the United
                                              States of America or any state
                                              thereof. As a condition to the
                                              deposit into a Trust of Underlying
                                              Securities (other than Government
                                              Securities) constituting 10% or
                                              more of the total Underlying
                                              Securities with respect to the
                                              related Series of Certificates
                                              ("Concentrated Underlying
                                              Securities"), as of the date of
                                              the issuance of such Series, the
                                              issuer of such Underlying
                                              Securities will be subject to the
                                              periodic reporting requirements of
                                              the Exchange Act, and in
                                              accordance therewith will file
                                              reports and other information with
                                              the Commission. See "Description
                                              of Deposited Assets--Underlying
                                              Securities Issuer". Except for
                                              Government Securities, the
                                              Underlying Securities will be
                                              purchased in the secondary market;
                                              they will not be acquired from the
                                              issuer thereof. No such issuer
                                              will participate in the offering
                                              of the Certificates, nor will such
                                              issuer receive any of the proceeds
                                              from
                                              the sale of the Underlying
                                              Securities to the Depositor or
                                              from the issuance of the
                                              Certificates. See "Description
                                              Deposited Assets--General".

CREDIT SUPPORT..............................  If so specified in the applicable
                                              Prospectus Supplement, the Trust
                                              for a Series of Trust Certificates
                                              may also include, or the
                                              Certificateholders of such Series
                                              may have the benefit of, any
                                              combination of insurance policies,
                                              letters of credit, Reserve
                                              Accounts, and other types of
                                              rights or assets designated to
                                              support or ensure the servicing
                                              and distribution of amounts due in
                                              respect of the Deposited Assets.
                                              See "Description of the Deposited
                                              Assets--Credit Support".

THE DEPOSITOR...............................  The Depositor, a Delaware
                                              corporation, is an indirect,
                                              wholly owned, limited-purpose
                                              subsidiary of Merrill Lynch & Co.,
                                              Inc. The principal office of the
                                              Depositor is c/o Merrill Lynch &
                                              Co., Inc., World Financial Center,
                                              New York, New York 10281. The
                                              Certificate of Incorporation of
                                              the Depositor provides that the
                                              Depositor may conduct any lawful
                                              activities necessary or incidental
                                              to serving as depositor of one or
                                              more trusts that may issue and
                                              sell Certificates.

THE TRUST...................................  The Depositor will assign and deliver the Deposited Assets for
                                              each Series of Trust Certificates
                                              to the Trustee named in the
                                              applicable Prospectus Supplement,
                                              in its capacity as Trustee, for
                                              the benefit of the Trust
                                              Certificateholders of such Series.
                                              See "Description of the Trust
                                              Agreement--Assignment of Deposited
                                              Assets". The Trustee named in the
                                              applicable Prospectus Supplement
                                              will administer the Deposited
                                              Assets pursuant to the Trust
                                              Agreement and will receive the
                                              Trustee Fee.

FEDERAL INCOME TAX
  CONSEQUENCES..............................  The arrangement pursuant to which the Trust Certificates will be
                                              created and sold and the
                                              Underlying Securities will be
                                              administered will be treated as a
                                              grantor trust under subpart E,
                                              part I of subchapter J of the
                                              Code. Each Trust Certificateholder
                                              will be treated as the owner of a
                                              pro rata undivided interest in the
                                              ordinary income and corpus of the
                                              Underlying Securities in the
                                              grantor trust. See "Federal Income
                                              Tax Consequences".

ERISA CONSIDERATIONS........................  An employee benefit plan subject to the Employee Retirement Income
                                              Security Act of 1974, as amended
                                              ("ERISA"), an individual
                                              retirement account, or an entity
                                              whose underlying assets include
                                              plan assets by reason of a plan's
                                              investment in the entity (each, a
                                              "Plan") may purchase Trust
                                              Certificates provided that either
                                              (a) the offering has been
                                              structured so that participation
                                              by "benefit plan investors" is not
                                              "significant" or so that there are
                                              at least 100 independent
                                              purchasers of the class of Trust
                                              Certificates being offered, or (b)
                                              the Plan can represent that its
                                              purchase of Trust Certificates
                                              would not be prohibited under
                                              ERISA or the Internal Revenue Code
                                              of 1986, as amended (the "Code").
                                              See "ERISA Considerations".

RATINGS  ...................................  At the time of issuance, the
                                              Certificates of a Series (or Class
                                              of such Series) will be rated in
                                              one of the investment grade
                                              categories by one or more
                                              nationally recognized Rating
                                              Agencies. Any rating issued with
                                              respect to a Certificate is not a
                                              recommendation to purchase, sell
                                              or hold a Certificate and there
                                              can be no assurance that the
                                              ratings will remain for any given
                                              period of time or that any rating
                                              will not be revised or withdrawn
                                              by the related Rating Agency. See
                                              "Risk Factors--Ratings of the
                                              Certificates Subject to Change".

LISTING  ...................................  Application may be made to list certain Series of Trust
                                              Certificates on the New York Stock
                                              Exchange.

FORM OF SECURITY............................  Unless otherwise specified in the applicable Prospectus Supplement,
                                              each Series of Trust Certificates
                                              will be initially represented by
                                              one or more Global Securities
                                              registered in the name of Cede as
                                              nominee of the DTC. The interests
                                              of beneficial owners of Trust
                                              Certificates will be represented
                                              by book entries of participating
                                              members of DTC. Definitive
                                              certificates in registered form
                                              without coupons will be available
                                              only under the limited
                                              circumstances described under the
                                              heading "Description of the Trust
                                              Certificates--Global Securities".

                                  RISK FACTORS

         In connection with an investment in the Trust Certificates of any Series, prospective purchasers should consider, among other things, (1) the risk factors set forth below and (2) any additional risk factors set forth in the applicable Prospectus Supplement.

Limited Liquidity

         There can be no assurance that an active public market for any Series (or Class within such Series) of Trust Certificates will develop or, if a public market develops, as to the liquidity of the trading market for such Trust Certificates. Merrill Lynch & Co. has advised the Depositor that it intends to make a market in the Trust Certificates, as permitted by applicable laws and regulations, after the issuance thereof. Merrill Lynch & Co. is not obligated, however, to make a market in the Trust Certificates of any Series or Class within such Series and any such market-making activity may be discontinued at any time without notice at the sole discretion of Merrill Lynch & Co. If an active public market for the Trust Certificates does not develop or continue, the market prices and liquidity of the Trust Certificates may be adversely affected.

Limited Recourse

         The Trust Certificates will not represent a recourse obligation of or interest in the Depositor, any Administrative Agent, Merrill Lynch & Co., the Underlying Securities Issuer or any of their affiliates. Trust Certificates will not be insured or guaranteed by the Depositor, Merrill Lynch & Co. or any of their affiliates. The obligations, if any, of the Depositor with respect to the Trust Certificates of any Series will only be pursuant to certain limited representations and warranties with respect to an Underlying Security or other Deposited Assets, and recourse with respect to the satisfaction of any such obligations will be limited to any recourse for a breach of a corresponding representation or warranty that the Depositor may have against the seller of such Underlying Security or other Deposited Assets to the Depositor. The Depositor does not have, and is not expected in the future to have, any assets with which to satisfy any claims arising from a breach of any representation or warranty.

Limited Assets

         The only material assets expected to be in a Trust are Underlying Securities and any other Deposited Assets corresponding to the related Series (or Class within such Series) of Trust Certificates being offered. The Trust Certificates do not represent obligations of the Depositor, any Administrative Agent, Merrill Lynch & Co. or any of their affiliates and, unless otherwise specified in the applicable Prospectus Supplement, are not insured or guaranteed by the Depositor, any Administrative Agent or Merrill Lynch & Co. Accordingly, Trust Certificateholders' receipt of distributions in respect of the Trust Certificates will depend entirely on the performance of and the Trust's receipt of payments with respect to the Deposited Assets.

Reinvestment Risk; Reduction in Yield to Maturity: Redemption, Repayment or Call Right

         Several factors affect the timing of distributions on any Series (or Class within such Series) of Trust Certificates. In particular, provisions in an Underlying Securities indenture for optional or mandatory redemption or repayment prior to stated maturity, if exercised, will reduce the weighted average life of such Underlying Securities and the related Series (or Class within such Series) of Trust Certificates. A variety of tax, accounting, economic, and other factors will influence whether an Underlying Securities Issuer exercises any right of redemption in respect of its securities. All else remaining equal, if prevailing interest rates are below the interest rates on the related Underlying Securities, the likelihood of redemption would be expected to increase. There can be no assurance that any Underlying Security redeemable at the option of the Underlying Security Issuer will remain outstanding until its stated maturity. In addition, the effective yield to holders of the Trust Certificates of any Series (and Class within such Series) may be affected by certain terms of the Deposited Assets or the manner and priorities of allocations of collections with respect to such Deposited Assets between Classes of a given Series. The applicable Prospectus Supplement will discuss any calls, puts or other redemption options, and certain other terms applicable to such Underlying Securities and any other Deposited Assets.

         If an Underlying Securities Issuer becomes subject to a bankruptcy or similar insolvency proceeding, the timing and amount of payments with respect to the principal of, premium on, if any, and any interest to be distributed in respect of such Trust Certificates may be materially and adversely affected. Several factors influence the performance of issuers that are corporations or other business entities; these factors may affect an Underlying Securities Issuer's ability to satisfy its obligations with respect to the Underlying Securities, including the Underlying Securities Issuer's operating and financial condition, its capital structure and other economic, geographic, legal and social factors.

         Certain Series of Trust Certificates may be subject to a Call Right (as defined below) by Merrill Lynch & Co., the Depositor or others, as specified in the applicable Supplement. See "Description of the Trust Certificates--Call Right". There is no assurance that an investment in the Trust Certificates of a Callable Series (as defined below) may be held to maturity. In particular, if a Call Right is exercised by the holder thereof, the investment represented by the Trust Certificates will have a shorter maturity than if such right were not exercised. The likelihood that Call Right will be exercised increases as interest rates generally prevailing in the market for debt securities fall relative to those in effect on the Original Issue Date (as defined below). Any such reduction in interest rates would increase the value of the Underlying Securities, making the exercise of a Call Right more likely. Given a reduction in interest rates, the interest rates at which proceeds received by Trust Certificateholders from the exercise of a Call Right may be reinvested may be lower than the return that would have been earned over the remaining life of the Trust Certificates if those Trust Certificates had not been called.

         The extent to which the yield to maturity of such Trust Certificates may vary from the anticipated yield due to the rate and timing of payments on the Deposited Assets will also depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to the rate and timing of payments on the Deposited Assets.

         To the extent that the Trust Certificate Rate for a Series is based on variable or adjustable interest rates, variations in the interest rates applicable to, and the corresponding payments in respect of, such Trust Certificates, will affect the yield to maturity of such Series. There may be disproportionate principal payments (whether resulting from differences in amortization schedules, payments due on scheduled maturity or upon early redemption) on Trust Certificates backed by a pool of Underlying Securities having interest rates higher or lower than the then applicable Trust Certificate Rate, which may adversely affect the yield on such Series of Trust Certificates.

         The applicable Prospectus Supplement for a Series of Trust Certificates will set forth additional information regarding yield and maturity considerations applicable to such Series and the related Deposited Assets, including the related Underlying Securities.

Currency Risk:  Exchange Rates and Exchange Controls

         An investment in a Trust Certificate having a Specified Currency other than U.S. dollars entails significant risks that are not associated with a similar investment in a U.S. dollar-denominated security. Such risks include, without limitation, the possibility of significant changes in rates of exchange between the U.S. dollar and such Specified Currency and the possibility of the imposition or modification of foreign exchange controls with respect to such Specified Currency. Such risks generally depend on factors over which the Depositor has no control, such as economic and political events and the supply of and demand for the relevant currencies. In recent years, rates of exchange between the U.S. dollar and certain currencies have been highly volatile, and such volatility may be expected in the future. Past fluctuations in any particular exchange rate do not necessarily indicate, however, fluctuations in the rate that may occur during the term of any Trust Certificate. Depreciation of the Specified Currency for a Trust Certificate against the U.S. dollar would decrease the effective yield of such Trust Certificate below its Trust Certificate Rate and, in certain circumstances, could result in a loss to the investor on a U.S. dollar basis.

         Governments have from time to time imposed, and may in the future impose, exchange controls that could affect exchange rates and the availability of a Specified Currency for making distributions in respect of Trust Certificates denominated in such currency. There can be no assurance that exchange controls will not restrict or prohibit distributions of principal, premium or interest in any Specified Currency. Even if there are no actual exchange controls, it is possible that, on a Distribution Date with respect to any particular Trust Certificate, the currency in which amounts then due to be distributed in respect of such Trust Certificate would not be available.


         PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN TRUST CERTIFICATES DENOMINATED IN A CURRENCY OTHER THAN U.S. DOLLARS. SUCH TRUST CERTIFICATES ARE NOT AN APPROPRIATE INVESTMENT FOR PERSONS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

Derivatives

         A Trust may include various derivative instruments, including interest rate, currency, securities, commodity and credit swaps, caps, floors, collars and options and structured securities having embedded derivatives (such as structured notes). Swaps involve the exchange with another party of their respective commitments to pay or receive amounts computed by reference to specified fixed or floating interest rates, currency rates, securities prices, yields or returns (including baskets of securities or securities indices) or commodity prices and a notional principal amount (i.e., the reference amount with respect to which such obligations are determined, although no actual exchange of principal occurs except for currency swaps); for example, an exchange of floating rate payments for fixed rate payments. Interim payments are generally netted, with the difference being paid by one party to the other. The purchase of a cap entitles the purchaser, to the extent that a specified rate, price, yield or return exceeds a predetermined level, to receive payments computed by reference to a specified fixed or floating rate, price, yield or return and a notional principal amount from the party selling such cap. The purchase of a floor entitles the purchaser, to the extent that a specified rate, price, yield or return declines below a predetermined level, to receive payments computed by reference to a specified fixed or floating rate, price, yield or return and a notional principal amount from the party selling such floor. Options function in a manner similar to caps and floors, and exist on various underlying securities, such as bonds, equities, currencies and commodities. Options can also be structured as securities such as warrants or can be embedded in securities such as certain commodity or equity-linked bonds with option-like characteristics. Forward contracts involve the purchase and sale of a specified security, commodity, currency or other financial instrument at a specified price and date in the future, and may be settled by physical delivery or cash payment. Credit derivatives involve swap and option contracts designed to assume or lay off credit risk on loans, debt securities or other assets, or in relation to a particular reference entity or country, in return for either swap payments or payment of premium. Credit derivatives may also be embedded in other instruments such as notes or warrants. Credit derivatives give one party to a transaction the right to dispose of or acquire an asset (or group of assets), or the right to receive or make a payment from the other party, upon the occurrence of specified credit events.

         Fluctuations in securities, currency and commodity rates, prices, yields and returns may have a significant effect on the yield to maturity of derivatives or the levels of support that derivatives can provide to a Trust. In addition, derivatives may be limited to covering only certain risks. Continued payments on derivatives may be affected by the financial condition of the counterparties thereto (or, in come instances, the guarantor thereunder). There can be no assurance that counterparties will be able to perform their obligations. Failure by a counterparty (or the related guarantor, if any) to make required payments may result in the delay or failure to make payments on the related securities and risks. In addition, the notional amounts on which payments are made may vary under certain circumstances and may not bear any correlation to principal amounts of the related securities. The terms and risks of the relevant derivatives will be described in the related Prospectus Supplement. Further, the relevant Prospectus Supplement will identify the material terms, the material risks and the counterparty for any derivative instrument in a Trust which is the result of an agreement with such counterparty to the extent that such agreement is material.

Information Concerning Underlying Securities Issuers; Risk of Loss if Public Information Not Available

         A prospective purchaser of Trust Certificates should obtain and evaluate the same information concerning each Underlying Securities Issuer as it would obtain and evaluate if it were investing directly in the Underlying Securities or in other securities issued by the Underlying Securities Issuer. The publicly-available information concerning an Underlying Securities Issuer is important in considering whether to invest in or sell Trust Certificates. To the extent such information ceases to be available, an investor's ability to make an informed decision to purchase or sell Trust Certificates could be impeded. None of the Depositor, the Trustee, Merrill Lynch & Co. or any of their affiliates assumes any responsibility for the continued availability, accuracy or completeness of any information concerning any Underlying Securities Issuer (including, without limitation, investigation as to its financial condition or creditworthiness) or concerning the Underlying Securities (whether or not such information is filed with the Commission) or otherwise considered by a purchaser of the Trust Certificates in making its investment decision in connection therewith; provided that the foregoing shall not apply to any information concerning the Underlying Securities and any Underlying Securities Issuer that is expressly set forth in this Prospectus or an applicable Prospectus Supplement. The issuance of Trust Certificates of any Series should not be construed as an endorsement by the Depositor, Merrill Lynch & Co. or the Trustee of the financial condition or business prospects of any Underlying Securities Issuer.

         If an issuer of Concentrated Underlying Securities ceases to file periodic reports under the Exchange Act, then the Trustee of the relevant Trust will exercise one of the following remedies: (i) sell all of such Concentrated Underlying Securities and distribute the proceeds from such sale to the Trust Certificateholders in accordance with the Allocation Ratio (as defined below) (any such sale will result in a loss to the Trust Certificateholders of the relevant Series if the sale price is less than the purchase price for such Concentrated Underlying Securities), (ii) distribute such Concentrated Underlying Securities in kind to the Trust Certificateholders in accordance with the Allocation Ratio, (iii) elect either (i) or (ii) based upon a majority of votes cast by the affected Trust Certificateholders, or (iv) in the case of an Underlying Securities Issuer who is eligible to use Form S-3 for a primary common stock offering, take no action. The choice of remedies will be set forth for a given Series in the Prospectus Supplement, and the Trustee, Depositor and Trust Certificateholders will have no discretion in this respect.

Ratings of the Trust Certificates Subject to Change

         At the time of issuance, the Trust Certificates of a Series (or each Class of such Series) will be rated in one of the investment grade categories by one or more nationally recognized rating agencies (each, a "Rating Agency"). The Rating Agencies may rate a Series or Class of Trust Certificates on the basis of several factors, including the related Deposited Assets, any Credit Support and the relative priorities of the Trust Certificateholders of such Series or Class to receive collections from, and to assert claims against, the Trust with respect to such Deposited Assets and any Credit Support. The Rating Agencies are solely responsible for selecting the criteria for rating the Trust Certificates.

         Any rating issued with respect to the Trust Certificates is not a recommendation to purchase, sell or hold a security; such ratings do not comment on the market price of the Trust Certificates or their suitability for a particular investor. There can be no assurance that the ratings will remain for any given period of time or that any rating will not be revised or withdrawn entirely by the related Rating Agency if, in its judgment, circumstances (including, without limitation, the rating of the Underlying Securities) so warrant. A revision or withdrawal of such rating may have an adverse effect on the market price of the Trust Certificates.

Global Securities Limit Direct Voting; Pledge of Trust Certificates

         Unless otherwise specified in the applicable Prospectus Supplement, the Trust Certificates of each Series will initially be represented by one or more Global Securities deposited with, or on behalf of, a Depositary (as defined below) and will not be issued as individual definitive Trust Certificates to the purchasers of such Trust Certificates. Consequently, unless and until such individual definitive Trust Certificates of a particular Series are issued, such purchasers will not be recognized as Trust Certificateholders under the Trust Agreement. Until such time, such purchasers will only be able to exercise the rights of Trust Certificateholders indirectly through the Depositary and its respective Participants (as defined below) and, as a result, the ability of any such purchaser to pledge that Trust Certificate to persons or entities that do not participate in the Depositary's system, or otherwise to act with respect to such Trust Certificate, may be limited. See "Description of the Trust Certificates--Global Securities" and any further description contained in the applicable Prospectus Supplement.

Limitation on Remedies Due to Passive Nature of the Trust

         The remedies available to a Trustee of a relevant Trust are predetermined and therefore an investor in the Trust Certificates has less discretion over the exercise of remedies than if such investor directly invested in the Underlying Securities. Each Trust will generally hold the related Deposited Assets to maturity and not dispose of them, regardless of adverse events, financial or otherwise, which may affect any Underlying Securities Issuer or the value of the Deposited Assets. Except as indicated below, a holder will not be able to dispose of or take other actions with respect to any Deposited Assets. Under certain circumstances described in the applicable Prospectus Supplement, the Trustee will (or will at the direction of a specified percentage of Trust Certificateholders of the relevant Series) dispose of, or take certain other actions in respect of, the Deposited Assets. In certain limited circumstances, such as a mandatory redemption of Underlying Securities or the exercise by a third party of the right to purchase Underlying Securities (as described below under "Description of Deposited Assets--Principal Terms of Underlying Securities"), the Trustee may dispose of the Deposited Assets prior to maturity. The applicable Prospectus Supplement will describe the particular circumstances, if any, under which a Deposited Asset may be disposed of prior to maturity.

Amendment of Trust Agreement Without Unanimous Consent

         The Trust Agreement may be amended or otherwise modified with the consent of a percentage of Trust Certificateholders specified in the Prospectus Supplement (which percentage will not be less than a majority). Any such amendment or other modification could have a material adverse effect on those Trust Certificateholders of the relevant Series that do not consent to such amendment or other modification. However, the Trust Agreement will provide that any amendment or other modification that would reduce the amount of, or defer the date of, distributions to Trust Certificateholders of a Series (or Class within such Series) may become effective only with the consent of each affected Trust Certificateholder of that Series (or Class within such Series) and that, if so specified in the applicable Prospectus Supplement, any such amendment or other modification that would result in the reduction or withdrawal of the then current rating assigned to the Trust Certificates of a Series (or Class within such Series) by a Rating Agency would require the consent of a specified higher percentage of Trust Certificateholders of that Series (or Class within such Series).

General Unavailability Of Optional Exchange

         Although the Prospectus Supplement for a Series of Trust Certificates may designate such Series as an Exchangeable Series (as defined below) and may provide that a Trust Certificateholder may exchange Trust Certificates of the Exchangeable Series for a pro rata portion of Deposited Assets of the related Trust, any such Optional Exchange Right will be exercisable only to the extent that the exercise of such right does not affect the Trust's ability to be exempt under Rule 3a-7 under the Investment Company Act of 1940, as amended, and all applicable rules, regulations and interpretations thereunder, and would not affect the characterization of the Trust as a "grantor trust" under the Code. See "Description of the Trust Certificates--Optional Exchange". Accordingly, the Optional Exchange Right described in this Prospectus under the heading "Description of the Trust Certificates--Optional Exchange" and further described in the relevant Prospectus Supplement will be available only to the Depositor and Merrill Lynch & Co. and their respective affiliates and designees. Other Trust Certificateholders will generally not be able to exchange their Trust Certificates of an Exchangeable Series for a pro rata portion of the Deposited Assets of the related Trust. In addition, the exercise of an Optional Exchange Right will decrease the aggregate amount of Trust Certificates of the applicable Exchangeable Series outstanding.

                               ------------------

         The Prospectus Supplement for each Series of Trust Certificates will set forth information regarding additional risk factors, if any, applicable to such Series (and each Class within such Series).

                                  THE DEPOSITOR

         The Depositor, a Delaware corporation, is an indirect, wholly owned, limited-purpose subsidiary of Merrill Lynch & Co., Inc. The principal office of the Depositor is c/o Merrill Lynch & Co., Inc., World Financial Center, New York, New York 10281. The Certificate of Incorporation of the Depositor provides that the Depositor may conduct any lawful activities necessary or incidental to serving as depositor of one or more trusts that may issue and sell Trust Certificates.

                                 USE OF PROCEEDS

         If the related Deposited Assets are to be purchased by the Depositor, the net proceeds to be received from the sale of each Series of Trust Certificates (whether or not offered hereby) for such purchase. In addition, the Depositor will use such net proceeds to arrange certain Credit Support, if any, including, if specified in the applicable Prospectus Supplement, required deposits into any Reserve Account or the applicable Trust Certificate Account (as defined below) for the benefit of the Trust Certificateholders of such Series or Class. The remaining net proceeds, if any, will be used by the Depositor for purposes related to the deposit of Deposited Assets into one or more Trusts and the preparation, distribution and filing by the Depositor of periodic reports and other information, including, but not limited to, the fees and expenses of the Depositor incurred in connection with the ongoing activities of the Trust(s).


                             FORMATION OF THE TRUST

         The Depositor will assign and deliver the Deposited Assets for each Series of Trust Certificates to the Trustee named in the applicable Prospectus Supplement, in its capacity as Trustee, for the benefit of the Trust Certificateholders of such Series. See "Description of the Trust Agreement--Assignment of Deposited Assets". The Trustee named in the applicable Prospectus Supplement will administer the Deposited Assets pursuant to the Trust Agreement and will receive a fee for such services (the "Trustee Fee"). The Trustee or an Administrative Agent, if applicable, will either cause the assignment of the Deposited Assets to be recorded on the books and records of The Depository Trust Company or will obtain an opinion of counsel that no recordation is required to obtain a first priority perfected security interest in such Deposited Assets.

         The Depositor's assignment of the Deposited Assets to the Trustee will be without recourse to the Depositor (except as to certain limited representations and warranties, if any).

         The applicable Prospectus Supplement will set forth the property of each Trust, which may consist of (i) such Deposited Assets, or interests therein, exclusive of any interest in such assets (the "Retained Interest") retained or acquired by the Depositor, or any previous owner thereof or any other person or entity, as from time to time are specified in the Trust Agreement; (ii) such assets as from time to time are identified as deposited in the related Trust Certificate Account; (iii) rights under the agreement or agreements pursuant to which the Trustee has acquired such Deposited Assets;
(iv) those elements of Credit Support, if any, provided with respect to any Series (or Class within such Series) within such Series that are specified as being part of the related Trust in the applicable Prospectus Supplement, as described therein and under "Description of Deposited Assets--Credit Support"; and (v) any cash or other property received upon the sale, exchange, collection or other disposition of any of the foregoing.



                        MATURITY AND YIELD CONSIDERATIONS

         Each Prospectus Supplement will, to the extent applicable, contain information with respect to the types and maturities of the related Underlying Securities and the terms, if any, upon which such Underlying Securities may be subject to early redemption or repayment. Provisions for optional or mandatory redemption or repayment prior to stated maturity, if exercised, will reduce the weighted average life of Underlying Securities and the related Series (or Class within such Series) of Trust Certificates. A variety of tax, accounting, economic, and other factors will influence whether an Underlying Securities Issuer exercises any right of redemption in respect of its securities.

All else remaining equal, if prevailing interest rates are below the interest rates on the related Underlying Securities, the likelihood of redemption would be expected to increase. There can be no assurance that any Underlying Security redeemable at the option of the Underlying Security Issuer will remain outstanding until its stated maturity.

         In addition, the effective yield to holders of the Trust Certificates of any Series (and Class within such Series) may be affected by certain terms of the Deposited Assets or the manner and priorities of allocations of collections with respect to such Deposited Assets between Classes of a given Series.

         As specified in the applicable Prospectus Supplement, each of the Underlying Securities may be subject to acceleration upon the occurrence of certain events of default under the terms of the Underlying Securities. The maturity and yield on the Trust Certificates will be affected by any early repayment of the Underlying Securities as a result of the acceleration of the Underlying Securities by or on behalf of the holders thereof. See "Description of Deposited Assets--Underlying Securities Indenture". If an Underlying Securities Issuer becomes subject to a bankruptcy proceeding, the timing and amount of payments with respect to the principal of, the premium on, if any, and the interest to be distributed in respect of the Trust Certificates may be materially and adversely affected. Several factors influence the performance of issuers that are corporations or other business entities; these factors may affect an Underlying Securities Issuer's ability to satisfy its obligations under the Underlying Securities, including the company's operating and financial condition, leverage, and economic, geographic, legal and social factors.

         The extent to which the yield to maturity of such Trust Certificates may vary from the anticipated yield due to the rate and timing of payments on the Deposited Assets will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to the rate and timing of payments on the Deposited Assets.

         The yield to maturity of any Series (or Class) of Trust Certificates will also be affected by variations in the interest rates applicable to, and the corresponding payments in respect of, such Trust Certificates, to the extent that the Trust Certificate Rate, if any, for such Series (or Class) is based on variable or adjustable interest rates. With respect to any Series of Trust Certificates representing an interest in a pool of debt, or other eligible, securities, disproportionate principal payments (whether resulting from differences in amortization schedules, payments due on scheduled maturity or upon early redemption) on the related Underlying Securities having interest rates higher or lower than the then applicable Trust Certificate Rates, if any, applicable to such Trust Certificates may affect the yield thereon.

         The Prospectus Supplement for each Series of Trust Certificates will set forth additional information regarding yield and maturity considerations applicable to such Series (and each Class within such Series) and the related Deposited Assets, including the applicable Underlying Securities.


                      DESCRIPTION OF THE TRUST CERTIFICATES

         Each Series (or, if more than one Class exists, the Classes within such Series) of Trust Certificates will be issued pursuant to the Standard Terms and a supplement thereto (the "Series Supplement") between the Depositor and the Trustee named in the applicable Prospectus Supplement; a form of which Trust Agreement is attached as an exhibit to the Registration Statement. The provisions of the Trust Agreement may vary depending upon the terms of both the Trust Certificates to be issued thereunder and the Deposited Assets, the Credit Support, if any, and related Trust. The following summaries describe material provisions of the Trust Agreement which may be applicable to each Series of Trust Certificates. The applicable Prospectus Supplement for a Series of Trust Certificates will describe any material provision of the Trust Agreement that is not described herein or the description of which is materially different from the description herein. The following summaries do not purport to be complete and are subject to the detailed provisions of the form of Trust Agreement to which reference is hereby made for a full description of such provisions, including the definition of certain terms used, and for other information regarding the Trust Certificates. Wherever particular defined terms of the Trust Agreement are referred to, such defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference. As used herein with respect to any Series, the term "Trust Certificate" refers to all the Trust Certificates of that Series (and each Class within such Series), whether or not offered hereby and by the applicable Prospectus Supplement, unless the context otherwise requires.

         A copy of the Series Supplement relating to each Series of Trust Certificates issued from time to time will be filed by the Depositor as an exhibit to a Current Report on Form 8-K, which will be filed with the Commission following the issuance of such Series.

General

         There is no limit on the amount of Trust Certificates that may be issued under the Trust Agreement, and the Trust Agreement will provide that Trust Certificates of the applicable Series may be issued in multiple Classes. The Series (or Classes within such Series) of Trust Certificates to be issued under the Trust Agreement will represent the entire beneficial ownership interest in the Trust for such Series created pursuant to the Trust Agreement and each such Class will be allocated certain relative priorities to receive specified collections from, and a certain percentage ownership interest of the assets deposited in, such Trust, all as identified and described in the applicable Prospectus Supplement. See "Description of Deposited Assets--Collections". Reference is made to the applicable Prospectus Supplement for a description of the following terms of the Series of Trust Certificates in respect of which this Prospectus and such Prospectus Supplement are being delivered:

                  (i)      the title of such Trust Certificates;

                  (ii) the Series of such Trust Certificates and, if applicable, the number and designation of Classes of such Series;

                  (iii) material information concerning the type, characteristics and specifications of the Deposited Assets being deposited into the related Trust by the Depositor (including, with respect to any Underlying Security which at the time of such deposit represents a significant portion of all such Deposited Assets and any related Credit Support, if any, information concerning the material terms of each such Underlying Security, the identity of the issuer thereof and where publicly available information regarding such issuer may be obtained);

                  (iv) the dates on which, or periods during which, such Series of Trust Certificates may be issued (each, an "Original Issue Date") and the offering price thereof;

                  (v) the limit, if any, upon the aggregate principal amount or Notional Amount, as applicable, of each Class thereof;

                  (vi) if applicable, the relative rights and priorities of each such Class (including the method for allocating collections from and defaults or losses on the Deposited Assets to the Trust Certificateholders of each such Class);

                  (vii) whether the Trust Certificates of such Series are Fixed Rate Trust Certificates or Floating Rate Trust Certificates (each, as defined below) and the applicable interest rate (the "Trust Certificate Rate"), or the method of calculation thereof applicable to such Series, if variable (a "Floating Trust Certificate Rate"); the date or dates from which such interest will accrue; the applicable Distribution Dates on which interest, principal and premium, in each case as applicable, on such Series or Class will be distributable and the related Record Dates (as defined below), if any;

                  (viii) the circumstances and conditions under which any of the Depositor, Merrill Lynch & Co. or the Trustee, or their respective designees, may exercise an Optional Exchange Right (to the extent that the exercise of such right does not affect the Trust's ability to be exempt under Rule 3a-7 under the Investment Company Act of 1940, as amended, and all applicable rules, regulations and interpretations thereunder and for treatment of the

                           Trust as a "grantor trust" under the Code) and the periods within which or the dates on which, and the terms and conditions upon which any such Optional Exchange may be exercised, in whole or in part;

                  (ix) the option, if any, of any specified third party (which may include one or more of the Depositor, Merrill Lynch & Co. or their affiliates) to purchase Trust Certificates held by a Trust Certificateholder and the periods within which or the dates on which, and the terms and conditions upon which any such option may be exercised, in whole or in part;


                  (x) the rating of each Series or each Class within such Series offered hereby;

                  (xi) the denominations in which such Series or each Class within such Series will be issuable;

                  (xii) whether the Trust Certificates of any Class within a given Series are to be entitled to (1) principal distributions, with disproportionate, nominal or no interest distributions, or (2) interest distributions, with disproportionate, nominal or no principal distributions ("Strip Trust Certificates"), and the applicable terms thereof;

                  (xiii) the identity of the Depositary (as defined below), if other than the Depository Trust Company, for such Trust Certificates;

                  (xiv) the Specified Currency applicable to the Trust Certificates of such Series or Class for purposes of denominations and distributions on such Series or each Class within such Series and the circumstances and conditions, if any, when such Specified Currency may be changed, at the election of the Depositor or a Trust Certificateholder, and the currency or currencies in which any principal of or any premium or any interest on such Series or Class are to be distributed pursuant to such election;

                  (xv) all applicable Required Percentages and Voting Rights relating to the manner and percentage of votes of Trust Certificateholders of such Series and each Class within such Series required with respect to certain actions by the Depositor or the Trustee under the Trust Agreement or with respect to the applicable Trust;

                  (xvi) remedies upon the occurrence of a payment default on the Underlying Securities on an acceleration of the Underlying Securities; and

                  (xvii) all other material terms of such Series or Class within such Series of Trust Certificates.

         The United States Federal income tax consequences and ERISA consequences relating to any Series or any Class within such Series of Trust Certificates will be described in the applicable Prospectus Supplement. In addition, any special considerations, the specific terms and other information with respect to the issuance of any Series or Class within such Series of Trust Certificates on which the principal of and any premium and interest are distributable in a Specified Currency other than U.S. dollars will be described in the applicable Prospectus Supplement. The U.S. dollar equivalent of the public offering price or purchase price of a Trust Certificate having a Specified Currency other than U.S. dollars will be determined on the basis of the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York for such Specified Currency on the applicable issue date. As specified in the applicable Prospectus Supplement, such determination will be made by the Depositor, the Trustee, the Administrative Agent, if any, or an agent thereof as exchange rate agent for each Series of Trust Certificates. If a noon buying rate is not published for a Specified Currency, the applicable Prospectus Supplement will set forth another source for all exchange rate calculations.

         Transfers of beneficial ownership interests in any Global Security will be effected in accordance with the normal procedures of The Depository Trust Company or any other specified Depositary. If Definitive Trust

Certificates are issued in the limited circumstances described herein, they may be transferred or exchanged for like Trust Certificates of the same Series at the corporate trust office or agency of the applicable Trustee in the City and State of New York, subject to the limitations set forth in the Trust Agreement, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith.



Distributions

         Distributions allocable to principal, premium (if any) and interest on the Trust Certificates of each Series (and each Class within such Series) will be made by or on behalf of the Trustee on each Distribution Date as specified in the applicable Prospectus Supplement, and the amount of each distribution will be determined as of the close of business on the date specified in the applicable Prospectus Supplement (the "Record Date").

         Except as provided in the succeeding paragraph, distributions with respect to Trust Certificates will be made at the corporate trust office or agency of the Trustee specified in the applicable Prospectus Supplement in The City of New York; provided that any such amounts distributable on the Final Scheduled Distribution Date of a Trust Certificate will be distributed only upon surrender of such Trust Certificate at the applicable location set forth above.


         Distributions on Trust Certificates will be made, except as provided below, by check mailed to the Trust Certificateholders listed on the relevant Record Date in the ownership register maintained for that purpose under the Trust Agreement (which, in the case of Global Securities, will be a nominee of the Depositary). A Trust Certificateholder of $10,000,000 or more in aggregate principal amount of Trust Certificates of a given Series, and any holder of a Global Security, shall be entitled to receive such distributions by wire transfer of immediately available funds, but only if appropriate wire transfer instructions have been received in writing by the Trustee for such Series not later than 10 calendar days prior to the applicable Distribution Date.

         "Business Day" with respect to any Trust Certificate means any day other than (i) a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies in the City of New York are authorized or obligated by law, regulation or executive order to close or (ii) a business day, as such term is used in the indenture for the Underlying Securities (the "Indenture").

Interest on the Trust Certificates

         Each Class of Trust Certificates (other than certain Classes of Strip Trust Certificates) of a given Series may have a different Trust Certificate Rate, which may be a fixed or floating Trust Certificate Rate, as described below. In the case of Strip Trust Certificates with a nominal or no Trust Certificate Principal Balance, such distributions of interest will be in an amount described in the applicable Prospectus Supplement. For purposes hereof, "Notional Amount" means the notional principal amount specified in the applicable Prospectus Supplement on which interest on Strip Trust Certificates with a nominal or no Trust Certificate Principal Balance will be made on each Distribution Date. Reference to the Notional Amount of a Class of Strip Trust Certificates herein or in a Prospectus Supplement does not indicate that such Trust Certificates represent the right to receive any distribution in respect of principal in such amount, but rather the term "Notional Amount" is used solely as a basis for calculating the amount of required distributions and determining certain relative Voting Rights, all as specified in the applicable Prospectus Supplement. The Trust Certificate Rate will be described in the applicable Prospectus Supplement and will be based upon the rate of interest received on the Underlying Securities, Credit Support, if any, and any payments payable in respect of the Retained Interest (if any). The Trust Certificate Rate may be either a fixed rate or a floating rate.

         Fixed Rate Trust Certificates. Each Series of Trust Certificates with a fixed Trust Certificate Rate ("Fixed Rate Trust Certificates") will bear interest, on the outstanding Trust Certificate Principal Balance, from its Original Issue Date, or from the last date to which interest has been paid, at the fixed Trust Certificate Rate stated on the face thereof and in the applicable Prospectus Supplement until the principal amount thereof is distributed or made available for repayment (or, in the case of Fixed Rate Trust Certificates with a nominal or no principal amount, until the Notional Amount thereof is reduced to zero), except that, if so specified in the applicable Prospectus Supplement, the Trust Certificate Rate for such Series or any such Class or Classes may be subject to adjustment from time to time in response to designated changes in the rating assigned to such Trust Certificates by one or more Rating Agencies, in accordance with a schedule or otherwise, all as described in such Prospectus Supplement. Unless otherwise set forth in the applicable Prospectus Supplement, interest on each Series or Class of Fixed Rate Trust Certificates will be distributable in arrears on each Distribution Date specified in such Prospectus Supplement. Each such distribution of interest shall include interest accrued through the day specified in the applicable Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, interest on Fixed Rate Trust Certificates will be computed on the basis of a 360-day year of twelve 30-day months.

         Floating Rate Trust Certificates. Each Series of Trust Certificates with a variable Trust Certificate Rate ("Floating Rate Trust Certificates") will bear interest, on the outstanding Trust Certificate Principal Balance, from its Original Issue Date to but excluding the first Interest Reset Date (as defined below) for such Series at the Initial Trust Certificate Rate set forth on the face thereof and in the applicable Prospectus Supplement. Thereafter, the Trust Certificate Rate on such Series for each Interest Reset Period (as defined below) will be determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any. The Base Rate for any Series of Trust Certificates will, as described in greater detail below, be a fluctuating rate of interest that is publicly available and is established by reference to quotations provided by third parties of the interest rate from time to time prevailing on loans or other extensions of credit in a specified credit market. The "Spread" is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable Prospectus Supplement as being applicable to such Series, and the "Spread Multiplier" is the percentage that may be specified in the applicable Prospectus Supplement as being applicable to such Series, except that if so specified in the applicable Prospectus Supplement, the Spread or Spread Multiplier on such Series of Floating Rate Trust Certificates may be subject to adjustment from time to time in response to designated changes in the rating assigned to such Trust Certificates by one or more Rating Agencies, in accordance with a schedule or otherwise, all as described in such Prospectus Supplement. The applicable Prospectus Supplement, unless otherwise specified therein, will designate one of the following Base Rates as applicable to a Floating Rate Trust Certificate: (i) the CD Rate ("CD Rate Trust Certificate"), (ii) the Commercial Paper Rate ("Commercial Paper Rate Trust Certificate"), (iii) the Federal Funds Rate ("Federal Funds Rate Trust Certificate"), (iv) LIBOR ("LIBOR Trust Certificate"), (v) the Prime Rate ("Prime Rate Trust Certificate"), (vi) the Treasury Rate ("Treasury Rate Trust Certificate") or (vii) another Base Rate, as set forth in the applicable Prospectus Supplement. The "Index Maturity" for any Series of Floating Rate Trust Certificates is the period of maturity of the instrument or obligation from which the Base Rate is calculated. "H.15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates", or any successor publication of the Board of Governors of the Federal Reserve System. "Composite Quotations" means the daily statistical release entitled "Composite 3:30 p.m. Quotations for U.S. Government Securities", or any successor publication, published by the Federal Reserve Bank of New York. Interest will be payable only from cash received by the Trustee from the Deposited Assets or other assets deposited in the Trust and available for application to such payment, notwithstanding the accrual of interest on the Trust Certificate Principal Balance at a higher rate.

         As specified in the applicable Prospectus Supplement, Floating Rate Trust Certificates of a given Series may also have either or both of the following (in each case expressed as a rate per annum on a simple interest basis): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period specified in the applicable Prospectus Supplement ("Maximum Trust Certificate Rate") and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any such interest accrual period ("Minimum Trust Certificate Rate"). In addition to any Maximum Trust Certificate Rate that may be applicable to any Series of Floating Rate Trust Certificates, the Trust Certificate Rate applicable to any Series of Floating Rate Trust Certificates will in no event be higher than the maximum rate permitted by applicable New York and United States federal law. Under applicable New York and United States federal law as of the date of this Prospectus, the maximum rate of interest, with certain exceptions, is 25% per annum on a simple interest basis.

         The Depositor will appoint, and enter into agreements with, agents (each, a "Calculation Agent") to calculate Floating Trust Certificate Rates on each Series of Floating Rate Trust Certificates. The applicable Prospectus Supplement will set forth the identity of the Calculation Agent for each Series of Floating Rate Trust Certificates. All determinations of interest by the Calculation Agent shall, if made on a commercially reasonable basis and in good faith, be conclusive for all purposes and binding on the holders of Floating Rate Trust Certificates of a given Series.

         The Floating Trust Certificate Rate will be reset daily, weekly, monthly, quarterly, semiannually or annually (such period being the "Interest Reset Period", and the first day of each Interest Reset Period being an "Interest Reset Date"), as specified in the applicable Prospectus Supplement. Interest Reset Dates with respect to each Series will be specified in the applicable Prospectus Supplement; provided that unless otherwise specified in such Prospectus Supplement, the Trust Certificate Rate in effect for the 10 days immediately prior to the Final Scheduled Distribution Date will be that in effect on the tenth day preceding such Final Scheduled Distribution Date. If an Interest Reset Date for any Series of Floating Rate Trust Certificates would otherwise be a day that is not a Business Day, such Interest Reset Date will occur on the next Business Day, except that, in the case of a LIBOR Trust Certificate, if such Business Day would fall in the next calendar month, such Interest Reset Date will be the immediately preceding Business Day.

         Unless otherwise specified in the applicable Prospectus Supplement, interest payable in respect of Floating Rate Trust Certificates shall be the accrued interest from and including the Original Issue Date of such Series or the last Interest Reset Date to which interest has accrued and been distributed, as the case may be, to but excluding the immediately following Distribution Date. With respect to a Floating Rate Trust Certificate, accrued interest shall be calculated by multiplying the Trust Certificate Principal Balance of such Trust Certificate by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless otherwise specified in the applicable Prospectus Supplement, the interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each such day is computed by dividing the Trust Certificate Rate in effect on such day by 360, in the case of LIBOR Trust Certificates, Commercial Paper Rate Trust Certificates, Federal Funds Rate Trust Certificates, Prime Rate Trust Certificates and CD Rate Trust Certificates or by the actual number of days in the year, in the case of Treasury Rate Trust Certificates. For purposes of making the foregoing calculation, the variable Trust Certificate Rate in effect on any Interest Reset Date will be the applicable rate as reset on such date.

         Unless otherwise specified in the applicable Prospectus Supplement, all percentages resulting from any calculation of the Trust Certificate Rate on a Floating Rate Trust Certificate will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, and all currency amounts used in or resulting from such calculation on Floating Rate Trust Certificates will be rounded to the nearest one-hundredth of a unit (with .005 of a unit being rounded upward).

         Interest on any Series of Floating Rate Trust Certificates will be distributable on the Distribution Dates and for the interest accrual periods as and to the extent set forth in the applicable Prospectus Supplement.

         The "Calculation Date", where applicable, pertaining to a Record Date will be the earlier of (i) the tenth calendar day after such Record Date or, if any such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day preceding the applicable Distribution Date.

         Upon the request of the holder of any Floating Rate Trust Certificate of a given Series, the Calculation Agent for such Series will provide the Trust Certificate Rate then in effect and, if determined, the Trust Certificate Rate that will become effective on the next Interest Reset Date with respect to such Floating Rate Trust Certificate.

         CD Rate Trust Certificates. CD Rate Trust Certificates will bear interest at the interest rates (calculated with reference to the CD Rate and the Spread and/or the Spread Multiplier, if any) specified in the applicable Prospectus Supplement.

         The "CD Rate" means, with respect to any Record Date, the rate on such date for negotiable certificates of deposit having the applicable Index Maturity, as published by the Board of Governors of the Federal Reserve System in H.15(519) under the heading "CDs (Secondary Market)". If such rate is not published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Record Date, the CD Rate will be the rate on such Record Date for negotiable certificates of deposit of the applicable Index Maturity, as published by the Federal Reserve Bank of New York in Composite Quotations, under the heading "Trust Certificates of Deposit". If such rate is not published in Composite Quotations by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Record Date, then the CD Rate for such Record Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such Record Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York, selected by the Calculation Agent after consultation with the Depositor, for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the applicable Index Maturity in a denomination of $5,000,000; provided that, if the dealers selected as aforesaid by the Calculation Agent are not quoting such rates, the interest rate for the period commencing on the Interest Reset Date following such Record Date will be the interest rate borne by such CD Rate Trust Certificates on such Record Date.

         CD Rate Trust Certificates, like other Trust Certificates, are not deposit obligations of a bank and are not insured by the Federal Deposit Insurance Corporation.

         Commercial Paper Rate Trust Certificates. Commercial Paper Rate Trust Certificates will bear interest at the interest rates (calculated with reference to the Commercial Paper Rate and the Spread and/or the Spread Multiplier, if
any) specified in the applicable Prospectus Supplement.

         The "Commercial Paper Rate" means, with respect to any Record Date, the Money Market Yield (as defined below) on such date of the rate for commercial paper having the applicable Index Maturity, as published in H.15(519) under the heading "Commercial Paper". If such rate is not published prior to 9:00 a.m., New York City time, on the Calculation Date pertaining to such Record Date, the Commercial Paper Rate will be the Money Market Yield on such Record Date of the rate for commercial paper of the applicable Index Maturity, as published by the Federal Reserve Bank of New York in Composite Quotations under the heading "Commercial Paper". If such rate is not published in Composite Quotations by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Record Date, then the Commercial Paper Rate for such Record Date will be calculated by the Calculation Agent and will be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 a.m., New York City time, on such Record Date of three leading dealers of commercial paper in The City of New York, selected by the Calculation Agent after consultation with the Depositor, for commercial paper of the applicable Index Maturity, placed for industrial issuers whose bond rating (as determined by a nationally recognized rating agency) is "AA" or the equivalent; provided that, if the dealers selected as aforesaid by the Calculation Agent are not quoting such rates, the interest rate for the period commencing on the Interest Reset Date following such Record Date will be the interest rate borne by such Commercial Paper Rate Trust Certificates on such Record Date.

         "Money Market Yield" will be a yield calculated in accordance with the following formula:

          Money Market Yield    =        D X 360          X        100
                                    ---------------
                                     360 - (D x M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the applicable period for which interest is being calculated.

         Federal Funds Rate Trust Certificates. Federal Funds Rate Trust Certificates will bear interest at the interest rates (calculated with reference to the Federal Funds Rate and the Spread and/or the Spread Multiplier, if any) specified in the applicable Prospectus Supplement.

         The "Federal Funds Rate" means, with respect to any Record Date, the rate on such date for federal funds, as published in H.15(519) under the heading "Federal Funds (Effective)". If such rate is not published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Record Date, the Federal Funds Rate will be the rate on such Record Date, as published by the Federal Reserve Bank of New York in Composite Quotations under the heading "Federal Funds/Effective Rate". If such rate is not published in Composite Quotations by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Record Date, then the Federal Funds Rate for such Record Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight federal funds arranged by three leading brokers of federal funds transactions in The

City of New York, selected by the Calculation Agent after consultation with the Depositor, as of 9:00 a.m., New York City time, on such Record Date; provided that, if the brokers selected as aforesaid by the Calculation Agent are not arranging such transactions, the interest rate for the period commencing on the Interest Reset Date following such Record Date will be the interest rate borne by such Federal Funds Trust Certificates on such Record Date.

         LIBOR Trust Certificates. LIBOR Trust Certificates will bear interest at the interest rates (calculated with reference to LIBOR and the Spread and/or the Spread Multiplier, if any) specified in the applicable Prospectus Supplement.

         "LIBOR" means, with respect to any Record Date, the rate determined by the Calculation Agent in accordance with either clause (1) or clause (2) below, as specified in the applicable Prospectus Supplement:

                  (1) The rate for deposits in U.S. dollars of the Index Maturity specified in the applicable Prospectus Supplement, commencing on the second London Banking Day immediately following such Record Date, that appears on the Telerate Page 3750 as of 11:00 a.m., London time, on such Record Date ("LIBOR Telerate"). "Telerate Page 3750" means the display designated as page "3750" on the Telerate Service (or such other page as may replace the page 3750 on that service or such other service or services as may be designated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits).

                  (2) The arithmetic mean of the offered rates for deposits in U.S. dollars having the Index Maturity specified in the applicable Prospectus Supplement, commencing on the second London Banking Day immediately following such Record Date, that appear on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on such Record Date, if at least two such offered rates appear on the Reuters Screen LIBO Page ("LIBOR Reuters"). "Reuters Screen LIBO Page" means the display designated as Page "LIBO" on the Reuters Monitor Money Rate Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks).

         If neither LIBOR Telerate nor LIBOR Reuters is specified in the applicable Prospectus Supplement, LIBOR will be determined as if LIBOR Telerate had been specified.

         If (i) in the case where paragraph (1) above applies, no rate appears on the Telerate Page 3750 or (ii) in the case where paragraph (2) above applies, fewer than two offered rates appear on the Reuters Screen LIBO Page, LIBOR in respect of such Record Date will be determined by the Calculation Agent on the basis of the rates at which deposits in U.S. dollars of the Index Maturity specified in the applicable Prospectus Supplement are offered to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such Record Date by four major banks ("Reference Banks") in the London interbank market, selected by the Calculation Agent, commencing on the second London Banking Day immediately following such Record Date in a principal amount of not less than $1,000,000 that is representative for a single transaction in such market at such time. The Calculation Agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR for such Record Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR for such Record Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York City time, on such Record Date by three major commercial or investment banks (which may include Merrill Lynch & Co. or any of its affiliates) in The City of New York, selected by the Calculation Agent, for U.S. dollar loans of the applicable Index Maturity to leading European banks, commencing on the second London Banking Day immediately following such Record Date, in a principal amount of not less than $1,000,000 that is representative for a single transaction in such market at such time; provided that, if the banks selected as aforesaid by the Calculation Agent are not quoting such rates, the interest rate for the period commencing on the Interest Reset Date following such Record Date will be the interest rate borne by such LIBOR Notes on such Record Date.

         If any LIBOR Trust Certificate is indexed to the offered rates for deposits in a Specified Currency other than U.S. dollars, the applicable Prospectus Supplement will set forth the method for determining such rates.

         Prime Rate Trust Certificates. Prime Rate Trust Certificates will bear interest at the interest rates (calculated with reference to the Prime Rate and the Spread and/or the Spread Multiplier, if any) specified in the applicable Prospectus Supplement.

         The "Prime Rate" means, with respect to any Record Date, the rate on such date, as published in H.15(519) under the heading "Bank Prime Loan". If such rate is not published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Record Date, the Prime Rate will be determined by the Calculation Agent and will be the arithmetic mean of the rates of interest publicly announced by each bank named on the "Reuters Screen NYMF Page" as such bank's prime rate or base lending rate as in effect for such Record Date. "Reuters Screen NYMF Page" means the display designated as page "NYMF" on the Reuters Monitor Money Rates Service (or such other page as may replace the NYMF page on that service for the purpose of displaying prime rates or base lending rates of major U.S. banks). If fewer than four but more than one such rate appears on the Reuters Screen NYMF Page for such Record Date, the Prime Rate will be determined by the Calculation Agent and will be the arithmetic mean of the prime rates, quoted on the basis of the actual number of days in the year divided by 360, as of the close of business on such Record Date by four major money center banks in The City of New York, selected by the Calculation Agent after consultation with the Depositor. If fewer than two such rates appear on the Reuters Screen NYMF Page, the Prime Rate will be calculated by the Calculation Agent and will be the arithmetic mean of the prime rates in effect for such Record Date as furnished in The City of New York by at least three substitute banks or trust companies organized and doing business under the laws of the United States, or any state thereof, in each case having total equity capital of at least $500,000,000 and subject to supervision or examination by federal or state authority, selected by the Calculation Agent after consultation with the Depositor; provided that, if the banks or trust companies selected as aforesaid by the Calculation Agent are not quoting such rates, the interest rate for the period commencing on the Interest Reset Date following such Record Date will be the interest rate borne by such Prime Rate Trust Certificates on such Record Date.

         Treasury Rate Trust Certificates. Treasury Rate Trust Certificates will bear interest at the interest rates (calculated with reference to the Treasury Rate and the Spread and/or the Spread Multiplier, if any) specified in the applicable Prospectus Supplement.

         The "Treasury Rate" means, with respect to any Record Date, the rate for the auction held on such Record Date of treasury bills of the Index Maturity specified in the applicable Prospectus Supplement, as published in H.15(519) under the heading "U.S. Government Securities--Treasury bills-auction average (investment)". If such rate is not published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Record Date, the Prime Rate will be the auction average rate for such Record Date (expressed as a bond equivalent, rounded to the nearest one-hundredth of one percent, with five one-thousandths of a percent rounded upward, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. If the results of the auction of treasury bills having the applicable Index Maturity are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date, or if no such auction is held on such Record Date, then the Treasury Rate will be calculated by the Calculation Agent and will be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Record Date, of three leading primary United States government securities dealers, selected by the Calculation Agent after consultation with the Depositor, for the issue of treasury bills with a remaining maturity closest to the applicable Index Maturity; provided that, if the dealers selected as aforesaid by the Calculation Agent are not quoting such rates, the interest rate for the period commencing on the Interest Reset Date following such Record Date will be the interest rate borne by such Treasury Rate Trust Certificates on such Record Date.

Principal of the Trust Certificates

         Each Trust Certificate (other than certain Classes of Strip Trust Certificates) will have a "Trust Certificate Principal Balance" which, at any time, will equal the maximum amount that the holder thereof will be entitled to receive in respect of principal out of the future cash flows on the Deposited Assets. The applicable Prospectus Supplement will include a section entitled "Description of the Trust Certificates--Collections and Distributions" which will set forth the priority of distributions on each Class of Trust Certificates in a given Series. The outstanding Trust Certificate Principal Balance of a Trust Certificate will be reduced to the extent of distributions of principal thereon, and, if applicable pursuant to the terms of the related Series, by the amount of any net losses realized on any Deposited Asset ("Realized Losses") allocated thereto. The initial aggregate Trust Certificate Principal Balance of Trust Certificates of a Series will equal the outstanding aggregate principal balance of the related Deposited Assets as of the applicable Cut-off Date. The initial aggregate Trust Certificate Principal Balance of a Series will be specified in the applicable Prospectus Supplement.

Optional Exchange

         The applicable Prospectus Supplement may provide that any of the Depositor, Merrill Lynch & Co. or the Trustee, or their respective designees, may exchange Trust Certificates of any given Series (an "Exchangeable Series") for a pro rata portion of the Deposited Assets (an "Optional Exchange Right"). The applicable Prospectus Supplement will specify the terms upon which an Optional Exchange Right may be exercised; provided that (a) any Optional Exchange Right shall be exercisable only to the extent that the exercise of such right does not affect the Trust's ability to be exempt under Rule 3a-7 under the Investment Company Act of 1940, as amended, and all applicable rules, regulations and interpretations thereunder and would not affect the characterization of the Trust as a "grantor trust" under the Code and (b) if the Deposited Assets constitute a pool of Underlying Securities, any exercise of the Optional Exchange Right will be effected so that, with respect to each series or issue of Underlying Securities included in such pool (together with any related assets that credit enhance or otherwise support that series or issue of Underlying Securities), the proportion that the principal amount of such series or issue of Underlying Securities (together with such related assets) bears to the aggregate principal amount of Trust Certificates immediately prior to such exercise will be equal to the proportion that the principal amount of such series or issue of Underlying Securities (together with such related assets) bears to the aggregate principal amount of Trust Certificates immediately after such exercise. In addition, the exercise of an Optional Exchange Right will decrease the aggregate amount of Trust Certificates of the applicable Exchangeable Series outstanding. See "Risk Factors--General Unavailability of Optional Exchange".

         While the exercise of an Optional Exchange will decrease the aggregate amount of Trust Certificates of the applicable Exchangeable Series outstanding, the availability of the Optional Exchange Right may increase liquidity for the Trust Certificateholders. The ability to exchange Trust Certificates for Underlying Securities enables the Depositor, Merrill Lynch & Co. or the Trustee, or their respective designees, to sell the Underlying Security, which may be part of a more liquid issue than the Trust Certificates, at a better price for the holder than the sale of the less liquid Trust Certificates.

Default and Remedies

         If there is a payment default on or acceleration of the Underlying Securities, then the Trustee of the relevant Trust will exercise one of the following remedies: (i) sell all of such Underlying Securities and distribute the proceeds from such sale to the Trust Certificateholders in accordance with the Allocation Ratio (any such sale may result in a loss to the Trust Certificateholders of the relevant Series if the sale price is less than the purchase price for such Underlying Securities), (ii) distribute such Underlying Securities in kind to the Trust Certificateholders in accordance with the Allocation Ratio, or (iii) elect either (i) or (ii) based upon a majority of votes cast by the affected Trust Certificateholders. The choice of remedies will be set forth for a given Series in the Prospectus Supplement, and the Trustee, Depositor and Trust Certificateholders will have no discretion in this respect.

         The "Allocation Ratio" is the allocation between Classes of a given Series of the total expected cash flows from the Deposited Assets of that Series. The Prospectus Supplement for any Series with more than one Class will set forth the Allocation Ratio for that Series. In addition to default or acceleration on Underlying Securities, the Allocation Ratio relates to voting rights held by owners of Underlying Securities because such rights will be allocated among the Trust Certificateholders of different Classes of a given Series in accordance with their economic interests. Further, the Allocation Ratio applies in the event of a sale or distribution of Underlying Securities once an issuer of Concentrated Underlying Securities ceases to file periodic reports under the Exchange Act, as discussed below under "Description of Deposited Assets--Principal Terms of Underlying Securities".

Call Right

         Merrill Lynch & Co. or the Depositor or, if so specified in the relevant Prospectus Supplement, a transferee as a result of a private placement to eligible investors, may hold the right to purchase all or some of the Trust Certificates of a given Series or Class from the holders thereof, prior to maturity (a "Call Right"). If one or more specified persons holds a Call Right, the applicable Prospectus Supplement will designate such Series as a "Callable Series". The terms upon which any such specified person or entity may exercise a Call Right will be specified in the applicable Prospectus Supplement. Such terms may relate to, but are not limited to, the following:

                  (a) a requirement that the Trust Certificate Principal Balance of each Trust Certificate being purchased be an integral multiple of an amount specified in the Prospectus Supplement;

                  (b) specified dates during which a Call Right may be exercised, which may include any and all times that the Trust Certificates remain outstanding; and

                  (c) the price or prices at which a Call Right may be exercised, which may include fixed dollar amounts or be calculated as a percentage of the principal amount of the Trust Certificates outstanding (each, a "Call Price").


         After receiving notice of the exercise of a Call Right, the Trustee will provide notice thereof as specified in the Standard Terms. Upon the satisfaction of any applicable conditions to the exercise of a Call Right, each Trust Certificateholder will be entitled to receive (in the case of a purchase of less than all of the Trust Certificates) payment of a pro rata share of the Call Price paid in connection with such exercise. The Call Right will not be exercised unless the value of the Underlying Securities exceeds the Call Price payable upon exercise of the Call Right.


Put Right


         Trust Certificates may be issued with Underlying Securities that permit the holder thereof to require the Underlying Securities Issuer to repurchase or otherwise repay (in each case, a "Put Option") such Underlying Securities ("Puttable Underlying Securities") on or after a fixed date. In such cases, the Trustee for such Series of Trust Certificates will exercise the Put Option on the first date such option is available to be exercised (the "Put Date") and the Put Date will also be the Final Scheduled Distribution Date with respect to such Series; provided, however, if the holder of a Call Right has exercised that right prior to the Final Scheduled Distribution Date, then the Trust Certificates of the Callable Series will be redeemed as described in "Description of the Trust Certificates--Call Right". The Depositor will not issue a Series of Trust Certificates with Puttable Underlying Securities if it would either (i) cause the Trust or Depositor to fail to satisfy the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940 or (ii) affect the characterization of the Trust as a "grantor trust" under the Code.


Global Securities

         Unless otherwise specified in the applicable Prospectus Supplement, all Trust Certificates of a given Series will, upon issuance, be represented by one or more Global Securities that will be deposited with, or on behalf of, the Depositary, and registered in the name of a nominee of the Depositary. Unless and until it is exchanged in whole or in part for the individual Trust Certificates represented thereby (each, a "Definitive Trust Certificate"), a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

         The Depository Trust Company has advised the Depositor as follows: The Depository Trust Company is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depository Trust Company was created to hold securities of its Participants and to facilitate the clearance and settlement of securities transactions among the institutions that have accounts with such Depositary ("Participants") in such securities through electronic book-entry changes in accounts of the Participants, thereby eliminating the need for physical movement of securities certificates. Such Depositary's Participants include securities brokers and dealers (including Merrill Lynch & Co.), banks, trust companies, clearing corporations and certain other organizations, some of which (and/or their representatives) own such Depositary. Access to such Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. The Depository Trust Company has confirmed to the Depositor that it intends to follow such procedures.

         Upon the issuance of a Global Security, the Depositary for such Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Trust Certificates represented by such Global Security to the accounts of its Participants. The accounts to be accredited shall be designated by the underwriters of such Trust Certificates, or, if such Trust Certificates are offered and sold directly through one or more agents, by the Depositor or such agent or agents. Ownership of beneficial interests in a Global Security will be limited to Participants or persons or entities that may hold beneficial interests through Participants. Ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Global Security or by Participants or persons or entities that hold through Participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities. Such limits and such laws may limit the market for beneficial interests in a Global Security.

         So long as the Depositary for a Global Security, or its nominee, is the owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole Trust Certificateholder of the individual Trust Certificates represented by such Global Security for all purposes under the Trust Agreement governing such Trust Certificates. Except as set forth below, owners of beneficial interests in a Global Security will not be entitled to have individual Trust Certificates represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of any such Trust Certificates and will not be considered the Trust Certificateholders thereof under the Trust Agreement governing such Trust Certificates. Because the Depositary can only act on behalf of its Participants, the ability of a holder of any Trust Certificate to pledge that Trust Certificate to persons or entities that do not participate in the Depositary's system, or to otherwise act with respect to such Trust Certificate, may be limited due to the lack of a physical certificate for such Trust Certificate.

         Distributions of principal of (and premium, if any) and any interest on individual Trust Certificates represented by a Global Security will be made to the Depositary or its nominee, as the case may be, as the Trust Certificateholder of such Global Security. None of the Depositor, the Trustee for such Trust Certificates, any Paying Agent or the Trust Certificate Registrar for such Trust Certificates will have responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such Global Security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

         The Depositor expects that the Depositary for Trust Certificates of a given Series, upon receipt of any distribution of principal, premium or interest in respect of a definitive Global Security representing any of such Trust Certificates, will immediately credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depositary. The Depositary also expects that payments by Participants to owners of beneficial interests in such Global Security held through such Participants will be registered in "street name" and will be the responsibility of such Participants.

         If the Depositary for Trust Certificates of a given Series is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Depositor within 90 days, the Depositor will issue individual Definitive Trust Certificates in exchange for the Global Security or Securities representing such Trust Certificates. In addition, the Depositor may at any time and in its sole discretion determine not to have any Trust Certificates of a given Series represented by one or more Global Securities and, in such event, will issue Definitive Trust Certificates of such Series in exchange for the Global Security or Securities representing such Trust Certificates. Further, if the Depositor so specifies with respect to the Trust Certificates of a given Series, an owner of a beneficial interest in a Global Security representing Trust Certificates of such Series may, on terms acceptable to the Depositor and the Depositary for such Global Security, receive individual Definitive Trust Certificates in exchange for such beneficial interest. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery of individual Definitive Trust Certificates of the Series represented by such Global Security equal in principal amount to such beneficial interest and to have such Definitive Trust Certificates registered in its name.

         The applicable Prospectus Supplement will set forth any specific terms of the depository arrangement with respect to any Series of Trust Certificates being offered thereby to the extent not set forth or different from the description set forth above.


                         DESCRIPTION OF DEPOSITED ASSETS

General

         Each Series of Trust Certificates (or, if more than one Class exists, each Class within such Series) will represent in the aggregate the entire beneficial ownership interest in the Underlying Securities (which shall be Government Securities, senior or subordinated publicly-traded debt obligations of one or more corporations, general or limited partnerships, preferred securities of TOPrS(sm) trusts (as defined below) organized by such issuers, or securities that are similar to those issued by TOPrS(sm) trusts, in each case organized under the laws of the United States of America or any state thereof, together with other assets. Such other assets may include cash, cash equivalents, guarantees, letters of credit, financial insurance, interest rate, currency, equity, commodity and credit-linked swaps, caps, floors, collars and options, forward contracts, structured securities and other instruments and transactions that credit enhance, hedge or otherwise support the Underlying Securities (also described under "Risk Factors--Derivatives") designed to assure the servicing or timely distribution of payments to holders of the Trust Certificates. Such assets will be described in the applicable Prospectus Supplement (such assets, together with the Underlying Securities, the "Deposited Assets"). Underlying Securities will have been issued pursuant to an effective registration statement filed with the Commission (or an exemption therefrom). If the Underlying Securities represent obligations issued by one or more Underlying Securities Issuers, such Underlying Securities will satisfy certain eligibility criteria described below under "Underlying Securities Issuer". Except for Government Securities, the Underlying Securities will be purchased in the secondary market and will not be acquired from any Underlying Securities Issuer (whether as part of any distribution by or pursuant to any agreement with such Underlying Securities Issuer or otherwise). The Underlying Securities will represent direct obligations of the United States Government, one or more corporations, general or limited partnerships, preferred securities of TOPrs Trusts organized by such issuers, or securities that are similar to TOPrS(sm), in each case, organized under the laws of the United States or any state thereof. No Underlying Securities Issuer will participate in the offering of the Trust Certificates, nor will an Underlying Securities Issuer receive any of the proceeds from the sale of Underlying Securities or from the issuance of the Trust Certificates.

         Deposited Assets for a given Series of Trust Certificates and the related Trust will not constitute Deposited Assets for any other Series of Trust Certificates and the related Trust, and the Trust Certificates of a given Series will possess an equal and ratable undivided ownership interest in such Deposited Assets. The applicable Prospectus Supplement may, however, specify that certain assets constituting a part of the Deposited Assets relating to any given Series may be beneficially owned solely by or deposited solely for the benefit of one Class or a group of Classes within such Series. In such event, the other Classes of such Series will not possess any beneficial ownership interest in those specified assets constituting a part of the Deposited Assets.

         This Prospectus relates only to the Trust Certificates offered hereby and does not relate to the Underlying Securities. The following description of the Underlying Securities and the Underlying Securities Issuer is intended only to summarize material characteristics of the Underlying Securities that the Depositor is permitted to deposit in a Trust and does not purport to be a complete description of any prospectus relating to Underlying Securities or of any related Indenture.

         The applicable Prospectus Supplement will describe the material terms of the Deposited Assets, including the material terms of any derivative instruments that are included in the Deposited Assets.

Underlying Securities Issuer

         The Underlying Securities Issuers will be the United States Government, one or more corporations, general or limited partnerships, TOPrS(sm) trusts organized by such issuers, or by issuers of preferred securities that are similar to TOPrS(sm), in each case organized under the laws of the United States or any state thereof. The applicable Prospectus Supplement will provide only limited information about each Underlying Securities Issuer, such as its name, place of incorporation and the address of its principal offices, unless a Trust consists of Underlying Securities of a Concentrated Underlying Securities issuer. In that event, the applicable Prospectus Supplement will include audited financial statements of such Concentrated Underlying Securities issuer; provided that if such Underlying Securities Issuer is eligible to use Form S-3 for a primary offering, then the applicable Prospectus Supplement will only refer to the periodic reports filed with the Commission by such Underlying Securities Issuer, which periodic reports should be reviewed by any prospective Trust Certificateholder of the Trust containing such Underlying Securities. See "Risk Factors--Information Concerning Underlying Securities Issuers; Risk of Loss if Public Information not Available".

         Reports and information referred to in the preceding paragraph may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, Room 1100, 7 World Trade Center, New York, New York 10048 and Chicago Regional Office, Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov.

         WITH RESPECT TO ANY UNDERLYING SECURITIES, A PROSPECTIVE TRUST CERTIFICATE HOLDER SHOULD OBTAIN AND EVALUATE THE SAME INFORMATION CONCERNING THE RELEVANT UNDERLYING SECURITIES ISSUER AS IT WOULD OBTAIN AND EVALUATE IF IT WERE INVESTING DIRECTLY IN THE UNDERLYING SECURITIES OR IN THE ISSUER THEREOF.

         None of the Depositor, the Trustee, Merrill Lynch & Co. or any of their affiliates assumes any responsibility for the accuracy or completeness of any publicly available information concerning any Underlying Securities Issuer (including, without limitation, any investigation as to its financial condition or creditworthiness) or concerning any Underlying Securities (whether or not such information is filed with the Commission) or otherwise considered by a purchaser of the Trust Certificates in making its investment decision in connection therewith; provided that the foregoing shall not apply to any information concerning the Underlying Securities and any Underlying Securities Issuer that is expressly set forth in this Prospectus or an applicable Prospectus Supplement (i.e., identifying information, information of the type described in an applicable Prospectus Supplement under "Description of the Underlying Securities--General" and "Description of the Underlying Securities--Underlying Securities Indenture".

Underlying Securities Indenture

         General. Except for Government Securities or unless otherwise specified in the applicable Prospectus Supplement, each Underlying Security will have been issued pursuant to an Indenture between the Underlying Securities Issuer and a trustee (the "Underlying Securities Trustee"). The Indenture and the Underlying Securities Trustee will be qualified under the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the Indenture will contain certain provisions required by the Trust Indenture Act. Government Securities are not issued pursuant to an indenture, are exempt from the Securities Act under Section 3(a)(2) thereof and from the Trust Indenture Act under Section 304(a)(4) thereof.

         Certain Covenants. Indentures generally contain covenants intended to protect security holders against the occurrence or effects of certain specified events, including restrictions limiting the issuer's, and in some cases one or more of the issuer's subsidiaries', ability to: (i) consolidate, merge, or transfer or lease assets; (ii) incur or suffer to exist any lien, charge or encumbrance upon all or some specified portion of its property or assets, or to incur, assume, guarantee or suffer to exist any indebtedness for borrowed money if the payment of such indebtedness is secured by the grant of such a lien; or
(iii) declare or pay any cash dividends, or make any distributions on or in respect of, or purchase, redeem, exchange or otherwise acquire or retire for value, any capital stock or subordinated indebtedness of the issuer or its subsidiaries, if any. An indenture may also contain financial covenants which, among other things, require the maintenance of certain financial ratios or the creation or maintenance of reserves or permit certain actions to be taken only if compliance with such covenants can be demonstrated at the time the actions are to be taken. Subject to certain exceptions, indentures typically may be amended or supplemented and past defaults may be waived with the consent of the indenture trustee, the consent of the holders of not less than a specified percentage of the outstanding securities, or both.

         The Indenture for one or more Underlying Securities included in a Trust may include some, all or none of the foregoing provisions or variations thereof, together with additional covenants not discussed herein. There can be no assurance that any type of Underlying Securities will be subject to any such covenants or that any such covenants will protect the Trust as a holder of the Underlying Securities against losses. The Prospectus Supplement used to offer any Series of Trust Certificates will describe material covenants concerning any Concentrated Underlying Security and, as applicable, will describe material covenants which are common to any pool of Underlying Securities. Any material risk factors associated with non-investment grade Underlying Securities deposited into a Trust will be set forth in the applicable Prospectus Supplement.

         Events of Default. Indentures generally provide that any one of a number of specified events will constitute an event of default with respect to the securities issued thereunder. Such events of default typically include the following or variations thereof: (i) failure by the issuer to pay an installment of interest or principal on the securities at the time required (subject to any specified grace period) or to redeem any of the securities when required (subject to any specified grace period); (ii) failure by the issuer to observe or perform any covenant, agreement or condition contained in the securities or the indenture which failure is materially adverse to security holders and continues for a specified period after notice thereof is given to the issuer by the indenture trustee or the holders of not less than a specified percentage of the outstanding securities; (iii) failure by the issuer and/or one or more of its subsidiaries to make any required payment of principal (and premium, if any) or interest with respect to other material outstanding debt obligations or the acceleration by or on behalf of the holders of such securities; and (iv) certain events of bankruptcy or insolvency with respect to the issuer and/or one or more of its subsidiaries.

         Remedies. Indentures generally provide that upon the occurrence of an event of default, the indenture trustee may, and upon the written request of the holders of not less than a specified percentage of the outstanding securities the indenture trustee must, take such action as it may deem appropriate to protect and enforce the rights of the security holders. Certain indentures provide that the indenture trustee or a specified percentage of the holders of the outstanding securities have the right to declare all or a portion of the principal and accrued interest on the outstanding securities immediately due and payable upon the occurrence of certain events of default, subject to the issuer's right to cure, if applicable. Generally, an indenture will contain a provision entitling the trustee thereunder to be indemnified by the security holders prior to proceeding to exercise any right or power under such indenture with respect to such securities at the request of such security holders. An indenture is also likely to limit a security holder's right to institute certain actions or proceedings to pursue any remedy under the indenture unless certain conditions are satisfied, including obtaining the consent of the indenture trustee, that the proceeding be brought for the ratable benefit of all holders of the security and/or that the indenture trustee, after being requested to institute a proceeding by the owners of at least a specified minimum percentage of the securities, shall have refused or neglected to comply with such request within a reasonable time.

         Each Indenture may include some, all or none of the foregoing provisions or variations thereof, together with additional events of default and/or remedies not discussed herein. The Prospectus Supplement for any Series of Trust Certificates will describe the events of default under the Indenture for any Concentrated Underlying Security and the applicable remedies. The Prospectus Supplement for any Trust consisting of a pool of Underlying Securities will describe certain common Underlying Security events of default with respect to such pool. There can be no assurance that any such provision will protect the Trust, as a holder of the Underlying Securities, against losses. Furthermore, a Trust Certificateholder will have no independent legal right to exercise any remedies with respect to the Underlying Securities and will be required to rely on the Trustee of the applicable Trust to pursue any available remedies on behalf of the relevant Trust Certificateholders in accordance with the terms of the Trust Agreement. If an Underlying Security Event of Default occurs and the Trustee as a holder of the Underlying Securities is entitled to vote or take such other action to declare the principal amount of an Underlying Security and any accrued and unpaid interest thereon to be due and payable, the Trust Certificateholders' objectives may differ from those of holders of other securities of the same Series and Class as any Underlying Security in determining whether to require the acceleration of the Underlying Securities. See "Risk Factors--Limitation on Remedies Due to Passive Nature of the Trust".

         Subordination. If specified in the applicable Prospectus Supplement, certain of the Underlying Securities with respect to any Trust may be either senior ("Senior Underlying Securities") or subordinated ("Subordinated Underlying Securities") in right to payment to other existing or future indebtedness of the Underlying Securities Issuer. With respect to Subordinated Underlying Securities, to the extent of the subordination provisions of such securities,and after the occurrence of certain events, security holders and direct creditors whose claims are senior to Subordinated Underlying Securities, if any, may be entitled to receive payment of the full amount due thereon before the holders of any subordinated debt securities are entitled to receive payment on account of the principal (and premium, if any) or any interest on such securities. Consequently, the Trust as a holder of subordinated debt may suffer a greater loss than if it held unsubordinated debt of the Underlying Securities Issuer. There can be no assurance, however, that in the event of a bankruptcy or similar insolvency proceeding the Trust as a holder of Senior Underlying Securities would receive all payments in respect of such securities even if holders of subordinated securities receive no amounts in respect of such securities. Reference is made to the Prospectus Supplement used to offer any Series of Trust Certificates for a description of any subordination provisions with respect to any Concentrated Underlying Securities and the percentage of Senior Underlying Securities and Subordinated Underlying Securities, if any, in a Trust comprised of a pool of securities.

         Secured Obligations. Certain of the Underlying Securities with respect to any Trust may represent secured obligations of the Underlying Securities Issuer ("Secured Underlying Securities"). Generally, unless an event of default shall have occurred, or with respect to certain collateral or as otherwise set forth in the indenture pursuant to which such securities were issued, an issuer of secured obligations has the right to remain in possession and retain exclusive control of the collateral and to collect, invest and dispose of any income related to the collateral. The indenture pursuant to which any secured indebtedness is issued may also contain certain provisions for release, substitution or disposition of collateral under certain circumstances with or without the consent of the indenture trustee or upon the direction of not less than a specified percentage of the security holders. The indenture pursuant to which any secured indebtedness is issued typically will also provide for the disposition of the collateral upon the occurrence of certain events of default with respect thereto. In the event of a default in respect of any secured obligation, security holders may experience a delay in payments on account of principal (and premium, if any) or any interest on such securities pending the sale of any collateral and prior to or during such period the related collateral may decline in value. If proceeds of the sale of collateral following an indenture event of default are insufficient to repay all amounts due in respect of any secured obligations, the holders of such securities (to the extent not repaid from the proceeds of the sale of the collateral) would have only an unsecured claim ranking pari passu with the claims of all other general unsecured creditors.

         The Indenture with respect to Secured Underlying Securities may include some, all or none of the foregoing provisions or variations thereof. The Prospectus Supplement used to offer any Series of Trust Certificates that includes Concentrated Underlying Securities which are Secured Underlying Securities will describe the material security provisions of such Underlying Securities and the related collateral. With respect to any Trust composed of a pool of securities, a substantial portion of which are Secured Underlying Securities, the applicable Prospectus Supplement will disclose certain material information with respect to such security provisions and the collateral.

Principal Terms of Underlying Securities

         Reference is made to the applicable Prospectus Supplement for each Series of Trust Certificates for a description of the following terms, as applicable, of any Concentrated Underlying Security: (i) the title and series of such Underlying Securities, and the aggregate principal amount, denomination and form thereof; (ii) whether such securities are senior or subordinated to any other existing or future obligations of the Underlying Securities Issuer; (iii) whether any of the obligations are secured and the nature of any collateral;
(iv) the limit, if any, upon the aggregate principal amount of such securities;
(v) the dates on which, or the range of dates within which, the principal of (and premium, if any, on) such securities will be payable; (vi) the rate or rates, or the method of determination thereof, at which such Underlying Securities will bear interest, if any ("Underlying Securities Rate");

the date or dates from which such interest will accrue; and the dates on which such interest will be payable; (vii) the obligation, if any, of the Underlying Securities Issuer to redeem such Underlying Securities and other securities of the same Class or Series pursuant to any sinking fund or similar provisions, or at the option of a holder thereof, and the periods within which or the dates on which, the prices at which and the terms and conditions upon which such securities may be redeemed or repurchased, in whole or in part, pursuant to such obligation; (viii) the periods within which or the dates on which, the prices at which and the terms and conditions upon which such securities may be redeemed, if any, in whole or in part, at the option of the Underlying Securities Issuer;
(ix) the periods within which or the dates on which, the prices at which and the terms and conditions upon which the holder of the Underlying Securities may require the issuer of the Puttable Underlying Securities to repurchase or otherwise repay such Puttable Underlying Securities; (x) whether the Underlying Securities were issued at a price lower than the principal amount thereof; (xi) if other than U.S. dollars, the currency in which such securities are denominated, or in which payment of the principal of (and premium, if any) or any interest on such Underlying Securities will be made, and the circumstances, if any, when such currency of payment may be changed; (xii) material events of default or restrictive covenants provided for with respect to such Underlying Securities; (xiii) the rating thereof, if any; (xv) the principal United States market on which the Underlying Securities are traded, if any; and (xiv) any other material terms of such Underlying Securities.

         With respect to a Trust comprised of a pool of Underlying Securities, the applicable Prospectus Supplement will describe the composition of the Underlying Securities pool as of the Cut-off Date, certain material events of default or restrictive covenants common to the Underlying Securities, and, on an aggregate, percentage or weighted average basis, as applicable, the characteristics of the pool with respect to the terms set forth in subclauses
(ii), (iii), (v), (vi), (vii), (viii), (ix), (x) and (xi) of the preceding paragraph and any other material terms regarding such pool of securities.

         Other than publicly traded debt securities which satisfy the necessary requirements set forth herein for Underlying Securities, the Underlying Securities may consist of, or be similar in structure to, Trust Originated Preferred Securities ("TOPrS(sm)") in respect of eligible corporations or general or limited partnerships. (Trust Originated Preferred Securities and TOPrS(sm) are service marks of Merrill Lynch & Co.)

         If an issuer of Concentrated Underlying Securities ceases to file periodic reports under the Exchange Act, the Depositor will continue to be subject to the reporting requirements of the Exchange Act but certain information with respect to such issuer may be unavailable. In such cases, the Trustee of the relevant Trust will exercise one of the following remedies: (i) sell all of such Concentrated Underlying Securities and distribute the proceeds from such sale to the Trust Certificateholders in accordance with the Allocation Ratio (any such sale will result in a loss to the Trust Certificateholders of the relevant Series if the sale price is less than the purchase price for such Concentrated Underlying Securities), (ii) distribute such Concentrated Underlying Securities in accordance with the Allocation Ratio, or (iii) elect either (i) or (ii) based upon a majority of votes cast by the affected Trust Certificateholders. The applicable Prospectus Supplement will specify which of these two remedies must be exercised by the Trustee, and the Trustee, the Depositor and the Trust Certificateholders will have no discretion in this respect.

Credit Support

         As specified in the applicable Prospectus Supplement for a given Series of Trust Certificates, the Trust for any Series of Trust Certificates may include, or the Trust Certificateholders of such Series (or any Class or group of Classes within such Series) may have the benefit of, Credit Support for any Class or group of Classes within such Series. Credit Support directly benefits the relevant Trust and thereby benefits Trust Certificateholders. Such Credit Support may be provided by any combination of the following means described below or any other means described in the applicable Prospectus Supplement. The applicable Prospectus Supplement will set forth whether the Trust for any Class or Classes of Trust Certificates contains, or the Trust Certificateholders of such Trust Certificates have the benefit of, Credit Support and, if so, the amount, type and other relevant terms of each element of Credit Support with respect to any such Class or Classes and certain information with respect to the obligors of each such element, including financial information with respect to any such obligor providing Credit Support for 20% or more of the aggregate principal amount of such Class or Classes.



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



         Subordination. As discussed below under "--Collections", the rights of the Trust Certificateholders of any given Class within a Series of Trust Certificates to receive collections from the Trust for such Series and any Credit Support obtained for the benefit of the Trust Certificateholders of such Series (or Classes within such Series) may be subordinated to the rights of the Trust Certificateholders of one or more other Classes of such Series to the extent described in the applicable Prospectus Supplement. Such subordination accordingly provides some additional Credit Support to those Trust Certificateholders of those other Classes. For example, if losses are realized during a given period on the Deposited Assets relating to a Series of Trust Certificates such that the collections received thereon are insufficient to make all distributions on the Trust Certificates of such Series, those Realized Losses would be allocated to the Trust Certificateholders of any Class of any such Series that is subordinated to another Class, to the extent and in the manner provided in the applicable Prospectus Supplement. In addition, if so provided in the applicable Prospectus Supplement, certain amounts otherwise payable to Trust Certificateholders of any Class that is subordinated to another Class may be required to be deposited into a Reserve Account.

         If so provided in the applicable Prospectus Supplement, the Credit Support for any Series or Class of Trust Certificates may also include other forms of Credit Support, described below. Any such other forms of Credit Support that are solely for the benefit of a given Class will be limited to the extent necessary to make required distributions to the Trust Certificateholders of such Class or as otherwise specified in the applicable Prospectus Supplement. In addition, if so provided in the applicable Prospectus Supplement, the obligor of any other forms of Credit Support may be reimbursed for amounts paid pursuant to such Credit Support out of amounts otherwise payable to one or more of the Classes of the Trust Certificates of such Series. Further, payments to be made in respect of any forms of Credit Support arranged for on behalf of the Trust Certificateholders may be required to be paid prior to any distributions that must be made to Trust Certificateholders.

         Letter of Credit; Surety Bond. The Trust Certificateholders of any Series (or Class or group of Classes of Trust Certificates within such Series) may, if specified in the applicable Prospectus Supplement, have the benefit of a letter or letters of credit (a "Letter of Credit") issued by a bank (a "Letter of Credit Bank") or a surety bond or bonds (a "Surety Bond") issued by a surety company (a "Surety"). In either case, the Trustee or such other person specified in the applicable Prospectus Supplement will use its reasonable efforts to cause the Letter of Credit or the Surety Bond, as the case may be, to be obtained, to be kept in full force and effect (unless coverage thereunder has been exhausted through payment of claims) and to pay timely the fees or premiums therefor unless, as described in the applicable Prospectus Supplement, the payment of such fees or premiums is otherwise provided for. The Trustee or such other person specified in the applicable Prospectus Supplement will make or cause to be made draws under the Letter of Credit or the Surety Bond, as the case may be, under the circumstances and to cover the amounts specified in the applicable Prospectus Supplement. Any amounts otherwise available under the Letter of Credit or the Surety Bond will be reduced to the extent of any prior unreimbursed draws thereunder. The applicable Prospectus Supplement will provide the manner, priority and source of funds by which any such draws are to be repaid.

         Unless otherwise specified in the applicable Prospectus Supplement, if the Letter of Credit Bank or the Surety, as applicable, ceases to satisfy any credit rating or other applicable requirements specified in the applicable Prospectus Supplement, the Trustee or such other person specified in the applicable Prospectus Supplement will use its reasonable efforts to obtain or cause to be obtained a substitute Letter of Credit or Surety Bond, as applicable, or other form of credit enhancement providing similar protection, that meets such requirements and provides the same coverage to the extent available for the same cost. There can be no assurance that any Letter of Credit Bank or any Surety, as applicable, will continue to satisfy such requirements or that any such substitute Letter of Credit, Surety Bond or similar credit enhancement will be available providing equivalent coverage for the same cost. To the extent not so available, the Credit Support otherwise provided by the Letter of Credit or the Surety Bond (or similar credit enhancement) may be reduced to the level otherwise available for the same cost as the original Letter of Credit or Surety Bond.

         Reserve Accounts. If so provided in the applicable Prospectus Supplement, the Trustee or such other person specified in the Prospectus Supplement will deposit or cause to be deposited into an account maintained with an eligible institution (which may be the Trustee) (a "Reserve Account") any combination of cash or permitted investments in specified amounts, which will be applied and maintained in the manner and under the conditions specified in such Prospectus Supplement. In the alternative or in addition to such deposit, a Reserve Account may


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



be funded through application of a portion of collections received on the Deposited Assets for a given Series of Trust Certificates, in the manner and priority specified in the applicable Prospectus Supplement. Amounts may be distributed to Trust Certificateholders of such Class or group of Classes within such Series, or may be used for other purposes, in the manner and to the extent provided in the applicable Prospectus Supplement. Amounts deposited in any Reserve Account will be invested in certain permitted investments by, or at the direction of, the Trustee, the Depositor or such other person as may be specified in the applicable Prospectus Supplement.

Collections

         The Trust Agreement will establish procedures by which the Trustee or such other person as may be specified in the Prospectus Supplement is obligated, for the benefit of the Trust Certificateholders of each Series of Trust Certificates, to administer the related Deposited Assets, including making collections of all payments made thereon, depositing from time to time prior to any applicable Distribution Date such collections into a segregated trust account maintained or controlled by the applicable Trustee for the benefit of such Series (each a "Trust Certificate Account"). An Administrative Agent, if any is appointed, will direct the Trustee, and otherwise the Trustee will make all determinations, as to the appropriate application of such collections and other amounts available for distribution to the payment of any administrative or collection expenses (such as the administrative fee) and certain Credit Support-related ongoing fees (such as insurance premiums, letter of credit fees or any required account deposits) and to the payment of amounts then due and owing on the Trust Certificates of such Series (and Classes within such Series), all in the manner and priorities described in the applicable Prospectus Supplement. The applicable Prospectus Supplement will specify the collection periods, if applicable, and Distribution Dates for a given Series of Trust Certificates and the particular requirements relating to the segregation and investment of collections received on the Deposited Assets during a given collection period or on or by certain specified dates. There can be no assurance that amounts received from the Deposited Assets and any Credit Support obtained for the benefit of Trust Certificateholders for a particular Series or Class of Trust Certificates over a specified period will be sufficient, after payment of all prior expenses and fees for such period, to pay amounts then due and owing to holders of such Trust Certificates. The applicable Prospectus Supplement will also set forth the manner and priority by which any Realized Loss will be allocated among the Classes of any Series of Trust Certificates, if applicable.

         The relative priorities of distributions with respect to collections from the assets of the Trust assigned to Classes of a given Series of Trust Certificates may permanently or temporarily change over time upon the occurrence of certain circumstances specified in the applicable Prospectus Supplement. Moreover, the applicable Prospectus Supplement may specify that the Allocation Ratio in respect of each Class of a given Series for purposes of payments of certain amounts, such as principal, may be different from the Allocation Ratio assigned to each such Class for payments of other amounts, such as interest or premium.

                       DESCRIPTION OF THE TRUST AGREEMENT

         General. The following summary of material provisions of the Trust Agreement does not purport to be complete, and such summary is qualified in its entirety by reference to the detailed provisions of the form of Trust Agreement filed as an exhibit to the Registration Statement. Wherever particular sections or defined terms of the Standard Terms are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference.

Assignment of Deposited Assets

         At the time any Series of Trust Certificates is issued, the Depositor will cause the Underlying Securities and the Deposited Assets specified in the Prospectus Supplement, if any, to be assigned and delivered to the Trustee to be deposited in the related Trust, together with all principal, premium (if any) and interest received by or on behalf of the Depositor on or with respect to such Underlying Securities and other Deposited Assets after the cut-off date specified in the Prospectus Supplement (the "Cut-off Date"), other than principal, premium (if any) and interest due on or before the Cut-off Date and other than any Retained Interest. Concurrently with such assignment, the Depositor will execute, and the Trustee will authenticate and deliver, the Trust Certificates to the Depositor in exchange for the Underlying Securities and other Deposited Assets, if any. Each Deposited Asset will be identified


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



in a schedule to the Trust Agreement. Such schedule will include certain summary identifying information with respect to each Underlying Security and each other Deposited Asset as of the Cut-off Date. Such schedule will include, to the extent applicable, information regarding the payment terms of any Concentrated Underlying Security, the Retained Interest, if any, with respect thereto, the maturity or terms thereof, the rating, if any, thereof and any other material information with respect thereto.

         In addition, the Depositor will, with respect to each Deposited Asset, deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) all documents necessary to transfer ownership of such Deposited Asset to the Trustee. The Trustee (or such custodian) will hold such documents in trust for the benefit of the Trust Certificateholders.

         The Depositor will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Trust Agreement. Upon a breach of any such representation of the Depositor which materially and adversely affects the interests of the Trust Certificateholders, the Depositor will be obligated to cure the breach in all material respects.

Collection and Other Administrative Procedures

         General. With respect to any Series of Trust Certificates, the Trustee or such other person specified in the Prospectus Supplement, directly or through administrative agents, will establish and maintain certain accounts for the benefit of the holders of the relevant Trust Certificates and will deposit in such accounts all amounts received by it in respect of the Deposited Assets. The Trustee on behalf of the Trust may direct any depository institution maintaining such accounts to invest the funds in such accounts in one or more Eligible Investments (as defined in the Trust Agreement) bearing interest or sold at a discount. Any earnings with respect to such investments will be paid to, and any losses with respect to such investments will be solely for the account of, the Trust Certificateholders (and, if applicable, the holder of the Retained Interest) in accordance with the Allocation Ratio. Further, the Trustee or such other person specified in the Prospectus Supplement, will make reasonable efforts to collect all scheduled payments under the Deposited Assets and will follow or cause to be followed such collection procedures, if any, as it would follow with respect to comparable financial assets that it held for its own account, provided that such procedures are consistent with the Trust Agreement and any related instrument governing any Credit Support and provided further that, except as otherwise expressly set forth in the applicable Prospectus Supplement, it shall not be required to expend or risk its own funds or otherwise incur personal financial liability.

         Realization upon Defaulted Deposited Assets. The Trustee, as administrator with respect to the Deposited Assets, on behalf of the Trust Certificateholders of a given Series (or any Class or Classes within such Series), will present claims under each applicable Credit Support instrument and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Deposited Assets. As set forth above, all collections by or on behalf of the Trustee under any Credit Support instrument are to be deposited in the Trust Certificate Account for the related Trust, subject to withdrawal as described above.

         The Trustee will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon any defaulted Deposited Asset; provided that, the Trustee will be required to expend or risk its own funds or otherwise incur financial liability if and only to the extent specified in the applicable Prospectus Supplement. If the proceeds of any liquidation of the defaulted Deposited Asset are less than the sum of (i) the outstanding principal balance of the defaulted Deposited Asset,
(ii) interest accrued but unpaid thereon at the applicable interest rate and
(iii) the aggregate amount of expenses incurred by the Trustee in connection with such proceedings to the extent reimbursable from the assets of the Trust under the Trust Agreement, the Trust for the applicable Series will realize a loss in the amount of such difference. To the extent provided in the applicable Prospectus Supplement, the Trustee will be entitled to withdraw or cause to be withdrawn from the related Trust Certificate Account out of the net proceeds recovered on any defaulted Deposited Asset, prior to the distribution of such proceeds to Trust Certificateholders, amounts representing its normal administrative compensation on the Deposited Asset, unreimbursed administrative expenses incurred with respect to the Deposited Asset and any unreimbursed advances of delinquent payments made with respect to the Deposited Asset.




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


Retained Interest

         The Prospectus Supplement for a Series of Trust Certificates will specify whether there will be any Retained Interest in the Deposited Assets, and, if so, the owner thereof. If so provided, the Retained Interest will be established on an asset-by-asset basis and will be specified in an exhibit to the applicable Series Supplement. A Retained Interest in a Deposited Asset represents a specified ownership interest therein and a right to a portion of the payments thereon. Payments in respect of the Retained Interest will be deducted from payments on the Deposited Assets as received and, in general, will not be deposited in the applicable Trust Certificate Account or become a part of the related Trust. After the Trustee deducts all applicable fees (as provided for in the Trust Agreement) from any partial recovery on an Underlying Security, the Trustee will allocate any such partial recovery between the holder of the Retained Interest (if any) and the Trust Certificateholders of the applicable Series.

Advances in Respect of Delinquencies

         Unless otherwise specified in the applicable Prospectus Supplement, the Trustee will have no obligation to make any advances with respect to collections on the Deposited Assets or in favor of the Trust Certificateholders of the related Series of Trust Certificates. However, to the extent provided in the applicable Prospectus Supplement, the Trustee will advance on or before each Distribution Date its own funds or funds held in the Trust Certificate Account for such Series that are not part of the funds available for distribution for such Distribution Date, in an amount equal to the aggregate of payments of principal, premium (if any) and interest (net of related fees and any Retained Interest) with respect to the Deposited Assets that were due during the related Collection Period and were delinquent on the related Record Date, subject to (i) the Trustee's good faith determination that such advances will be reimbursable from Related Proceeds (as defined below) and (ii) such other conditions as may be specified in the Prospectus Supplement.

         Advances are intended to maintain a regular flow of scheduled interest, premium (if any) and principal payments to holders of the Class or Classes of Trust Certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the applicable Prospectus Supplement, advances of the Trustee's funds, if any, will be reimbursable only out of related recoveries on the Deposited Assets (and amounts received under any form of Credit Support) for such Series with respect to which such advances were made (as to any Deposited Assets, "Related Proceeds"); provided, however, that any such advance will be reimbursable from any amounts in the Trust Certificate Accounts for such Series to the extent that the Trustee shall determine, in its sole judgment, that such advance is not ultimately recoverable from Related Proceeds. If advances have been made by the Trustee from excess funds in the Trust Certificate Account for any Series, the Trustee will replace such funds in such Trust Certificate Account on any future Distribution Date to the extent that funds in such Trust Certificate Account on such Distribution date are less than payments required to be made to Trust Certificateholders on such date. If so specified in the applicable Prospectus Supplement, the obligations, if any, of the Trustee to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond will be set forth in the applicable Prospectus Supplement.

Certain Matters Regarding the Trustee, the Administrative Agent, and the
Depositor

         The Trustee may enter into agreements ("Administration Agreements") with one or more Administrative Agents in order to delegate certain of its administrative obligations with respect to a related Series under the Trust Agreement; provided, however, that (i) such delegation shall not release the Trustee from the duties, obligations, responsibilities or liabilities arising under the Trust Agreement; (ii) such Administrative Agreement shall not affect the rating of any Class of Trust Certificates of such Series; (iii) such agreements must be consistent with the terms of the Trust Agreement, (iv) the Trustee will remain solely liable for all fees and expenses it may owe to such Administrative Agent; (v) the Administrative Agent shall give representations and warranties in such Administration Agreement which are the same in substance as those required of the Trustee; and (vi) such Administrative Agent shall meet the eligibility requirements of the Trustee pursuant to the Trust Agreement. An Administrative Agent, if any, for each Series of Trust Certificates under the Trust Agreement will be named in the applicable Prospectus Supplement. The entity serving as Administrative Agent for any such Series may be the Trustee, the Depositor, an affiliate of either thereof, or any third party and may have other business relationships with the Trustee, the Depositor or their affiliates. The applicable Prospectus Supplement will specify the Administrative Agent's


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



compensation, if any, and the source, manner and priority of payment thereof, with respect to a given Series of Trust Certificates.

         The Trust Agreement will provide that an Administrative Agent may resign from its obligations and duties under the Trust Agreement with respect to any Series of Trust Certificates only if such resignation, and the appointment of a successor, will not result in a withdrawal or downgrading of the rating of any Class of Trust Certificates of such Series or upon a determination that its duties under the Trust Agreement with respect to such Series are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor has assumed the Administrative Agent's obligations and duties under the Trust Agreement with respect to such Series.

         The Trust Agreement will further provide that neither such Administrative Agent, the Depositor, the Trustee nor any director, officer, employee, or agent of the Trustee, the Administrative Agent or the Depositor will incur any liability to the related Trust or Trust Certificateholders for any action taken, or for refraining from taking any action, in good faith pursuant to the Trust Agreement or for errors in judgment; provided, however, that none of the Trustee, the Administrative Agent, the Depositor nor any such director, officer, employee or agent will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The Trust Agreement will further provide that the Trustee, an Administrative Agent, the Depositor and any director, officer, employee or agent of any of them will be entitled to indemnification by the related Trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Trust Agreement or the Trust Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the Trust Agreement will provide that the Trustee, an Administrative Agent, and the Depositor are under no obligation to appear in, prosecute or defend any legal action which is not incidental to their respective responsibilities under the Trust Agreement or which in their respective opinions may involve it in any expense or liability. Each of the Trustee, an Administrative Agent, and the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Trust Agreement and the rights and duties of the parties thereto and the interests of the Trust Certificateholders thereunder. The applicable Prospectus Supplement will describe how such legal expenses and costs of such action and any liability resulting therefrom will be allocated.

         The Trustee, Depositor, and any Administrative Agent shall have no obligations with respect to the Underlying Securities. The Depositor is not authorized to proceed against the Underlying Securities Issuer in the event of a default. Except as expressly provided in the Trust Agreement, the Trustee is not authorized to proceed against the Underlying Securities Issuer or to assert the rights and privileges of Trust Certificateholders.

         Any person into which the Trustee, the Depositor, or an Administrative Agent may be merged or consolidated, or any person resulting from any merger of consolidation to which the Trustee, Depositor, or an Administrative Agent is a part, or any person succeeding to the business of the Trustee, Depositor, or an Administrative Agent, will be the successor of the Trustee, Depositor, or such Administrative Agent (as the case may be) under the Trust Agreement with respect to the Trust Certificates of a Series.

Administrative Agent Termination Events; Rights upon Administrative Agent Termination Event

         "Administrative Agent Termination Events" under the Trust Agreement with respect to any given Series of Trust Certificates will consist of the following: (i) any failure by an Administrative Agent to remit to the Trustee any funds in respect of collections on the Deposited Assets and Credit Support, if any, as required under the Trust Agreement, that continues unremedied for five days after the giving of written notice of such failure to the Administrative Agent by the Trustee or the Depositor, or to the Administrative Agent, the Depositor and the Trustee by the holders of such Trust Certificates evidencing not less than 25% of the Voting Rights; (ii) any failure by an Administrative Agent duly to observe or perform in any material respect any of its other covenants or obligations under its agreement with the Trustee with respect to such Series which continues unremedied for 30 days after the giving of written notice of such failure to the Administrative Agent by the Trustee or the Depositor, or to the Administrative Agent, the Depositor and the Trustee by the holders of such Trust Certificates evidencing not less than 25% of the Voting Rights; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of an Administrative Agent indicating its insolvency or inability to pay its obligations. Any additional Administrative Agent Termination Events with respect to any given Series of Trust Certificates will be set forth in the applicable Prospectus Supplement. In addition, the applicable Prospectus Supplement and the related Series Supplement will specify as to each matter requiring the vote of holders of Trust Certificates of a Class or group of Classes within a given Series, the circumstances and manner in which the Required Percentage applicable to each such matter is calculated. "Required Percentage" means, with respect to any matter requiring a vote of holders of Trust Certificates of a given Series, the specified percentage of the aggregate Voting Rights of Trust Certificates of such Series applicable to such matter. "Voting Rights" are the portion of the aggregate voting rights of Underlying Securities allocated to Trust Certificateholders of each Class within a given Series (and to the holder of the Retained Interest) in direct proportion to the Allocation Ratio, as set forth in the applicable Prospectus Supplement.

         Upon the occurrence of an Administrative Agent Termination Event, the Trustee may terminate the relevant Administration Agreement and the rights and obligations of any such Administrative Agent under any Administration Agreement in accordance with the terms and conditions of any such Administration Agreement. In the event of a termination of any such Administration Agreement, the Trustee shall simultaneously reassume direct responsibility for all obligations delegated in such Administration Agreement without any act or deed on the part of the applicable Administrative Agent, and the Trustee shall administer directly the related Underlying Securities or shall enter into an Administration Agreement with a successor Administrative Agent which so qualifies under the requirements set forth above. If the Trustee is unwilling or unable to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, an Administrative Agent which so qualifies under the requirements set forth above. Pending such appointment, the Trustee must act in such capacity (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent Deposited Assets, then the Trustee will not be so obligated).

Trustee Compensation and Payment of Expenses

         The applicable Prospectus Supplement will specify the Trustee's compensation, and the source, manner and priority of payment thereof, with respect to a given Series of Trust Certificates.

         The applicable Series Supplement may provide for the payment by the Depositor of certain Prepaid Ordinary Expenses (as defined below) of the Trustee. If the Prepaid Ordinary Expenses set forth in the Series Supplement are greater than zero, the Trustee will be deemed to agree that the payment of such amount constitutes full and final satisfaction of and payment for all Ordinary Expenses. If the Prepaid Ordinary Expenses set forth in the Series Supplement are zero, the Series Supplement may indicate that Ordinary Expenses will be paid for by the Trust, in which case the Trustee will be paid on a periodic basis by the Trust or the Retained Interest at the rate or amount and on the terms provided for in the Series Supplement. The Trustee has agreed, pursuant to the Trust Agreement, that its right to receive such payments from the Trust will constitute full and final satisfaction of and payment for all Ordinary Expenses and that the Trustee will have no claim on payment of Ordinary Expenses from any other source, including the Depositor. If the Prepaid Ordinary Expenses set forth in the Series Supplement are zero, the Series Supplement may provide that the Depositor will pay to the Trustee from time to time a fee for its services and expenses as trustee as set forth in the Series Supplement payable at the times set forth therein. The Trustee will agree, pursuant to the Trust Agreement, that its right to receive such payments from the Depositor will constitute full and final satisfaction of and payment for all Ordinary Expenses and that the Trustee will have no claim for payment of Ordinary Expenses from the Trust. The Trustee has further agreed that, notwithstanding any failure by the Depositor to make such periodic payments of Ordinary Expenses, the Trustee will continue to perform its obligations under the Trust Agreement. The Depositor's obligations to pay Ordinary Expenses under the Trust Agreement will be extinguished and of no further effect upon he payment of Ordinary Expenses due and owing on the termination of the Trust pursuant to the terms of the Trust Agreement.

         Subject to the terms of the Trust Agreement, all Extraordinary Expenses, to the extent not paid by a third party, are obligations of the Trust, and when due and payable will be satisfied solely by the Trust. "Extraordinary Expenses" are any and all costs, expenses or liabilities arising out of the establishment, existence or administration of the Trust, other than (i) Ordinary Expenses and (ii) costs and expenses payable by a particular Trust Certificateholder, the Trustee or the Depositor pursuant to the Trust Agreement. "Ordinary Expenses" are defined


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



in the Series Supplement and generally will consist of the Trustee's ordinary expenses and overhead in connection with its services as Trustee, including (i) the costs and expenses of preparing, sending and receiving all reports, statements, notices, returns, filings, solicitations of consent or instructions, or other communications required by the Trust Agreement, (ii) the costs and expenses of holding and making ordinary collection or payments on the assets of the Trust and of determining and making payments of interest or principal, (iii) the costs and expenses of the Trust's or Trustee's counsel, accountants and other experts for ordinary or routine consultation or advice in connection with the establishment, administration and termination of the Trust, and (iv) any other costs and expenses that are or reasonably should have been expected to be incurred in the ordinary course of administration of the Trust. If and to the extent specified in the applicable Series Supplement, in addition to amounts payable to any Administrative Agent, the Trustee will pay from its compensation certain expenses incurred in connection with its administration of the Deposited Assets, including, without limitation, payment of the fees and disbursements of the Trustee, if applicable, and independent accountants, payment of expenses incurred in connection with distributions and reports to Trust Certificateholders, and payment of any other expenses described in the applicable Prospectus Supplement.

         The Trustee will not take any action, including appearing in, instituting or conducting any action or suit under the Trust Agreement or in relation thereto which is not indemnifiable under the Trust Agreement which, in the Trustee's opinion, would or might cause it to incur costs, expenses or liabilities that are Extraordinary Expenses unless (i) the Trustee is satisfied that it will have adequate security or indemnity in respect of such costs, expenses and liabilities, (ii) the Trustee has been instructed to do so by Trust Certificate holders representing not less than the Required Percentage-Remedies, and (iii) the Trust Certificate holders, pursuant to the instructions given under clause (ii) above, have agreed that such costs, expenses or liabilities will either be (x) paid by the Trustee from the Trust, in the case of a vote of 100% of the aggregate principal amount of Trust Certificates then outstanding, or (y) paid by the Trustee (which payment will be made out of its own funds and not from monies on deposit in the Trust), in which case the Trustee will be entitled to receive, upon demand, reimbursement from those Trust Certificateholders who have agreed to bear the entire amount of such costs, expenses or liabilities on a pro rata basis among such Trust Certificateholders.

Optional Exchange

         The terms and conditions, if any, upon which Trust Certificates of any Series may be exchanged for a pro rata portion of the Deposited Assets of the related Trust will be specified in the related Series Supplement; provided that any such Optional Exchange Right will be exercisable only to the extent that the Depositor provides upon the Trustee's request an opinion of counsel that (i) such exchange would not be inconsistent with continued satisfaction of the applicable requirements under the Investment Company Act of 1940, as amended, and (ii) such exchange would not affect the characterization of the Trust as a "grantor trust" under the Code; and provided further, that no Trust Certificate may be exchanged unless the Trustee has received at least 30 days' but not more than 45 days' notice prior to an Optional Exchange Date (as defined in the Supplement), as more particularly described in the Trust Agreement.

         Any tender of a Trust Certificate by the holder thereof for exchange will be irrevocable. Unless otherwise provided in the applicable Series Supplement, the Optional Exchange Right may be exercised by the holder of a Trust Certificate for less than the aggregate principal amount of such Trust Certificate as long as the aggregate principal amount outstanding after such exchange is a multiple of the minimum denomination of such Trust Certificate and all other exchange requirements set forth in the related Series Supplement are satisfied. Upon such partial exchange, such Trust Certificate will be cancelled and a new Trust Certificate or Trust Certificates for the remaining principal amount of the Trust Certificate will be issued (which, in the case of any Trust Certificate issued in registered form, will be in the name of the holder of such exchanged Trust Certificate).

Voting Rights with Respect to Underlying Securities

         Within five Business Days after receipt of notice of any meeting of, or other occasion for the exercise of Voting Rights or the giving of consents by, owners of any of the Underlying Securities, the Trustee will give notice to the Trust Certificateholders, setting forth (i) such information as is contained in such notice to owners of Underlying Securities, (ii) a statement that the Trust Certificateholders will be entitled, subject to any applicable provision of law and any applicable provisions of such Underlying Securities, to instruct the Trustee as to the exercise of Voting Rights, if any, pertaining to such Underlying Securities and (iii) a statement as to the manner in which instructions may be given to the Trustee to give a discretionary proxy to a person designated in the notice received by the Trustee. The Trustee will give such notice to the Trust Certificateholders of record on the relevant record date.

         Upon the written request of the applicable Trust Certificateholder, received on or before the date established by the Trustee for such purpose, the Trustee will endeavor, insofar as practicable and permitted under any applicable provision of law and any applicable provision of or governing the Underlying Securities, to vote in accordance with any nondiscretionary instruction set forth in such written request. The Trustee will not vote except as specifically authorized and directed in written instructions from the applicable Trust Certificateholder entitled to give such instructions. Notwithstanding the foregoing, if the Trustee determines (based upon advice furnished by nationally recognized independent tax counsel, whether at the request of any Trust Certificateholder or otherwise) that the exercise of voting rights with respect to any Underlying Securities could result in a "sale or other disposition" of such Underlying Securities within the meaning of Section 1001(a) of the Internal Revenue Code of 1986, as amended (the "Code"), the Trustee will exercise such voting rights in a manner that would not result in any such sale or other disposition. The Trustee will have no responsibility to make any such determination.

         By accepting delivery of a Trust Certificate, whether upon original issuance or subsequent transfer, exchange or replacement thereof, and without regard to whether ownership is beneficial or otherwise, the Trust Certificateholder agrees so long as it is an owner of such Trust Certificate that it will not grant any consent (i) to any conversion of the timing of payment of, or the method or rate of accruing, interest on the Underlying Securities underlying the Trust Certificates held by such Trust Certificateholder or (ii) to any redemption or prepayment of the Underlying Securities underlying the Trust Certificates held by such Trust Certificateholder. The Trustee will not grant any consent solicited from the owners of the Underlying Securities underlying the Trust Certificates with respect to the matters set forth under this section, "Description of the Trust Agreement--Voting Rights with Respect to Underlying Securities," nor will it accept or take any action in respect of any consent, proxy or instructions received from any Trust Certificateholder in contravention of the provisions of such Section.

Limitations on Rights of Trust Certificateholders

         No Trust Certificateholder of a given Series will have the right under the Trust Agreement to institute any proceeding with respect thereto unless (i) such Trust Certificateholder previously has given to the Trustee written notice of a continuing breach, (ii) Trust Certificateholders evidencing not less than the Required Percentage- Remedies of the aggregate Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee, (iii) such Trust Certificateholder or Trust Certificateholders have offered the Trustee reasonable indemnity, (iv) the Trustee for 15 days has failed to institute any such proceeding and (v) no direction inconsistent with such written request has been given to the Trustee during such 15 day period by Trust Certificateholders evidencing not less than the Required Percentage-Remedies of the aggregate Voting Rights. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by the Trust Agreement, to make any investigation into the facts of matters arising under the Trust Agreement or stated in any document believed by it to be genuine, unless requested in writing to do so by Trust Certificateholders of the Required Percentage-Direction of Trustee (as defined in the Trust Agreement) or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Trust Certificates covered by the Trust Agreement, unless such Trust Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Modification and Waiver

         Unless otherwise specified in the applicable Prospectus Supplement, the Trust Agreement may be amended from time to time by the Depositor and the Trustee without notice to or the consent of any of the Trust Certificateholders for any of the following purposes: (i) to cure any ambiguity; (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein or in the Prospectus Supplement; (iii) to appoint a change in Trustee for a Series of Trust Certificates subsequent to the Closing Date (as defined in the applicable Supplement) for such Series; (iv) to provide for administration of separate Trusts by more than one trustee; (v) to provide for a successor Trustee with respect to Trust Certificates of one or more Series; (vi) to provide for the issuance of a new Series of Trust Certificates pursuant to a Supplement; (vii) to add or supplement any Credit Support for the benefit of any Trust Certificateholders (provided that if any such addition affects any series or Class of Trust Certificateholders differently than any other Series or Class of Trust Certificateholders, then such addition will not, as evidenced by an opinion of counsel, have a material adverse effect on the interests of any affected Series or Class of Trust Certificateholders; (viii) to add to the covenants, restrictions or obligations of the Depositor, the Administrative Agent, if any, or the Trustee for the benefit of the Trust Certificateholders; (ix) to comply with any requirements imposed by the Code; or (x) to add, change or eliminate any other provisions with respect to matters or questions arising under this Trust Agreement; provided, however, that in the case of any amendment the Rating Agency Condition shall be satisfied with respect to such amendment and that no such amendment shall cause any Trust created hereunder to fail to qualify as a fixed investment trust (or "grantor trust") under the Code.

         Without limiting the generality of the foregoing, unless otherwise specified in the applicable Prospectus Supplement, the Trust Agreement may also be modified or amended from time to time by the Depositor and the Trustee, with the consent of the holders of Trust Certificates evidencing the Required Percentage-Amendment of the aggregate Voting Rights of those Trust Certificates that are materially adversely affected by such modification or amendment for the purpose of adding any provision to or changing in any manner or eliminating any provision of the Trust Agreement or of modifying in any manner the rights of such Trust Certificateholders; provided, however, that if such modification or amendment would materially adversely affect the rating of any Series or Class by each Rating Agency, the Required Percentage specified in the related Series Supplement shall include an additional specified percentage of the Trust Certificates of such Series or Class, and provided further, that no such amendment will (i) reduce in any manner the amount of, or delay the timing of, payments received on Deposited Assets which are required to be distributed on any Trust Certificate without the consent of the holders of such Trust Certificates or (ii) reduce the percentage of aggregate Voting Rights required to take any action specified in the Trust Agreement, without the consent of the holders of all Trust Certificates of such Series or Class then Outstanding.

         Unless otherwise specified in the applicable Prospectus Supplement, holders of Trust Certificates evidencing not less than the Required Percentage to waive the Voting Rights of a given Series may, on behalf of all Trust Certificateholders of that Series, (i) waive, insofar as that Series is concerned, compliance by the Depositor or the Trustee with certain restrictive provisions, if any, of the Trust Agreement before the time for such compliance and (ii) waive any past default under the Trust Agreement with respect to Trust Certificates of that Series, except a default in the failure to distribute amounts received as principal of (and premium, if any) or any interest on any such Trust Certificate and except a default in respect of a covenant or provision the modification or amendment of which would require the consent of the holder of each outstanding Trust Certificate affected thereby.

Reports to Trust Certificateholders; Notices

         Reports to Trust Certificateholders. With each distribution to Trust Certificateholders of a Series, the Trustee will forward or cause to be forwarded to each such Trust Certificateholder, to the Depositor and to such other parties as may be specified in the Trust Agreement, a statement setting forth:

                  (i) the amounts received by the Trustee as of the last such statement in respect of principal, interest and premium on the Underlying Securities and any amounts received by the Trustee with respect to any derivatives transaction entered into by the Trust pursuant to the terms of the Trust Agreement;

                  (ii) any amounts payable by the Trust as of such date pursuant to any derivatives transaction entered into by the Trust pursuant to the terms of the Trust Agreement;

                  (iii) the amount of compensation received by the Administrative Agent, if any, and the Trustee for the period relating to such Distribution Date, and such other customary information as the Administrative Agent, if any, or otherwise the Trustee deems necessary or desirable (or that such Certificateholder reasonably requests in writing) to enable Trust Certificateholders to prepare their tax returns;


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




                  (iv) the amount of the distribution on such Distribution Date to Trust Certificateholders of each Class of such Series allocable to principal of and premium, if any, and interest on the Trust Certificates of each such Class, and the amount of aggregate unpaid interest accrued as of such Distribution Date;

                  (v) in the case of Trust Certificates bearing interest on a floating rate basis, the respective floating rate applicable to such Trust Certificates on such Distribution Date, as calculated in accordance with the method specified in such Trust Certificates and the related Series Supplement;

                  (vi) if the Series Supplement provides for Advances (as defined in the Trust Agreement), the aggregate amount of Advances, if any, included in such distribution, and the aggregate amount of unreimbursed Advances, if any, at the close of business on such Distribution Date;

                  (vii) the aggregate stated principal amount and, if applicable, Notional Amount of the Underlying Securities related to such Series, the current interest rate or rates thereon at the close of business on such Distribution Date and, if such rating has changed since the last Distribution Date, the current rating assigned thereon by the applicable Rating Agency;

                  (viii) the aggregate principal amount (or Notional Amount, if applicable) of each Class of such Series at the close of business on such Distribution Date, separately identifying any reduction in such aggregate principal amount (or Notional Amount) due to the allocation of certain Realized Losses on such Distribution Date or otherwise, as provided in the Trust Agreement;

                  (ix) as to any Series (or Class within such Series) for which Credit Support has been obtained, the amount or notional amount of coverage of each element of Credit Support (and rating, if any, thereof) included therein as of the close of business on such Distribution Date; and

                  (x) any other information appropriate for a Series, as specified in the applicable Prospectus Supplement.

         Within a reasonable period of time after the end of each calendar year, the Trustee will furnish to each person who at any time during the calendar year was a Trust Certificateholder a statement containing the information set forth in subclause (iii) above, aggregated for such calendar year during which such person was a Trust Certificateholder. Such obligation of the Trustee will be deemed to have been satisfied to the extent that substantially comparable information is provided by the Trustee pursuant to any requirements of the Code as are from time to time in effect.

         Notices. Any notice required to be given to a holder of a Registered Trust Certificate will be mailed to the last address of such holder set forth in the applicable Trust Certificate Register. Any notice so mailed within the time period prescribed in the Trust Agreement or Series Supplement shall be conclusively presumed to have been duly given when mailed, whether or not the Trust Certificateholder receives such notice.

Evidence as to Compliance

         The Trust Agreement will provide that commencing on a certain date and on or before a specified date in each year thereafter, a firm of independent public accountants will furnish a statement to the Trustee to the effect that such firm has examined certain documents and records relating to the administration of the Deposited Assets during the related 12-month period (or, in the case of the first such report, the period ending on or before the date specified in the Prospectus Supplement, which date shall not be more than one year after the related Original Issue Date) and that, on the basis of certain agreed upon procedures considered appropriate under the circumstances, such firm is of the opinion that such administration was conducted in compliance with the terms of the Trust Agreement, except for such exceptions as such firm shall believe to be immaterial and such other exceptions and qualifications as shall be set forth in such report.

         The Trust Agreement will also provide for delivery to the Depositor, the Administrative Agent, if any, and the Trustee on behalf of the Trust Certificateholders, on or before a specified date in each year, of an annual statement signed by two officers of the Trustee to the effect that the Trustee has fulfilled its obligations under the Trust Agreement throughout the preceding year with respect to any Series of Trust Certificates.

         Copies of the annual accountants' statement, if any, and the statement of officers of the Trustee may be obtained by Trust Certificateholders without charge upon written request to either the Administrative Agent or the Trustee, as applicable, at the address set forth in the applicable Prospectus Supplement.

Replacement Trust Certificates

         If a mutilated Trust Certificate is surrendered at the corporate trust office or agency of the Trustee in the City and State of New York or the Depositor and the Trustee receive satisfactory evidence that such Trust Certificate has been lost, destroyed or stolen it may be replaced upon payment by the holder of such expenses as may be incurred by the Trustee in connection therewith and the furnishing of such security and indemnity as the Trustee and the Depositor may require to hold each of them and any Paying Agent harmless; provided that neither the Depositor nor the Trustee has received notice that such Trust Certificate was acquired by a bona fide purchaser.

Termination

         The obligations created by the Trust Agreement for each Series of Trust Certificates will terminate upon the payment to Trust Certificateholders of that Series of all amounts held in the related Trust Certificate Account and required to be paid to them pursuant to the Trust Agreement following final payment or other liquidation of any remaining Deposited Assets or Credit Support subject thereto or the disposition of all property acquired upon foreclosure or liquidation of any such Deposited Assets or Credit Support. In no event, however, will any Trust created by the Trust Agreement continue beyond the respective date specified in the applicable Prospectus Supplement, nor will such Trust continue to exist if its existence would result in a violation of the common-law Rule Against Perpetuities. Written notice of termination of the obligations with respect to the related Series of Trust Certificates under the Trust Agreement will be provided as set forth above under "--Reports to Trust Certificateholders; Notices", and the final distribution will be made only upon surrender and cancellation of the Trust Certificates at an office or agency appointed by the Trustee which will be specified in the notice of termination.

         Any such purchase of Deposited Assets or Credit Support and property acquired in respect of Deposited Assets or Credit Support evidenced by a Series of Trust Certificates shall be made at a price approximately equal to the aggregate fair market value of all the assets in the Trust (as determined by the Trustee, the Administrative Agent, if any, and, if different than both such persons, the person entitled to effect such termination), in each case taking into account accrued interest at the applicable interest rate to the first day of the month following such purchase or, to the extent specified in the applicable Prospectus Supplement, a specified price as determined therein. The exercise of such right will effect early retirement of the Trust Certificates of that Series, but the right of the person entitled to effect such termination is subject to the aggregate principal balance of the outstanding Deposited Assets or Credit Support for such Series at the time of purchase being less than the percentage of the aggregate principal balance of the Deposited Assets or the Credit Support at the Cut-off Date (as defined in the Trust Agreement) for the Series specified in the applicable Prospectus Supplement.

Duties of the Trustee

         The Trustee makes no representations as to the validity or sufficiency of the Trust Agreement, the recitals contained therein, the Trust Certificates of any Series or any Deposited Asset or related document and is not accountable for the use or application by the Depositor of any of the Trust Certificates or the Deposited Assets, or the proceeds thereof. The Trustee is required to perform only those duties specifically required under the Trust Agreement with respect to such Series. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the applicable requirements of the Trust Agreement.

The Trustee

         The Trustee for any given Series of Trust Certificates under the Trust Agreement will be named in the applicable Prospectus Supplement. The commercial bank, national banking association or trust company serving as Trustee will be unaffiliated with, but may have banking relationships with or provide financial services to, the Depositor, any Administrative Agent and their affiliates.

                                 CURRENCY RISKS

         An investment in a Trust Certificate having a Specified Currency other than U.S. dollars entails significant risks that are not associated with a similar investment in a U.S. dollar-denominated security. Such risks include, without limitation, the possibility of significant changes in rates of exchange between the U.S. dollar and such Specified Currency and the possibility of the imposition or modification of foreign exchange controls with respect to such Specified Currency. Such risks generally depend on factors over which the Depositor has no control, such as economic and political events and the supply of and demand for the relevant currencies. In recent years, rates of exchange between the U.S. dollar and certain currencies have been highly volatile, and such volatility may be expected in the future. Past fluctuations in any particular exchange rate do not necessarily indicate, however, fluctuations in the rate that may occur during the term of any Trust Certificate. Depreciation of the Specified Currency for a Trust Certificate against the U.S. dollar would decrease the effective yield of such Trust Certificate below its Trust Certificate Rate and, in certain circumstances, could result in a loss to the investor on a U.S. dollar basis.

         Governments have from time to time imposed, and may in the future impose, exchange controls that could affect exchange rates and the availability of a Specified Currency for making distributions in respect of Trust Certificates denominated in such currency. At present, the Depositor has identified the following currencies in which distributions of principal, premium and interest on Trust Certificates may be made: Australian dollars, Canadian dollars, Danish kroner, Italian lire, Japanese yen, New Zealand dollars, U.S. dollars and ECU. However, Trust Certificates distributable in another Specified Currency may be issued at any time, based upon investor demand for Trust Certificates denominated in such currencies. There can be no assurance that exchange controls will not restrict or prohibit distributions of principal, premium or interest in any Specified Currency. Even if there are no actual exchange controls, it is possible that, on a Distribution Date with respect to any particular Trust Certificate, the currency in which amounts then due to be distributed in respect of such Trust Certificate would not be available.

         PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN TRUST CERTIFICATES DENOMINATED IN A CURRENCY OTHER THAN U.S. DOLLARS. SUCH TRUST CERTIFICATES ARE NOT AN APPROPRIATE INVESTMENT FOR PERSONS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

         Any Prospectus Supplement relating to Trust Certificates having a Specified Currency other than U.S. dollars will contain historical exchange rates for such currency against the U.S. dollar, a description of such currency, any exchange controls affecting such currency and any other required information concerning such currency. Such Prospectus Supplement will also discuss risk factors relating to any such Specified Currency.

                         FEDERAL INCOME TAX CONSEQUENCES

         This summary is based on the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), revenue rulings, judicial decisions and existing and proposed Treasury regulations, including final regulations concerning the tax treatment of debt instruments issued with original issue discount (the "OID Regulations"), changes to any of which subsequent to the date of the Prospectus may affect the tax consequences described herein.


         This summary discusses only Trust Certificates held by Trust Certificateholders as capital assets within the meaning of Section 1221 of the Code. It does not discuss all of the tax consequences that may be relevant to a Trust Certificateholder in light of its particular circumstances or to Trust Certificateholders subject to special rules, such as certain financial institutions, insurance companies, dealers or Trust Certificateholders holding the Trust Certificates as part of a hedging transaction or straddle. Further, the tax consequences arising from the ownership of any Series of Trust Certificates with special characteristics will be set forth in the applicable Prospectus Supplement and a legal opinion of tax counsel will be filed with the Commission in connection with each such Series of Trust Certificates. In such opinion, tax counsel will opine as to the tax disclosure regarding the Trust Certificates set forth in this Prospectus and the applicable Prospectus Supplement.

          In all cases, prospective investors are advised to consult their own tax advisors regarding the federal tax consequences to them of holding, owning and disposing of Trust Certificates, including the advisability of making any of the elections described below, as well as any tax consequences arising under the law of any state or other taxing jurisdiction.


         For purposes of this discussion "U.S. Person" means an individual who, for federal income tax purposes, is a citizen or resident of the United States or a corporation, partnership or other entity created or organized in or under the laws of the United States, any state thereof, or an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust. "U.S. Owner" means a Trust Certificateholder that is a U.S. Person and "Non-U.S. Owner" means a Trust Certificateholder that is not a U.S. Person.

Classification of Investment Arrangement

         The arrangement pursuant to which the Trust Certificates will be created and sold and the Underlying Securities will be administered will be treated as a grantor trust under subpart E, part I of subchapter J of the Code. Each Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus of the Underlying Securities in the grantor trust.

U.S. Owners

         In General

         Each Trust Certificateholder will be required to report on its federal income tax return its pro rata share of the entire income from the Underlying Securities, including gross interest income at the interest rate on the Underlying Securities, in accordance with its method of accounting.

         Original Issue Discount

         The Underlying Securities may have originally been sold at a discount below their principal amount. As provided in the Code and the OID Regulations, the excess of the "stated redemption price" (as defined below) of each such Underlying Security over its "issue price" (defined as the initial offering price to the public, excluding bond houses and brokers, at which a substantial amount of such Underlying Securities has been sold) will be original issue discount if such excess equals or exceeds a de minimis amount (i.e., one-quarter of one percent of such Underlying Security's stated redemption price multiplied by the number of complete years to its maturity). An Underlying Security having more than a de minimis amount of original issue discount is referred to herein as an "OID Underlying Security." A U.S. Owner of an Underlying Security with a de minimis amount of original issue discount will include any de minimis original issue discount in income, as capital gain, on a pro rata basis as principal payments are made on the Underlying Security. The "stated redemption price" of an Underlying Security is equal to the sum of all payments on the Underlying Security other than interest based on a fixed rate (or a variable rate, unless an applicable Prospectus Supplement otherwise states) and payable unconditionally at least annually.

         U.S. Owners are required to include original issue discount in income as it accrues, which may be before the receipt of the cash attributable to such income, based on a compounding of interest at a constant rate (using the yield to maturity of the Underlying Security as originally issued). Under these rules, U.S. Owners generally must include in income increasingly greater amounts of original issue discount in successive accrual periods, unless payments that are part of the state redemption price at maturity of an Underlying Security are made before its final maturity. The OID Regulations permit U.S. Owners to use accrual periods of any length up to one year (including daily accrual periods) to compute accruals of original issue discount, provided each scheduled payment of principal or interest occurs either on the first or the last day of an accrual period.

         Acquisition Premium and Market Discount

         In the event that a U.S. Owner purchases an OID Underlying Security at an acquisition premium (i.e., at a price in excess of its "adjusted issue price" but less than its stated redemption price), the amount includible in income in each taxable year as original issue discount is reduced by that portion of the excess properly allocable to such year. The adjusted issue price is defined as the sum of the issue price of the Underlying Security and the aggregate amount of previously accrued original issue discount, less any prior payments of amounts included in its stated redemption price. Unless a U.S. Owner makes the accrual method election described below, acquisition premium is allocated on a pro rata basis to each accrual of original issue discount, so that the U.S. Owner is allowed to reduce each accrual of original issue discount by a constant fraction.

         A U.S. Owner that purchases at a "market discount" (i.e., at a price less than the stated redemption price or, in the case of an OID Underlying Security, the adjusted issue price) will be required (unless such difference is less than a de minimis amount) to treat any principal payments on, or any gain realized upon the disposition or retirement of, the Underlying Security as interest income to the extent of the market discount that accrued while such U.S. Owner held such Underlying Security, unless the U.S. Owner elects to include such market discount in income on a current basis. Market discount is considered to be de minimis if it is less than one-quarter of one percent of such Underlying Security's stated redemption price multiplied by the number of complete years to maturity after the U.S. Owner acquired the Trust Certificate. If an Underlying Security with more than a de minimis amount of market discount is disposed of in a nontaxable transaction (other than a nonrecognition transaction described in Section 1276(d) of the Code), accrued market discount will be includible as ordinary income to the U.S. Owner as if such U.S. Owner had sold the Trust Certificate at its then fair market value. A U.S. Owner that acquired at a market discount and that does not elect to include market discount in income on a current basis also may be required to defer the deduction for a portion of the interest expense on any indebtedness incurred or continued to purchase or carry the Trust Certificate until the deferred income is realized.

         Premium

         Except as noted below, a U.S. Owner that purchases for an amount in excess of the principal amount, or in the case of an OID Underlying Security, the remaining stated redemption price, will be treated as having premium with respect to the Underlying Security in the amount of such excess. A U.S. Owner that purchases an OID Underlying Security at a premium is not required to include in income any original issue discount with respect to such Underlying Security. If such a U.S. Owner makes an election under Section 171(c)(2) of the Code to treat such premium as "amortizable bond premium," the amount of interest that must be included in such U.S. Owner's income for such accrual period (where such Underlying Security is not optionally redeemable prior to its maturity date) will be reduced by the portion of the premium allocable to such period based on the Underlying Security's yield to maturity. If such Underlying Security may be called prior to maturity after the U.S. Owner has acquired it, the U.S. Owner generally may not assume that the call will be exercised and must amortize premium to the maturity date. If the Underlying Security is in fact called, any unamortized premium may be deducted in the year of the call. If a U.S. Owner makes the election under Section 171(c)(2), the election also shall apply to all bonds the interest on which is not excludible from gross income ("Fully Taxable Bonds") held by the U.S. Owner at the beginning of the first taxable year to which the election applies and to all such Fully Taxable Bonds thereafter acquired by it, and is irrevocable without the consent of the IRS. If such an election is not made, such a U.S. Owner must include the full amount of each interest payment in income in accordance with its regular method of accounting and will receive a tax benefit from the premium only in computing its gain or loss upon the sale or other disposition or retirement of the Underlying Security.

         Accrual Method Election

         Under the OID Regulations, a U.S. Owner is permitted to elect to include in gross income its entire return on an Underlying Security (i.e., the excess of all remaining payments to be received on the Underlying Security over the amount paid for the Trust Certificate by such U.S. Owner) based on the compounding of interest at a constant rate. Such an election for an Underlying Security with amortizable bond premium (or market discount) will result in a deemed election for all of the U.S. Owner's debt instruments with amortizable bond premium (or market discount) and may be revoked only with permission of the IRS.

         Disposition or Retirement of Trust Certificates

         Upon the sale, exchange or other disposition of a Trust Certificate, or upon the retirement of a Trust Certificate, a U.S. Owner will recognize gain or loss equal to the difference, if any, between the amount realized upon the disposition or retirement and the U.S. Owner's tax basis in the Trust Certificate. A U.S. Owner's tax basis for determining gain or loss on the disposition or retirement of a Trust Certificate will be the cost of such Trust Certificate to such U.S. Owner, increased by the amount of original issue discount and any market discount includible in such U.S. Owner's gross income with respect to the Underlying Security, and decreased by the amount of any payments under the Underlying Security that are part of its stated redemption price and by the portion of any premium applied to reduce interest payments as described above.

         Gain or loss upon the disposition or retirement of a Trust Certificate will be capital gain or loss, except to the extent the gain represents accrued stated interest, original issue or market discount on the Trust Certificate not previously included in gross income, to which extent such gain or loss would be treated as ordinary income. Any capital gain or loss will be long-term capital gain or loss if at the time of disposition or retirement the Trust Certificate has been held for more than one year.

Non-U.S. Owners

         Interest

         Interest (including original issue discount) on an Underlying Security of a Non-U.S. Owner will be subject to a 30 percent federal income and withholding tax, unless an exemption is established.

         Disposition or Retirement of Trust Certificates

         A Non-U.S. Owner that does not have certain present or former connections with the United States (e.g., holding such Non-U.S. Owner's Trust Certificate in connection with the conduct of a trade or business within the United States or being present in the United States for 183 days or more during a taxable year) generally will not be subject to federal income tax, and no withholding of such tax will be required, with respect to any gain realized upon the disposition or retirement of a Trust Certificate.

Information Reporting and Backup Withholding

         Payments made on the Underlying Securities and proceeds from the sale of the Trust Certificates will not be subject to a "backup" withholding tax of 31 percent unless, in general, the Trust Certificateholder fails to comply with certain reporting procedures and is not an exempt recipient under applicable provisions of the Code.

         THE FEDERAL TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A TRUST CERTIFICATEHOLDER'S PARTICULAR SITUATION. TRUST CERTIFICATEHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF THE TRUST CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER THE TAX LAWS OF THE UNITED STATES, STATES, LOCALITIES, COUNTRIES OTHER THAN THE UNITED STATES AND ANY OTHER TAXING JURISDICTIONS AND THE POSSIBLE EFFECTS OF CHANGES IN SUCH TAX LAWS.


                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on (a) an employee benefit plan (as defined in Section 3(3) of ERISA), (b) a plan described in Section 4975(e)(i) of the Code or (c) any entity whose underlying assets include Plan Assets (as defined below) by reason of a plan's investment in the entity (each, a "Plan").

         In accordance with ERISA's general fiduciary standards, before investing in a Trust Certificate, a Plan fiduciary should determine whether such an investment is permitted under the governing Plan instruments and appropriate for the Plan in view of the Plan's overall investment policy and the composition and diversification of its portfolio. Other provisions of ERISA and the Code prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan ("Parties in Interest" within the meaning of ERISA or "Disqualified Persons" within the meaning of the Code). Thus, a Plan fiduciary considering an investment in Trust Certificates should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code.

         An investment in Trust Certificates by a Plan might result in the assets of the Trust being deemed to constitute Plan Assets, which in turn might mean that certain aspects of such investment, including the operation of the Trust, might be prohibited transactions under ERISA and the Code. Neither ERISA nor the Code defines the term "Plan Assets". Under Section 2510.3-101 of the United States Department of Labor regulations (the "Regulation"), "Plan Assets" may include an interest in the underlying assets of an entity (such as a trust) for certain purposes, including the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an "equity interest" in such entity. Thus, if a Plan acquired a Trust Certificate, for certain purposes under ERISA and the Code (including the prohibited transaction provisions) the Plan would be considered to own its share of the underlying assets of the Trust unless (1) such Trust Certificate is a "publicly-offered security" or (2) equity participation by "benefit plan investors" is not "significant".

         Under the Regulation, a publicly offered security is a security that is
(1) freely transferable, (2) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another at the conclusion of the initial offering and (3) either is (A) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (B) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

         Participation by benefit plan investors in the Trust Certificates would not be significant if immediately after the most recent acquisition of a Trust Certificate, whether or not from the Depositor or Merrill Lynch & Co., less than 25% of (1) the value of such Class of Trust Certificates and (2) the value of any other Class of Trust Certificates that is not a publicly-offered security under the Regulation, were held by benefit plan investors, which are defined as Plans and employee benefit plans not subject to ERISA (for example, governmental plans).

         It is anticipated that certain offerings of Trust Certificates will be structured so that assets of the Trust will not be deemed to constitute Plan Assets. In such cases, the relevant Prospectus Supplement will indicate either that the Trust Certificates will be considered publicly offered securities under the Regulation or that participation by benefit plan investors will not be significant for purposes of the Regulation.

         In other instances, however, the offering of Trust Certificates may not be so structured. Thus, the assets of the Trust may be deemed to be Plan Assets and transactions involving the Depositor, an underwriter, the Trustee, any trustee with respect to Underlying Securities, any obligors with respect to Underlying Securities or affiliates of such obligors might constitute prohibited transactions with respect to a Plan holding a Trust Certificate unless (i) one or more prohibited transaction exemptions ("PTEs") applies or (ii) in the case of an issuer of Underlying Securities, it is not a Disqualified Person or party in interest with respect to such Plan. Plans maintained or contributed to by the Depositor, an underwriter, the Trustee, a trustee with respect to Underlying Securities, any issuer of underlying securities, or any of their affiliates, should not acquire or hold any Trust Certificate.

               If the Trust is deemed to hold Plan Assets, the Underlying Securities would appear to be an indirect loan between the issuer of the Underlying Securities and any Plan owning Trust Certificates; however, such loan, by itself, would not constitute prohibited transaction unless such issuer is a party in interest or Disqualified Person with respect to such Plan.

               If the underwriter with respect to an offering of Trust Certificates is a broker-dealer registered under the Exchange Act, and customarily purchases and sells securities for its own account in the ordinary course of its business as a broker-dealer, sales of Trust Certificates by such underwriter to Plans may be exempt under PTE 75-1 if the following conditions are satisfied: (i) the underwriter is not a fiduciary with respect to the Plan and is party in interest or Disqualified Person solely by reason of Section 3(14)(B) of ERISA or Section 4975(e)(2)(B) of the Code or a relationship to a person described in such Sections, (ii) the transaction is at least as favorable to the Plan as an arms-length transaction with an unrelated party and is not a prohibited transaction within the meaning of Section 503(b) of the Code, and
(iii) the Plan maintains for at least six years such records as are necessary to determine whether the conditions)s of PTE 75-1 have been met.

               The custodial and other services tendered by the Trustee and any trustee with respect to Underlying Securities might be exempt pursuant to
Section 408(b)(2) of ERISA and Section 4975(d)(2) of the Code, which exempt services necessary for the establishment or operation of a Plan under a reasonable contract or arrangement and for which no more than reasonable compensation is paid. An arrangement would not be treated as reasonable unless it can be terminated upon reasonably short notice under the circumstances without penalty. The statutory exemption for services noted above does not provide exemptive relief from prohibited transactions described in Section 406(b) of ERISA or Section 4975(c)(1)(E) or (F) of the Code.

               Other prohibited transaction exemptions could apply to the acquisition and holding of Trust Certificates by Plans, and the operation of the Trust, including, but not limited to: PTE 84-14 (an exemption for certain transaction determined by An independent qualified professional asset manager), PTE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts) or PTE 95-60 (an exemption for certain transactions involving insurance company pooled general accounts).

               The Prospectus Supplement relating to any offering of Trust Certificates that will result in the Trust Assets being deemed to constitute Plan Assets will provide that, by acquiring and holding a Trust Certificate, a Plan shall be deemed to have represented and warranted to the Depositor, Trustee, and underwriter that such acquisition and holding of a Trust Certificate does not involve a non-exempt prohibited transaction with respect to such Plan, including with respect to the activities of the Trust.


         ANY PLAN OR INSURANCE COMPANY INVESTING ASSETS OF ITS GENERAL ACCOUNT PROPOSING TO ACQUIRE TRUST CERTIFICATES SHOULD CONSULT WITH ITS COUNSEL.

                              PLAN OF DISTRIBUTION

         Trust Certificates may be offered in any of three ways: (i) through underwriters or dealers; (ii) directly to one or more purchasers; or (iii) through agents. The applicable Prospectus Supplement will set forth the material terms of the offering of any Series of Trust Certificates, which may include the names of any underwriters, or initial purchasers, the purchase price of such Trust Certificates and the proceeds to the Depositor from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, any securities exchanges on which such Trust Certificates may be listed, and the place and time of delivery of the Trust Certificates to be offered thereby.

         If underwriters are used in the sale, Trust Certificates will be acquired by the underwriters at a fixed price for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Such Trust Certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Such managing underwriters or underwriters in the United States will include Merrill Lynch & Co. The obligations of such underwriters to purchase such Trust Certificates will be subject to certain conditions precedent and the underwriters will be obligated to purchase all such Trust Certificates if any of such Trust Certificates are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

         Trust Certificates may also be sold through agents designated by the Depositor from time to time. Any agent involved in the offer or sale of Trust Certificates will be named, and any commissions payable by the Depositor to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in the applicable Prospectus Supplement, any such agent will act on a best-efforts basis for the period of its appointment.

         If so indicated in the applicable Prospectus Supplement, the Depositor will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase Trust Certificates at the public offering price described in such Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in such Prospectus Supplement. Such contracts will be subject only to those conditions set forth in the applicable Prospectus Supplement and such Prospectus Supplement will set forth the commissions payable for solicitation of such contracts. Any underwriters, dealers or agents participating in the distribution of Trust Certificates may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of Trust Certificates may be deemed to be underwriting discounts and commissions under the Securities Act. Agents and underwriters may be entitled under agreements entered into with the Depositor to indemnification by the Depositor against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters or their affiliates may be required to make in respect thereof. Agents and underwriters and their affiliates may be customers of, engage in transactions with, or perform services for, the Depositor or its affiliates in the ordinary course of business.

         Only Trust Certificates rated in one of the investment grade rating categories by a Rating Agency will be offered hereby. Affiliates of the underwriters may act as agents or underwriters in connection with the sale of the Trust Certificates. Any affiliate of the underwriters so acting will be named, and its affiliation with the underwriters described, in the applicable Prospectus Supplement. The underwriters or their affiliates may act as principals or agents in connection with market-making transactions relating to the Trust Certificates. The original Prospectus Supplement related to the Trust Certificates for which a market is being made will be delivered with respect to the Trust Certificates for use by such underwriters or affiliates in connection with offers and sales related to market-making transactions in the Trust Certificates.

         The Depositor is an affiliate of Merrill Lynch & Co.

                                  LEGAL MATTERS

         The validity of the Trust Certificates will be passed upon for the Depositor and the underwriters by Shearman & Sterling, New York, New York or other counsel identified in the applicable Prospectus Supplement.

                             INDEX OF DEFINED TERMS

                                                                           Page
Act........................................................................S-10
Administration Agreements....................................................34
Administrative Agent..........................................................1
Allocation Ratio.............................................................22
Base Rate....................................................................17
Beneficial Owner...........................................................S-28
Business Day.................................................................16
Calculation Agent............................................................17
Calculation Date.............................................................18
Call Price...................................................................23
Callable Series..............................................................23
CD Rate......................................................................18
CD Rate Trust Certificate....................................................17
Cede.....................................................................S-2, 1
Change in 1940 Act Law.....................................................S-28
Class.........................................................................1
Clearing Agency........................................................S-17, 24
clearing corporation.........................................................24
Closing Date................................................................S-1
Code................................................................S-34, 5, 37
Commercial Paper Rate........................................................19
Commercial Paper Rate Trust Certificate......................................19
Commission...........................................................S-10, 1, 2
Composite Quotations.........................................................17
Concentrated Underlying Securities............................................1
Credit Support................................................................1
Cut-off Date.................................................................32
Debt Securities.............................................................S-9
Declaration.................................................................S-7
Declaration Event of Default...............................................S-24
Definitive Trust Certificate.................................................24
Depositary...............................................................S-2, 1
Deposited Assets..........................................................1, 25
Depositor................................................................S-1, 1
Direct Action..............................................................S-13
Direct Participants........................................................S-32
Disqualified Persons.................................................. S-37, 46
Dissolution Tax Opinion....................................................S-27
Distribution Date ..........................................................S-1
DTC.........................................................................S-2
Eligible Investments.......................................................S-19
ERISA.......................................................................S-6
Event of Default  .........................................................S-20
Exchangeable Series..........................................................22

                                                                           Page

Exchange Act      ....................................................S-8, 1, 2
Extension Period...........................................................S-15
Extraordinary Expenses.......................................................36
Federal Funds Rate...........................................................19
Federal Funds Rate Trust Certificate.........................................17
Final Scheduled Distribution Date.......................................S-1,  2
Fixed Rate Trust Certificates................................................16
Floating Rate Trust Certificates.............................................17
Floating Trust Certificate Rate..............................................14
Foreign Trust Certificateholder............................................S-36
Fully Taxable Bonds........................................................S-36
Global Security   ............................................................1
Government Securities.........................................................1
grantor trust................................................................11
Guarantee...................................................................S-8
Guarantee Payments.........................................................S-29
Guarantee Trustee..........................................................S-14
H.15(519)....................................................................17
Indenture...............................................................S-8, 16
Indenture Event of Default.................................................S-24
Indenture Trustee...........................................................S-8
Index Maturity...............................................................17
Indirect Participants......................................................S-32
Institutional Trustee......................................................S-15
Interest Reset Date..........................................................18
Interest Reset Period........................................................18
Junior Subordinated Debt Securities.........................................S-7
Letter of Credit.............................................................30
Letter of Credit Bank........................................................30
LIBOR........................................................................20
LIBOR Reuters................................................................20
LIBOR Telerate...............................................................20
LIBOR Trust Certificate......................................................17
Maximum Trust Certificate Rate...............................................17
Merrill Lynch & Co........................................................... 1
Minimum Trust Certificate Rate...............................................17
Money Market Yield...........................................................19
Moody's.....................................................................S-1
NASD.......................................................................S-32
1940 Act...................................................................S-28
No Recognition Opinion.....................................................S-28
Notional Amount..............................................................16
NYSE.....................................................................S-1, 1
Optional Exchange Right......................................................22
Original Issue Date..........................................................14
Participants................................................................S-2
Parties in Interest....................................................S-39, 45

                                                                           Page

Plan............................................................... S-56, 5, 45
Plan Assets..................................................................45
Preferred Securities........................................................S-7
Prime Rate...................................................................21
Prime Rate Trust Certificate.................................................17
Prospectus Supplement.........................................................1
PTEs........................................................................ 46
Put Date.....................................................................23
Put Option...................................................................23
Puttable Underlying Securities...............................................23
Purchase Price...............................................................40
Rating Agencies.............................................................S-5
Rating Agency...............................................................S-5
Realized Losses..............................................................22
Record Date..................................................................16
Reference Banks..............................................................20
Registration Statement..................................................S-10, 2
Regular Trustees...........................................................S-25
Regulation...................................................................45
Related Proceeds.............................................................33
Required Percentage..........................................................35
Required Percentage-Amendment..............................................S-21
Required Percentage-Remedies...............................................S-21
Reserve Account..............................................................30
Retained Interest............................................................12
Reuters Screen LIBO Page.....................................................20
Reuters Screen NYMF Page.....................................................20
Risk Factors-Derivatives.....................................................25
S&P.........................................................................S-1
Secured Underlying Securities................................................28
Securities Act................................................................2
Senior Underlying Securities.................................................28
Series........................................................................1
Series Supplement...........................................................S-1
Special Event..............................................................S-28
Specified Currency..........................................................S-4
Sponsers....................................................................S-7
Spread.......................................................................17
Spread Multiplier............................................................17
Standard Terms...........................................................S-1, 1
Strip Trust Certificates.....................................................15
Subordinated Underlying Securities...........................................28
Successor Securities.......................................................S-26
Surety.......................................................................30
Surety Bond..................................................................30
Tax Event..................................................................S-28

                                                                          Page
Telerate Page 3750..........................................................20
TOPrS(sm)...................................................................29
Treasury Rate...............................................................21
Treasury Rate Trust Certificate.............................................17
Trust...................................................................S-1, 1
Trust Agreement.........................................................S-1, 1
Trust Certificate Account...................................................31
Trust Certificate Rate......................................................14
Trust Certificateholders................................................S-1, 1
Trust Certificates...................................................S-1,1, 13
Trust Indenture Act...................................................S-14, 27
Trust Securities...........................................................S-7
Trustee.................................................................S-1, 1
Trustee Fee............................................................S-3, 12
U.S. dollars, US$, dollar or $...............................................3
Underlying Securities...................................................S-3, 1
Underlying Securities Guarantor............................................S-1
Underlying Securities Issuer........................................S-1, 1, 25
Underlying Securities Rate..................................................29
Underlying Securities Prospectus...........................................S-7
Underlying Securities Trustee..........................................S-9, 27
Underwriting Agreement....................................................S-38
Voting Rights...............................................................35

     No dealer, sales person or other person has been authorized to give any information or make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Depositor or Merrill Lynch & Co. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the Trust Certificates offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus nor any sale hereunder shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Depositor since such date.

                               ------------------

                                TABLE OF CONTENTS
                                                                          Page
                              PROSPECTUS SUPPLEMENT
PROSPECTUS SUPPLEMENT SUMMARY..............................................S-3
RISK FACTORS..............................................................S-12
THE TRUST.................................................................S-16
DESCRIPTION OF THE TRUST CERTIFICATES.....................................S-17
THE DEPOSITOR.............................................................S-19
DESCRIPTION OF THE TRUST AGREEMENT........................................S-19
DESCRIPTION OF THE UNDERLYING SECURITIES..................................S-22
FEDERAL INCOME TAX CONSEQUENCES...........................................S-34
ERISA CONSIDERATIONS......................................................S-37
UNDERWRITING..............................................................S-38
VALIDITY OF THE TRUST CERTIFICATES........................................S-38
RATINGS...................................................................S-38

                                   PROSPECTUS
PROSPECTUS SUPPLEMENT........................................................2
AVAILABLE INFORMATION........................................................2
INCORPORATION OF CERTAIN DOCUMENTS
  BY REFERENCE...............................................................2
REPORTS TO TRUST CERTIFICATEHOLDERS..........................................3
PROSPECTUS SUMMARY...........................................................4
RISK FACTORS.................................................................7
THE DEPOSITOR...............................................................12
USE OF PROCEEDS.............................................................12
FORMATION OF THE TRUST......................................................12
MATURITY AND YIELD CONSIDERATIONS...........................................12
DESCRIPTION OF THE TRUST CERTIFICATES.......................................13
DESCRIPTION OF DEPOSITED ASSETS.............................................25
DESCRIPTION OF THE TRUST AGREEMENT..........................................31
CURRENCY RISKS..............................................................41
FEDERAL INCOME TAX CONSEQUENCES.............................................43
ERISA CONSIDERATIONS........................................................45
PLAN OF DISTRIBUTION........................................................47
LEGAL MATTERS...............................................................48
INDEX OF DEFINED TERMS.....................................................I-1


     Until April 19, 1998 (25 days after the date of this Prospectus), all dealers effecting transactions in the offered Trust Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and the Prospectus to which it relates. This requirement is in addition to the obli2,500,000 of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriters and with TrustcCertificates to their unsold allotments or subscriptions. ($10 Stated Amount)





                                      S-40